As filed with the Securities and Exchange Commission on JANUARY 3, 2014
FILE NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIMI AGRO CLEANTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	700	26-4684680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kibbutz Alonim,

PO Box 117

Hutzot Alonim 30049

Israel

972-72-211-6144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ami Sivan

Chief Executive Officer

Pimi Agro Cleantech, Inc.

c/o Foley Shechter LLP

244 Fifth Avenue, Suite 2591

New York, New York 10001

(917) 688-4099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Foley Shechter LLP	Becker & Poliakoff LLP
244 Fifth Avenue, Suite 2591	45 Broadway, 8th Floor
New York, New York 10001	New York, NY 10006
Attn: Jonathan R. Shechter, Esq.	Attn.:Brian C. Daughney, Esq.
Telephone: (917) 688-4099	Telephone: (212) 599-3322
Facsimile: (917) 688-4092	Facsimile: (212) 557-0295

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Units, each consisting of 1 share(s) of Common Stock, $0.01 and 1 Common Stock Warrant(s)
Shares of Common Stock included as part of the units
Common Stock Class A Warrants included as part of the units
Shares of Common Stock acquirable upon exercise of the Common Stock Warrants
Shares of Common Stock acquirable
TOTAL	$5,000,000	$644.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion	Dated JANUARY 3, 2014

Pimi Agro Cleantech, Inc.

$2,000,000 minimum - $5,000,000 maximum

$[●] per Unit

Each Unit Consisting of 1 Share(s) of Common Stock

and 1 Common Stock Class A Warrant(s)

We are offering up to 4,000,000 units, each unit consisting of 1 share(s) of common stock, $0.01 par value (a “Share”) and 1 common stock Class A warrant(s) (a “Warrant”) at a public offering price of $[●] per unit (a “Unit”).  The Warrants will become exercisable and separately transferable from the Shares commencing [●] calendar days after the date of this prospectus.  At any time until 5 years following the date of this prospectus, each Warrant entitles the holder to purchase [●] Share(s) at an exercise price of $[●], subject to adjustment. The offering will be conducted on a “best efforts all or none” basis as to a minimum of $2,000,000 of gross proceeds and on a “best efforts” basis thereafter up to a maximum of $5,000,000 of gross proceeds. All proceeds shall be held in a non interest bearing escrow account at US Bank pending acceptance of subscriptions for the minimum amount. Unless and until the minimum amount is subscribed and accepted on or before [30 days from the date of this Prospectus](the “Initial Offering Period’), all subscriptions will be returned to investors without interest of deduction. Assuming the minimum amount is subscribed and accepted on or before the expiration of the Initial Termination Period, then the offering will continue until the earlier of completion of the sale of the Maximum Amount or a date which is 90 days from the date of this Prospectus.

Our common stock is currently listed on the Over-the-Counter Bulletin Board under the symbol “PIMZ”.  As of December 16, 2013 the last reported sale price of our common stock was $1.25 per share on the Over-the-Counter Bulletin Board; however, to date there has not been any trading in our securities and therefore the reported price may not be an accurate indication of the trading value of our common stock. There is no market for the Warrants prior to this offering once we are not expecting any market to develop. We are not seeking to list the Warrant on any exchanges or on the OTC Bulletin Board.

We have retained Sandlapper Securities, LLC (the “Placement Agent”) to act as our exclusive Placement Agent in connection with this offering until the expiration date of the offering.  As of the date of this Prospectus, we have entered into a Placement Agency Agreement with the Placement Agent, relating to the units offered by this prospectus.  The Placement Agent is not purchasing or selling any of our units pursuant to this prospectus and has not guaranteed the sale of any units but will use its reasonable commercial best efforts to sell the units being offered.  Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and confirmations and definitive prospectuses will be delivered, or otherwise made available, to all purchasers who agree to purchase units, informing the purchasers of the closing date as to such units.  We have agreed to pay the Placement Agent a placement agent fee equal to 7% of the aggregate gross proceeds to us from the sale of the units and such number of warrants to purchase shares of our common stock equal to 10% of the aggregate number of shares of common stock sold in the offering.  See “Plan of Distribution” for more information regarding this arrangement.

Investing in our common stock involves a high degree of risk.  You should read this entire prospectus carefully, including the section entitled “Risk Factors.”

	Per Unit	Total

Public offering price	$	$
Placement Agent’s fees (1)	$	$
Proceeds to us, before expenses (2)	$	$

(1) For the purpose of estimating the placement agent’s fees, we have assumed that they will receive their maximum commission on all sales made in the offering. We have agreed to reimburse the Placement Agent’s expenses in an amount not to exceed 3.0% of the aggregate gross proceeds raised in the offering.

(2) We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $[●]. We must sell a minimum of 1,600,000 units ($2,000,000 of gross proceeds) prior to release of funds from escrow. The actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering set forth above. Once the offering price has been determined, the common stock offering price and warrant exercise price will remain fixed for the duration of the offering.  See “Plan of Distribution” for more information on this offering and the placement agent arrangements.

This offering will terminate on [●], 2014, unless the minimum is subscribed and accepted prior to such date, in which event the offering period will be extended to a date which is the earlier of sale of the Maximum Amount or 90 days from the date of this prospectus or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you.  The initial closing will be held within three (3) business days following receipt into escrow of the Minimum Amount; subsequent closings for subscriptions of at least $1,000,000 of gross proceeds (except for the final closing which may be for an amount of less than $1,000,000) may be held during the offering period from time to time. Proceeds from the offering will be held during the Offering at US Bank, in a non interest bearing expense account. Delivery of the shares and warrants comprising the units offered and sold pursuant to this prospectus will be made to the purchasers promptly following each closing. No separate unit certificates will be delivered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Sandlapper Securities, LLC

The date of this prospectus is    , 2014

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering.  Neither we nor Sandlapper Securities LLC has authorized any other person to provide you with additional or different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor Sandlapper Securities LLC is making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

Some of the industry and market data contained in this prospectus are based on independent industry publications or other publicly available information, while other information is based on our internal sources.  Although we believe that each source is reliable as of its respective date, the information contained in such sources has not been independently verified, and neither we, nor Sandlapper Securities LLC can assure you as to the accuracy or completeness of this information.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before buying shares of our common stock.  You should read the entire prospectus carefully, especially the “Risk Factors” section, our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.  Unless the context provides otherwise, all references to “Pimi,” “we,” “us,” “our,” or similar terms, refer to Pimi Agro Cleantech, Inc. and its wholly owned subsidiary.

In this prospectus all references to “$” or “dollars” mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars.  All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

The Company

Pimi develops environmentally friendly solutions for extending storability and shelf life of fruits and vegetables. The Company, through its Israeli operating subsidiary, Pimi Agro CleanTech, Ltd, (“Pimi Israel”), owns a patented technology for the treatment of pre- and post-harvest fruits and vegetables. Pimi utilizes environmentally friendly products that are based on a unique formulation of environmentally friendly Stabilized Hydrogen Peroxide (STHP). STHP products, which decompose into oxygen and water and leave no residue, provide a cost-effective, safer and healthier solution for consumers who want to reduce the residue of chemicals in fruits and vegetables consumed. Pimi’s main product (FreshProtect) has been recently registered and approved for sale and use by the United States Environmental Protection Agency (EPA) and the California Department of Pesticide Regulation (CDPR), and we have already commenced commercial sales of this product in the citrus season which began in October 2013. As of the date of this registration statement, the Company has sold FreshProtect and CitruWash (another of the Company’s products, utilized together with FreshProtect for a comprehensive treatment) to Decco Ltd., a leading US post-harvest services company, in the aggregated amount of approximately $100,000. Simultaneously the Company is in negotiations with other post-harvest services companies for conducting efficacy proof tests, successful results of which will lead, as the Company believes, to an increase in sales of FreshProtect and CitruWash.

Pimi’s environmentally friendly solutions for extending storability and shelf life of fruits and vegetables apply to both the harvest and the distribution of fruits and vegetables. Currently, Pimi is developing cleansers and sanitizers for the treatment of fruits and vegetables on packing line, as well as sprout and disease control products for use when storing fruits and vegetables.

Within the fruit and vegetable area, Pimi’s current primary focus is on developing products for the treatment of citrus fruits and sweet potatoes. In addition, Pimi is also developing a device for preventing decay during the shipment and transport of fruits and vegetables.

Leadership

Ami Sivan (Chief Executive Officer)

Mr. Ami Sivan, who joined the Company in May 2012, is Pimi’s Chief Executive Officer. In 2011, Mr. Sivan founded AMC Israel Farming, a Spanish agriculture and marketing company, which is a member of AMC. Between 1984-2011, Mr. Sivan was employed by Mehadrin Group Israel (“Mehadrin”). Between 2001-2006, he served as the CEO of Mehadrin Tnuport Export (a subsidiary of Mehadrin). During 2000-2001, Mr. Sivan served as the CEO of Pri-or Ltd., an agricultural arm of Mehadrin. Mr. Sivan is a former pilot in the Israeli Air Force and an agronomist

Alon Carmel (Chairman of the Board of Directors)

Mr. Alon Carmel has been the Chairman of Pimi’s Board of Directors since September 2008 In 1998, Mr. Carmel co-founded Spark Networks (AMEX:LOV), which created and runs several successful websites, such as JDate.com, Cupid.co.il and AmericanSingles.com. After leaving Spark Networks in 2005, Mr. Carmel invested in a wide range of early stage internet-related start-ups..  Between 1983-1991, Mr. Carmel enjoyed a successful career in real estate. Mr. Carmel is a member of the Boards of Spateva LTD, InterLogic LTD, Pipl Search LTD, My League LTD, Alefo Interactive LTD., Audiogate Technologies LTD, Clicknlink.com Inc., Jlove LLC and Rodeo Consulting LLC. Mr. Carmel is a graduate of The Technion- Israel Institute of Technology, where he pursed his engineering degree.

Avi Lifshitz (Chief Financial Officer)

Mr. Avi Lifshitz, a certified public accountant in Israel, is our Chief Financial Officer. Mr. Lifshitz has more than 25 years of experience in accounting, finance and business management. In 1990, Mr. Lifshitz established Meiri-Lifshitz Accounting firm of which he is a partner since. Moreover, for the past 19 years, Mr. Lifshitz has been serving as the CFO of Jordan Valley Semiconductors Ltd - a company that prepares its financial statements in accordance with U.S. GAAP. Mr. Lifshitz is also the Secretary of Jordan Valley Semiconductors UK Ltd, Jordan Valley Semi Conductors Gmbh (Germany) Ltd and Jordan Valley Semiconductors Taiwan Ltd. Furthermore, Mr. Lifshitz is a director in Bede Scientific Inc. (US), Efrat Consultants Ltd (ISR) and Ed-Wise Ltd (ISR). Mr. Lifshitz taught at the Technion - Israel Institute of Technology, where he won an award for excellence in 1998. Mr. Lifshitz holds a B.A. degree in Economics and Accounting from Haifa University

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Nimrod Ben-Yehuda (Chief Technology Officer and Director)

Mr. Nimrod Ben-Yehuda has been Pimi’s Chief Technology Officer since 2003. He is also a member of Pimi’s Board of directors. He is the Co-Founder of Pimi and the inventor of the Company’s products. As a leading entrepreneur in the field of environmentally friendly solutions using STHP, Mr. Ben-Yehuda is responsible for developing the Company’s technology. Between 1993-2003, Mr. Ben-Yehuda served as a joint CEO and CTO of Swissteril Water Purifications Ltd, which developed a protocol for purification of water. Between 1989-2003, he served as the CEO of Nir Ecology Ltd, which develops ecological solutions for food industries, hospitals and veterinarians. Between 1986-1989, Mr. Ben-Yehuda served as the Joint CEO of NitroJet Ltd.

Doron Shorrer (Director)

Mr. Doron Shorrer, a certified public accountant, is a member of Pimi’s Board of Directors. Since 1998, Mr. Shorrer has been the Chairman and CEO of Shorrer International Ltd – an investment company providing financial consulting. Additionally, since 2008, Mr. Shorrer has been a member of the Boards of Bank Massad Ltd, Ofek Cooperative for Capital Management Ltd, and Omer Insurance Company. Between 2005-2007, Mr. Shorrer served as a Chairman of Lito Group (industrial). Between 2003-2006, Mr. Shorrer was the Chairman of Pluristem Life System, Inc. (a bio-technology company traded on NASDAQ) of which he is still a member. Between 2004-2005, Mr. Shorrer served as the Deputy Chairman of Milomor (construction), and between 2002-2004 Mr. Shorrer served as the Chairman of the Israeli Phoenix Insurance Company. Mr. Shorrer holds a BA degree in Economics and Accounting and an MA degree in Business Administration from the Hebrew University of Jerusalem.

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The Offering

Units:

Units offered
Minimum amount 1,600,000 Units, at $[●] per Unit

Maximum Amount 4,000,000 Units, at $[●] per Unit

Each Unit consists of 1 share(s) of common stock, $0.01 par value (a “Share”), and 1 common stock warrant(s) (a “Warrant”).

Common Stock:

Common stock offered	Minimum amount of 1,600,000 Shares
Maximum amount of 4,000,000 Shares

Common stock outstanding before the offering (1)	9,336,487 Shares

Common stock outstanding after the offering (2)	Minimum amount of 10,936,487 Shares
Maximum amount of 13,336,487 Shares

Quoting	Our common stock is currently listed on the Over-the-Counter Bulletin Board under the symbol “PIMZ”.

Class A Warrants:

Exercisability	Each Warrant is exercisable for 1 share(s) of common stock.

Exercise Price	$[●]

Exercise Period	The Warrants become exercisable [●] days from the date of this prospectus.

The Warrants will expire at [●] p.m., [●] time, on [●].

Use of Proceeds:	The net proceeds from the sale of the common stock in this offering are estimated to be approximately $[●] after deducting Sandlapper Securities, LLC commissions and fees and estimated offering expenses. We intend to use the net proceeds from this offering to fund working capital needs and other general corporate purposes and to retire certain accounts payable, accrued expenses and other short-term liabilities. See “Use of Proceeds” at page 17

Risk Factors:	Investing in our common stock involves risks that are described in the “Risk Factors” section of this prospectus.

(1)	Based on the number of shares outstanding as of November 15, 2013. Does not include the following currently exercisable or convertible outstanding securities: 226,042 shares of common stock issuable upon exercise of currently exercisable options with exercise price ranging from $0.72 to $1.00 per share to purchase our common stock under our 2009 Employees Incentive Plan; 1,215,150 shares issuable upon exercise of currently exercisable warrants to purchase our common stock with exercise price ranging from $0.01 to $1.00 per share and 93,900 shares issuable upon exercise of currently exercisable convertible notes.

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(2)	Based on the number of shares outstanding as of December 15, 2013, plus minimum amount of 1,600,000 Shares or maximum amount of 4,000,000 Shares, as the case may be, offered as part of the Units under this prospectus. Does not include the following currently exercisable or convertible outstanding securities: 226,042 shares of common stock issuable upon exercise of currently exercisable options with exercise price ranging from $0.72 to $1.00 per share to purchase our common stock under our 2009 Employees Incentive Plan; 1,215,150 shares issuable upon exercise of currently exercisable warrants with exercise price ranging from $0.01 to $1.00 per share to purchase our common stock and 93,900 shares issuable upon exercise of currently exercisable convertible notes. Also excludes 4,000,000 shares of common stock issuable upon exercise of the Warrants offered as part of the Units under this prospectus and 400,000 warrants to be allocated to Sandlapper Securities, LLC as part of their fee. See “Plan of Distribution” for more information regarding this arrangement.
(3)	There is no active trading market for our securities.

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors described below together with all of the other information contained in this prospectus, including our consolidated financial statements and the notes thereto, before deciding whether to invest in shares of our common stock.  Each of these risks could have a material adverse effect on our business, operating results, financial condition and/or growth prospects.  As a result, the trading price of our common stock could decline and you might lose all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements".  Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below.  We caution the reader that important factors in some cases have affected, and in the future could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Risks Related to Our Business and Industry

Our independent auditors have expressed substantial doubt about our ability to continue our activities as a going concern, which may hinder our ability to obtain future financing.

Since we have been focused in developing our propriety technology for availability of commercialization, we have suffered recurring losses from operations and expect to continue incurring losses in the foreseeable future. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and to serve our debts and preferred stock dividends, in their report on the annual financial statements for the years ended December 31, 2012, and 2011 our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the status of the company, liquidity and management plans.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a substantial dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If the Company should fail to continue as a going concern, you may lose the value of your investment in the Company.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our research and development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company. In either of the aforementioned situations, the Company may not be able to fully implement its growth plans.

As of December 1, 2013, we have cash in the sum of $77,438, and unused credi lines in the sum of $17,094. Our shortage in available cash flow led us to a delay in dividend payments on our convertible preferred stock and payments for certain service providers; these payments will be delayed until additional funds are secured. Our executive officers have also agreed to a postponement of salary payments aggregating approximately $13,500 per month. Payments to our executive officers have been postponed since September 2012. Starting May 1, 2013 our executive officers and employees have agreed to a postponement of salary payments aggregating approximately $25,000 per month. Currently our net burn rate is approximately $25,000 per month. As of December 1, 2013, we owe our executive officers the sum of $240,494. We expect to use a portion of the proceeds from this offering to pay these outstanding amounts. See “Use of Proceeds”. Thus, we need immediate additional investments.

If we are unable to obtain such additional capital as discussed above, we will be required to stop our operations, and will resume our activities, only after capital is raised.

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We may face significant competition from other companies looking to develop or acquire new alternative environment-friendly solutions for the treatment of fruits and vegetables.

We expect to face significant competition in every aspect of our business, and particularly from other companies that seek to enter our market. As regulators are pushing to move away from current residue chemical solutions, such as Chlorpropham or CIPC (“CIPC”), existing suppliers of these solutions are anxiously looking to develop or acquire new alternative environment-friendly solutions that can sustain their market share and revenue streams, or to enable the continuance of CIPC at current levels in new ways of treatment. Additionally, as market opportunity becomes eminent, competitors and new players will most likely attempt to develop similar or comparable solutions. Although Pimi believes its technology is unique, and will provide it with a significant competitive barrier, it is nevertheless possible that superior or more cost-effective alternative technology will emerge that will achieve greater market acceptance and render Pimi’s products less competitive. Furthermore, existing vendors can cooperate to combat new players by reducing market prices and margins or other competitive initiatives. The future success of Pimi will therefore depend, to a large extent, upon the company’s ability to achieve market acceptance of its innovative solutions as well as develop and introduce new products and enhancements to existing products. No assurance can be given that the Company will be able to compete in such a market place.

We have incurred significant losses to date and expect to continue to incur losses.

During the year ended December 31, 2012, we incurred net losses in the sum of $695,742. Our net loss during the nine months ended September 30, 2013, was $390,553. Since we have started our operation in 2004 and until September 30, 2013 we incurred accumulated losses in the sum of $5,397,970. We expect to continue to incur losses for the fiscal year ended December 31, 2013 and for the foreseeable future. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

We are dependent upon our Executives for the operating of the Company.

The Company is dependent upon the services of its management, namely, Mr. Ami Sivan, and Mr. Nimrod Ben Yehuda, to determine and implement the strategy of the Company. Furthermore, the Company is dependent upon its management to oversee the operations of Pimi and its operating subsidiary Pimi Agro CleanTech Ltd. (“Pimi Israel”). Thus, there can be no assurance that our management’s experience will be sufficient to successfully achieve the business objectives of the Company. All decisions regarding the management of the Company’s affairs will be made exclusively by the officers and directors of the Company. In the event these persons are ineffective, the Company’s business and results of operation would likely be adversely affected.

Our success is dependent upon our ability to achieve regulatory approvals in the U.S. and abroad.

A critical key to our success and ability to expand our business is our ability to obtain regulatory approvals in United States and in other countries for the use of our products. The regulatory approvals of some of our products are dependent, on trials to show the efficacy or the non-toxicity of our products, and are time and cost consuming. Such registration filling might take longer period than expected, and it might delay obtaining such regulatory approvals, or might cause delay in starting operations on a large scale in these countries and other jurisdictions. We currently have EPA registration for our SpuDefender™ and FreshProtect™ products. We have postponed our efforts to obtain regulatory approvals for EU states.

Our success is dependent upon our ability to achieve market acceptance.

In order to achieve high volume sales, and attain a leading market share and become the new standard of treatment, the Company’s products must not only be approved by the regulators, but also endorsed by the major packers and storage providers, retailer of fruits and vegetables as well as environment organizations. Pimi is aware of this key factor and is focusing on conducting large scale trials with major fruits and vegetables packers and retail suppliers of fresh consumed goods in several countries, in order to show the efficacy of the products and our technology and to receive these recognition of the packers and retailers, but no assurances can be made that we will succeed in such endeavor and how long it will take until we shall receive market recognition. Accordingly, as of the date hereof, the Company has scheduled proof of efficacy trials with Pace, another worldwide leading post-harvest services provider.

Our products and technology are still in development stage and require additional trials and development.

Our products and technology have been tested in numerous trials, in the U.S and in Israel on vegetables and fruits varieties which are grown in hot climate, as well as storage rooms with refrigeration, and also on certain type of processes which are used in these countries. We still need to present efficacy in other climates and other countries with different types of processes than those we have presented performance with our products.

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We rely on our Technologies to successfully develop and market new and existing products.

Our product has been tested in multiple commercial and small scale tests. Some of our products are still under evaluation in Beta sites trails in the US with leading vegetables and fruits packers and suppliers. It is possible that the results from these large scale tests may show lower efficacy than tests conducted previously, and may require some product improvements as well as possible changes in the application and usage protocol. These factors may significantly delay our products' introduction to market. Likewise, we cannot be sure these products will be commercially viable, and have no assurances that we will be able to expand upon our current product offerings or that any such expansion will result in revenues to the company.

We rely on rapidly establishing global distributorship network in order to effectively market our products.

The company, through its wholly owned subsidiary, Pimi Israel, has developed initial partnerships with local partners. In order to expand sales and marketing globally, and capture leading market share before any potential reaction from the competitors, the Company will need to rapidly expand geographically and establish a global distribution network. This is likely to put pressure on management, financial and operational resources of the Company. In order to mitigate this factor, once Pimi establishes a significant presence in the market, it will proceed to establish strategic partnerships with some of the leading players in the market, however, there are no assurances that we will succeed in establishing such partnerships, which may harm the marketing of our products and the development of our business.

Our inability to attain and protect our intellectual property rights could reduce the value of our products, services and brand.

Patents and pending patents, trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our future intellectual property could make it more expensive to do business and harm our operating results.

Our success is dependent upon the acceptance of environment-friendly solutions for fruits and vegetables.

Our future is dependent upon the acceptance of environment-friendly, non-residue treatment solutions for fruits and vegetables. Although we believe this appears to be the direction the market is going in the coming years, these trends as well as the future size of this market, and other potential markets for the Company’s products, depend upon a number of factors, many of which are beyond the control of the Company. For example, failure to convince retailers, to bear additional cost for residue free fruit and vegetables and a failure to convince the consumers to purchase residue free fruits and vegetables for higher prices, could have adverse effects on Pimi’s business, financial condition, operating results and cash flow going forward.

Our business and operations may be affected by climate change conditions, which could materially harm our financial results

Our business may be affected from changes in climate conditions as such events would affect the crops and their storability (e.g. potatoes) in those cases where there is unusually warm, dry, humid or cold weather before cropping.

In such instances, we may suffer a decrease in revenues as a result of a smaller storage volume of rooms or shorter storage period. While as of December 31, 2012 climate change events did not influence us materially, we anticipate that once we will increase our operations, and certain territories will experience significant climate change, such as above-common rains, heat waves, dry air conditions, and unusually cold or prolonged cold weather conditions, such events may materially impact our financial results.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in the section Risk Factors, and the following factors may affect our operating results:

•	Our ability to attract users for our products.
•	Our ability to generate revenue from our products.
•	The amount and timing, of operating costs and capital expenditures related to the maintenance and expansion of our businesses, and operations.
•	Our focus on long-term goals over short-term results.
•	Global economic situation.
•	Fluctuations in weather conditions.

7

Our revenues may be subject to seasonal variability.

Our revenues may be affected by seasonal factors, including:

•	the seasonality of our customers;

•	the ability to supply our products during critical harvest periods; and

•	the timing and effects of ripening and perishability.

Our business depends to some extent on international transactions.

As a result of the international nature of Pimi’s business, the company is exposed to risks associated with changes in foreign currency exchange rates. A majority of the company’s revenues and substantially all of its cost of sales are in USD, whilst our management, marketing, sales and R&D costs are in NIS. The Company is therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates, which may be significant and may also cause fluctuations in reported financial information that are not necessarily related to the Company’s operating results.

The inherent dangers in production and transportation of Hydrogen Peroxide could cause disruptions and could expose us to potentially significant losses, costs or liabilities.

Pimi's operations are subject to significant hazards and risks inherent in transporting of the active ingredient of our Product- Hydrogen Peroxide. In high concentrations, Hydrogen Peroxide is an aggressive oxidizer and will corrode many materials. We are working with limited low concentration of the product, however in high concentrations of H2O2 it will react violently. Hydrogen Peroxide should be stored in a cool, dry, well-ventilated area and away from any flammable or combustible substances. It should be transported in special tanks and vehicles and should be stored in a container composed of non-reactive materials. These hazards and risks include, but are not limited to, fires, explosions, third-party interference (including terrorism) and mechanical failure of equipment at Pimi’s or third-party facilities. The occurrence of any of these events could result in production and distribution difficulties and disruptions, personal injury or wrongful death claims and other damage to properties.

Risks Related to our Location in Israel

Conditions in Israel may limit our ability to manage and market our products, which would lead to a decrease in revenues.

Because part of our operations is conducted in Israel and our management is located in Israel, our operations are directly affected by economic, political and military conditions affecting Israel. Specifically, we could be adversely affected by:

▪	any major hostilities involving Israel;
▪	risks associated with outages and disruptions of communications networks due to any hostilities involving Israel; and
▪	a significant downturn in the economic or financial conditions in Israel.

As of the date of this prospectus, most of our sales are made in Israel.

Political, economic and military conditions in Israel have a direct influence on us because our operations are located there. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could materially and adversely affect our operations. Several Arab countries still restrict business with Israeli companies and these restrictions may have an adverse impact on our operating results, financial condition or the expansion of our business. We could be adversely affected by restrictive laws or policies directed towards Israel and Israeli businesses. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the area. In November 2012 and December 2008, Israel was engaged in an armed conflict with Hamas in the Gaza Strip, in the southern region of Israel. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamic Shiite militia group, which disrupted most daily civilian activity in northern Israel. These events have at times caused considerable damage to the Israeli economy. As a result of the political and military situation, Israel’s economy has at times suffered considerably. Ongoing or revived hostilities related to Israel may have a material adverse effect on our business and on our share price.

Additionally, boycotts of products, prompted by political, religious or other factors, may affect our financial condition and results of operations. If such boycotts were to become widespread, it could have a significant impact on our revenues.

Furthermore, there are a number of countries that restrict business with Israel or with Israeli companies, which may limit our ability to promote our products and services in those countries.

8

We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

We have non-competition agreements with all of our employees, all of which are governed by Israeli law. These agreements prohibit our employees from competing with or working for our competitors, generally during their employment in Pimi and for up to 6 months after termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers and directors who are based in Israel.

The majority of our officers and present directors reside outside of the United States and most of our operations at the time of the filing of this prospectus are located outside the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that Israel does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Israel would permit effective enforcement of criminal penalties of the Federal securities laws.

The Shares are an illiquid investment as there is presently limited market for our Shares, and transferability of the Shares is subject to significant restriction.

There is presently a limited market for our common stock, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the shares within the near future. Therefore, the purchase of our Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is a limited public market for the resale of our Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $[●] or [●]% in the offering. See “Dilution”

Because We May Be Subject To The “Penny Stock” Rules, You May Have Difficulty In Selling Our Common Stock.

If market activity develops for our common stock and our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules. These rules impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If we are subject to penny stock rules, you may have difficulty selling your shares of our common stock. For more information about penny stocks, please visit http://www.sec.gov/answers/penny.htm.

9

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of our management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to the competition from large number of established and well-financed entities that are actively involved in the ore and postharvest treatment;

•	risks related to research, development and commercialization costs;

•	risks related to expected operating and general administrative costs, costs of services and other costs and expenses;

This list is not exhaustive of the factors that may affect our forward-looking statements.  Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Operating Results” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Our financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

In this prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common stock" refer to the common shares in our capital stock.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

10

USE OF PROCEEDS

We estimate that our net proceeds, after deducting the estimated expenses related to this offering, including commissions and accountable and non-accountable expenses of the Placement Agent, will be in range of approximately $1,700,000 (assuming minimum gross proceeds of $2,000,000 are raised) or $4,400,000 (assuming maximum gross proceeds of $5,000,000 are raised).

We intend to use the estimated net proceeds as follows:

	Approximate Amount (if minimum is raised)	Percent of Net Proceeds (if minimum is raised)	Approximate Amount (if maximum is raised)	Percent of Net Proceeds (if maximum is raised)
To fund research and development activities, including trials, purchase of equipment, laboratory services etc.	$600,000	35.3%	$1,700,000	38.6%
To fund Company’s business development activities, including marketing and promotion of the Company’s products	$350,000	20.6%	$1,300,000	29.5%
To fund IP and regulatory registration activities	$200,000	11.8%	$750,000	17.0%
To retire certain accounts payable, accrued expenses and other short-term liabilities (i)	$500,000	29.4%	$500,000	11.4%
Miscellaneous	$50,000	2.9%	$150,000	3.4%

The foregoing represents our current intentions based upon our current plans and business condition. Management will have broad discretion in the application of our net proceeds from this offering, and the occurrence of unforeseen events or changes in business conditions could result in the application of our net proceeds from this offering in a manner other than as described in this prospectus.  Pending application of our net proceeds, we intend to invest the net proceeds in short-term, interest- bearing, investment-grade securities.

(i) Use of proceeds includes payment of up to $72,150 to executive officers representing payment of accrued amounts under employment agreements for salaries due upon closing of the minimum offering amount and $240,494 upon closing of the maximum amount.  No proceeds from the offering will be utilized for the payment of future compensation under employment arrangements for executive officers.

PRICE RANGE OF COMMON STOCK

Our shares are listed on the OTCBB under the ticker symbol “PIMZ.”  As of the date of this prospectus, our stock price is quoted as $1.25 as reported by the OTCBB; however, there has not been any trading in our securities.

CAPITALIZATION

The following table sets forth our: (i) cash and cash equivalents; (ii) restricted cash and marketable securities; (iii) total assets; (iv) total liabilities; (v) components of stockholders’ equity; (vi) total capitalization; and (vi) outstanding shares of common stock as of September 30, 2013, as follows:

·	on an actual basis; and

·	on a pro forma as adjusted basis to reflect the sale by us of [●] shares of common stock in this offering, and after deduction estimated placement agent fees, commissions and advisory fees and estimated offering expenses payable by us.

You should read this table together with the sections of this prospectus entitled “Use of Proceeds”, as well as our consolidated financial statements and related notes and the other financial information appearing elsewhere in this prospectus.

11

	Unaudited As of September 30, 2013
	Actual	Pro Forma as Adjusted (if minimum is raised, assumed net proceeds of $1.7M)	Pro Forma as Adjusted (if maximum is raised, assumed net proceeds of $4.4M)
Cash and cash equivalents	$3,461	$1,203,461	$3,903,461

Total Assets	$245,732	$1,445,732	$4,145,732

Total Liabilities	$916,287	$416,287	$416,287

Stockholders’ Equity:
Common stock:$0.01 par value, 9,336,487 shares issued and outstanding (actual),	$93,360	$109,360	$133,360
Additional paid-in capital	$4,716,195	$6,400,195	$9,076,195
Accumulated deficit	$(5,397,970)	$(5,397,970)	$(5,397,970)
Accumulated other comprehensive loss	$(82,140)	$(82,140)	$(82,140)
Total liabilities and stockholders' Equity	$245,732	$1,445,732	$4,145,732

Total Capitalization	$(670,555)	$1,029,445	$3,729,445

The outstanding share information set forth above as of September 30, 2013, excludes:

•	Up to 2,127,633 shares of common stock reserved for future issuance under our 2009 Share Incentive Plan;

•	1,215,150 shares of common stock underlying outstanding warrants as of September 30, 2013;

•	93,900 shares issuable upon exercise of currently exercisable convertible notes;

•	226,042 shares of common stock reserved for issuance to our employees and officers [under 2009 Incentive Plan];

12

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2013.

Our historical net tangible book value at September 30, 2013 was $[•], or $[•] per share. After giving effect to the sale of our common stock in this offering at an assumed public offering price of $[•] per share, and after deducting estimated placement agent fees and commissions and estimated offering expenses payable by us, our adjusted net tangible book value at September 30, 2013 would have been $[•] million or $[•] per share for the sale of the Minimum Amount and $[•] or $[•] for the Maximum Amount. This represents an immediate increase in net tangible book value per share of $[•] to existing stockholders and dilution in net tangible book value per share of $[•] to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

		if minimum is raised		if maximum is raised
Assumed public offering price per share	$	[●]	$	[●]
Historical net tangible book value per share at September 30, 2013	$	[●]	$	[●]
Increase in net tangible book value per share attributable to new investors	$	[●]	$	[●]
Adjusted net tangible book value per share	$	[●]	$	[●]
Dilution per share to new investors	$	[●]	$	[●]

The following table sets forth, on the as adjusted basis described above, at September 30, 2013, the difference between the number of shares of common stock purchased from us, the total consideration paid, and the average price per share paid by the existing stockholders and by investors purchasing shares in this offering, before deducting estimated placement agent fees and commissions and estimated offering expenses.

	Shares Purchased			Total Consideration
	Number	Percent		Amount		Percent		Average Price Per Share
Existing stockholders	[●]	[●]	%	$	[●]	[●]	%	$	[●]
New investors	[●]	[●]	%		[●]	[●]	%		[●]
Total	[●]	100%		$	[●]	100%		$	[●]

The discussions and tables above are based on the number of shares of common stock outstanding at September 30, 2013. The outstanding share information set forth above excludes:

•	Up to 2,127,633 shares of common stock reserved for future issuance under our 2009 Share Incentive Plan;

•	1,215,150 shares of common stock underlying outstanding warrants as of September 30, 2013;

•	93,900 shares issuable upon exercise of currently exercisable convertible notes;

•	218,042 shares of common stock reserved for issuance to our employees and officers;

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DIVIDEND POLICY

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock.  Our future dividend policy will be determined from time to time by our Board.

HOLDERS OF OUR COMMON STOCK

On December 1, 2013 we had 105 registered and record shareholders and 9,336,487 shares outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND OPERATING RESULTS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012 COMPARED TO YEAR ENDED DECEMBER 31, 2011

Total Net Sales: Total Net Sales decreased $108,690 or 24% to $351,399 in 2012, from $460,089 for 2011. The decrease is due to a focus in 2012 on Pimi’s citrus pilot lines, while in 2011 the Company commenced small scale sales of products treating citrus fruits and potatoes.

R&D Expenses: R&D Expenses for 2012 of $689,070 decreased $9,230 or 1% from the $698,300 in 2011, due to decrease in cost of materials in the amount of $69,465, partially balanced by increase in cost of labor and professional services in the amount of $40,585, and increase in travel and other expenses in the amount of $19,650.

General and Administrative Expenses: General and administrative expenses decreased by $3,925, or 1% in 2012, to $295,055 from $298,980 in 2011, mostly due to decrease in professional fee expenses paid to accounting and legal professionals.

Loss from Operations: Loss of costs from operations for 2012 of $632,726 was up $95,535 or 18% from the loss from operations in 2011 of $537,191, mainly as a result of the decrease in sales ($108,890), partially balanced by decrease in R&D expenses ($9,230) and in G&A expenses ($3,925).

Financing Expenses: Our total financing expenses in 2012 amounted to $63,016 and were $6,659 lower than our financing expenses of $69,675 in 2011. This was mostly a result of decrease in convertible loans interest expenses.

Net Loss: Net loss of $695,742 in 2012 was $88,876, or 15% more than the net loss in 2011 of $606,866, mainly as a result of decrease in sales ($108,690), partially balanced by decrease in R&D expenses ($9,230), in G&A expenses ($3,925), and in financing expenses ($6,659).

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2011 COMPARED TO YEAR ENDED DECEMBER 31, 2010

Total Net Sales: Total Net Sales increased $186,088 or 68% to $460,089 in 2011, from $274,001 for 2010. The increase is due to the commencement of sales of our products on a small commercial scale in Israel.

R&D Expenses: R&D Expenses for 2011 of $698,300 increased $131,185 or 23% from the $567,115 in 2010, due to (i) increase in cost of salaries and professional services ($35,895), as a result of recruiting balanced partially by reducing professional consultants' services; (ii) increase in cost of materials ($48,377); and (iii) increase in car expenses and others ($46,913) due to increase in small commercial scale activities of post-harvest in Israel, which also caused an increase in the Company’s 2011 revenues in comparison to 2010.

General and Administrative Expenses: General and administrative expenses increased by $18,481, or 7% in 2011, to $298,980 from $280,499 in 2010, mostly due to increase in professional fee expenses paid to accounting and legal professionals after reduction plan applied in 2010.

14

Loss from Operations: Loss of costs from operations for 2011 of $537,191 was down $36,422 or 6% from the loss from operations in 2010 of $573,613, mainly as a result of the increase in sales ($186,088), partially balanced by increase in R&D expenses ($131,185) and in G&A expenses ($18,481).

Financing Expenses: Our total financing expenses in 2011 amounted to $69,675 and were $14,250 higher than our financing expenses of $55,425 in 2010. These changes were a result of convertible bonds interest and beneficial conversion feature with respect to convertible bonds ($18,548), balanced by decrease in credit lines usage as well as higher bank expenses and changes in the exchange rates ($4,298).

Net Loss: Net loss of $606,866 in 2011 was $22,172, or 4% less than the net loss in 2010 of $629,038, mainly as a result of increase in sales ($186,088), partially balanced by increase in R&D expenses ($131,185), in G&A expenses ($18,481), and increase in financing expenses ($14,250).

NINE MONTHS ENDED SEPTEMBER 30, 2013 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2012

Total Net Sales: Total Net Sales increased $73,656 or 43% to $246,605 in the 9 months ended September 30, 2013 from $ 172,949 for the 9 months ended September 30, 2012. The increase is due to the commencement of sales of our products on a small commercial scale in Europe and the United States.

R&D Expenses: Total net R&D Expenses for the 9 months ended September 30, 2013 of $482,585 increased $8,276 or 2% from $474,309 for the 9 months ended September 30, 2012, due to increase in cost of materials in the amount of $30,869 driven by increase in sales (and materials utilized therein) and increase in cost of labor and professional services in the amount of $4,469, partially balanced by decrease in travel and other expenses in the amount of $27,062 mostly due to refund of travel expenses during the 9 months ended September 30, 2013.

General and Administrative Expenses: General and administrative expenses decreased by $83,538 or 39% in the 9 months ended September 30, 2013 to $131,218 from $214,756 in the 9 months ended September 30, 2012 due to decrease in labor and professional fee expenses in the amount of $82,419 mostly due to decrease allowance to legal services, and decrease in other expenses in the amount of $1,119.

Loss from Operations: Loss from operations for the 9 months ended September 30, 2013 of $367,198 was down $148,918 or 29% from the loss from operations in the 9 months ended September 30, 2012 of $516,116 as a result of growth in sales ($73,656), decrease in G&A expenses ($83,538), partially balanced by increase in R&D expenses ($8,276).

Financing Expenses: Total financing expenses for the 9 months ended September 30, 2013 amounted to $23,355, which was $21,686 lower than our financing expenses of $45,041 in the 9 months ended September 30, 2012. This was mostly a result of decrease in convertible loans interest and beneficial in the amount of $22,285 partially balanced by increase in exchange rate expenses in the amount of $29 and increase in bank expenses and credit usage interest in the amount of $570.

Net Loss: Net loss of $390,553 in the 9 months ended September 30, 2013 was $170,604 or 30% lower than the net loss in the 9 months ended September 30, 2012 of $561,157 due to growth of sales ($73,656), decrease in G&A expenses ($83,538), and decrease in financing and foreign currency translation adjustments expenses of $21,686, partially balanced by increase in R&D expenses of $8,276.

THREE MONTHS ENDED SEPTEMBER 30, 2013 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 2012

Total Net Sales: Total Net Sales increased $19,887, or 45%, to $64,541 in the 3 months ended September 30, 2013 from $44,654 for the 3 months ended September 30, 2012. The increase is due to commencement of small scale sales in the US and Europe during the 3 months ended September 30, 2013.

R&D Expenses: Total net R&D Expenses for the 3 months ended September 30, 2013 of $170,127 increased $26,451, or 18%, from $143,676 for the 3 months ended September 30, 2012, due to increase in cost of materials in the amount of $27,923, driven by increase in sales (and materials utilized therein), increase in cost of labor and professional services in the amount of $8,958, partially balanced by decrease in travel, vehicle and other expenses in the amount of $10,430.

General and Administrative Expenses: General and administrative expenses increased by $11,455, or 25%, in the 3 months ended September 30, 2013 to $57,277 from $45,822 in the 3 months ended September 30, 2012 due to increase in labor and professional fee expenses of $10,900, and increase in other expenses of $555.

15

Loss from Operations: Loss from operations for the 3 months ended September 30, 2013 of $162,863 was up $18,019, or 12%, from the loss from operations in the 3 months ended September 30, 2012 of $144,844, due to the increase in R&D expenses of ($26,451) and increase in G&A expenses of $11,455, partially balanced by increase in sales of $19,887.

Financing Expenses: Total financing expenses in the 3 months ended September 30, 2013 amounted to $3,421, which was $10,015 lower than our financing expenses of $13,436 in the 3 months ended September 30, 2012. This was mostly a result of decrease in convertible loans interest expenses.

Net Loss: Net loss of $166,284 in the 3 months ended September 30, 2013 was $8,004, or 5%, higher than the net loss in the 3 months ended September 30, 2012 of $158,280 due to the increase in R&D expenses of $26,451, increase in G&A expenses of $11,455, partially balanced by increase in sales of $19,887, and decrease in financing expenses of $10,015.

Liquidity and Capital Resources

As of September 30, 2013, we had liabilities of $916,287 ($1,199,038 as of December 31, 2012). We used our credit lines in the amount of $42,498 ($0 usage as of December 31, 2012), $272,220 ($187,177 as of December 31, 2012) of Convertible Bonds and $0 ($571,225 as of December 2012) of series A convertible preferred stock, $257,224 ($293,261 as of December 31, 2012) of third party liabilities, and $344,345 ($147,375 as of December 31, 2012) was due to related parties. The amounts due to related parties are for consulting services and salaries.

As of September 30, 2013 we had unused credit lines in the sum of $16,964 and have $3,461 in cash. As of November 1, 2013 we had unused credit lines in the sum of $6,212 and had no cash. Our shortage in available cash flow led us to a delay in interest payments on our convertible preferred stock and payments for certain service providers; these payments will be delayed until additional funds are secured. Our executive officers have also agreed to a postponement of salary payments aggregating approximately $13,500 per month. Payments to our executive officers have been postponed since September 2012. Starting May 1, 2013 our executive officers and employees have agreed to a postponement of salary payments aggregating approximately $25,000 per month.

Currently our net burn rate is approximately $25,000 (plus salary payments postponement of additional $25,000) per month. Our management is utilizing best efforts to reduce our burn rate and minimize Company expenses.

The Company has sustained operating losses and its cash needs extend beyond its current resources. In addition, the Company does not have a reliable consistent source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern. Moreover, the Company’s auditors report expresses substantial doubt as to the Company’s ability to continue as a going concern. The Company is in discussions with several investors to provide interim financing pending our ability to secure additional funds necessary to fully implement our business plan. There are no assurances that the interim financing or additional funds will be obtained.

The Company has not yet generated sufficient revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations.

As of the date of this registration statement, the Company has sold FreshProtectTM and CitruWashTM (another of the Company's products, utilized together with FreshProtect for a comprehensive treatment) to Decco Ltd., a leading US post-harvest services company, in the aggregated amount of approximately $100,000 - the sales were made during the fourth quarter of 2013.

In October 2013 the Company made its first commercial U.S. sales of its products - CitruWashTM and FreshProtectTM – in the amount of $42,000 for part of the month, to Decco Ltd., a leading U.S. post-harvest service provider. The products will be utilized by a leading U.S. citrus packer (for additional details please see “Business” section). Realization of revenues in the US is subject to further successful commercialization of the Company’s products and, in other countries, subject to regulatory approval of the relevant regulator, in each country where we intend to deliver, distribute and sell our products, which we currently do not have (except for the State of Israel, and the U.S. for our FreshProtect™ and SpuDefender™).

The Company has sustained operating losses and its cash needs extend beyond its current resources. In addition, the Company does not have a reliable consistent source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern. Moreover, the Company’s auditors report expresses substantial doubt as to the Company’s ability to continue as a going concern. The Company is in discussions with several investors to provide interim financing pending our ability to secure additional funds necessary to fully implement our business plan. There are no assurances that the interim financing or additional funds will be obtained.

We have historically financed our business activities principally through issuances of common shares, and common share purchase warrants issued in private placements. These financings are summarized as follows:

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	Year ended
	December 31, 2012	December 31, 2011
Proceeds from sale of common shares	$10,000	$758,118
Proceeds from sale of convertible preferred stock, net	$563,400	—
Proceeds from warrants	—	—
Net cash provided by (used in) financing activities	$573,400	$695,486

The net proceeds of our equity and debt financings have been primarily used to satisfy working capital requirements as well as to fund the operations of the Company.  These investments totaled $573,400 and $695,486 for the year ended December 31, 2012 and 2011, respectively.

In May 2013, the Company issued convertible notes totaling approximately $94,000 to finance its short-term operations. The loans bear interest at 10% and were issued to 7 of Pimi's shareholders, including two controlling shareholders (Alon Carmel; and, Omdan Consulting and Instructing Ltd., the company owned by Mr. Eitan Shmueli and his wife Mrs. Vivy Shmueli). Each note is secured by Pimi Israel’s guarantee and a pledge on Pimi Israel’s patents in Israel and the U.S. The loans are repayable on the earlier to occur of: (i) a capital raise of $1 million by the Company or (ii) 6 months following the issuance of the notes. Each lender is entitled to convert the unpaid principal and the interest accrued into shares of the Company's common stock, at a conversion price of $1.00 per share. In addition, for each dollar lent, each lender received a two-year warrant to purchase a share of the Company's common stock, at an exercise price of $1.00 per share.

On March 9, 2012 Pimi closed a private placement in the aggregate amount of $626,000 (the “Private Offering”). The Company issued 62,600 shares of Series A Preferred Stock, par value $0.01 at a purchase price of $10.00 per share to 19 accredited investors and 19 non-accredited investors. Financial West Group, a FINRA registered broker dealer, served as placement agent in connection with the Private Offering. The holders of shares of Series A Preferred Stock shall be entitled to receive dividend cash payments of 9% per annum, payable in quarterly installments, and subject to conversion. Upon the closing of the Company's next round of financing, provided such closing occurs within twelve (12) months following the execution of the Closing in which Subscribers receive the Series A Preferred Stock, and further subject to minimum proceeds of $2,000,000 being raised in such investment (the "Next Round of Financing"), the Series A Preferred Stock shall automatically be converted into fully paid, non-assessable shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”). In the event that the closing of the Next Round of Financing has not occurred by November 30, 2012, each share of Series A Preferred Stock shall automatically be converted into fully paid, non-assessable shares of Common Stock, reflecting value of $0.80 per Common Stock share. Notwithstanding, the holders of Series A Preferred Stock shall be entitled to convert each share of the Series A Preferred Stock into fully paid, non-assessable share of Common Stock, at a price of $0.80 per share. Initially, all and any shares of Series A Preferred Stock should have been automatically converted into the Common Stock and canceled on November 30, 2012; further, we have agreed with the holders of the Series A Preferred Stock to postpone the automatic conversion date until March 9, 2013.

On March 9, 2013, all shares of our Series A Preferred Stock were automatically converted into the Common Stock and canceled; thereby, 782,500 shares of our Company’s Common Stock have been allocated and issued to former holders of Series A Preferred Stock.

On March 8, 2012 the company entered into a subscription agreement with one individual residing in Israel for the total sum of $ 10,000 at a purchase price of $0.80 per share, and issued to this investor 12,500 shares of its Common Stock. For each share of Common Stock purchased, the investor or a third party on his behalf received a warrant with an exercise price of $0.80, exercisable until March 2, 2014.

On March 2, 2011 the Company entered into subscription agreements with 4 individuals residing in Israel for the total sum of $100,000 at a purchase price of $0.80 per share, and issued to the investors 125,000 shares of its Common Stock. For each share of Common Stock purchased, the investors received a warrant with an exercise price of $0.80, exercisable until March 2, 2013.

On January 24, 2011, the Company entered into an agreement with an individual residing in Israel and Israeli private investment company. Pursuant to this agreement, the investor invested a total aggregate sum of US $500,000, at a purchase price of $0.80 per share, and the Company issued to the investor 625,000 shares of its Common Stock. For each share of Common Stock purchased, the investor received a warrant with an exercise price of $0.80, exercisable until December 31, 2012. The Company extended this warrant until December 31, 2014.

Off-Balance Sheet Arrangements

None.

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Critical Accounting Policies and Estimates

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our accounting policies are described in Note 2 to the financial statements for the period ended December 31, 2012 included in this prospectus. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. Our management believes that, as for the financial statements for the periods included in this prospectus, the going concern assessment is viewed as critical accounting policy. However, due to the early stage of operations of the Company, there are no other accounting policies that are considered to be critical accounting policies by our management.

Going concern uncertainty

The development and commercialization of our product will require substantial expenditures. We have not yet generated sufficient revenues from operations to fund our activities, and therefore dependent upon external sources for financing our operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. Since inception, we have incurred accumulated losses and cumulative negative operating cash flow. The continuation of our current operations after utilizing the current reserves is dependent upon the generation of additional financial resources either through fund raising or by generating revenues from our products. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

Recently issued accounting pronouncements

ASC Topic 220, "Comprehensive Income"

Effective January 1, 2013, the Company adopted Accounting Standard Update No. 2013-02 “Comprehensive Income (Topic 220) “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” (ASU 2013-02). ASU 2013-02 requires an entity to provide information about amounts reclassified out of accumulated other comprehensive income.

According to ASU 2013-02, significant items that are required under U.S. GAAP to be reclassified to net income in their entirety shall be presented by the respective line items of net income either on the face of the financial statements or in the footnotes. Items that are not required under U.S. GAAP to be reclassified to net income in their entirety, will be required to be cross-referenced to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The standard became effective, prospectively, for interim and annual periods beginning after December 15, 2012.

The adoption of ASU 2013-02 did not have a material impact on the financial position or results of operations of the Company.

ASC Topic 210, “Balance Sheet”

Effective January 1, 2013, the Company adopted Accounting Standard Update (ASU) 2011-11, “Balance Sheet (Topic 210) - Disclosures about Offsetting Assets and Liabilities” (ASU 2011-11). ASU 2011-11 enhances disclosures about financial instruments and derivative instruments that are either offset in accordance with the Accounting Standards Codification or are subject to an enforceable master netting arrangement or similar agreement.

The amended guidance became effective, in a retrospective manner to all comparative periods presented, for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

The adoption of ASU 2011-11 did not have a material impact on the financial position or results of operations of the Company.

Activities to Date

See Section entitled “Business” below for more information on our activities.

General Trends and Outlook

The fresh fruits and vegetables industry is constantly seeking technologies and methods to prolong shelf life, reduce product deterioration losses and keep freshness of crops. In most cases the only way to prolong shelf life and reduce quality losses is by using chemicals which leave residues. The processed food industry is also using chemicals which leave residues and contaminate water and livestock. Heavy chemicals which leave residue are used also by the seed industry.

Our management believes retailers and agricultural regulatory bodies such as the European Commission of Health and Consumer Protection (the “European Commission" or the " EC") and the US Environment Protection Agency (the "EPA"), are increasingly focusing to reducing the use of residue chemicals in treating fruits, vegetables, seeds and soil in favor of environment-friendly alternatives.

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In addition, organic food and organic agriculture is rapidly gaining momentum and is advocating chemical and residue-free use from growth, harvest to storage and maintenance. This is strengthened by the relatively new trend to consume low or non-residue produce, which have risen various in developed countries such as the Netherlands.

The Company’s management believes that the trend in the market is to replace, as much as possible, fruits and vegetables treated with chemicals which leave residues with fruits and vegetables with no residue or low residue.

Losses of agricultural produce, as high as 30% in countries such as India and China, due to diseases and lack of correct supply chain, from the field to the stores, are exacerbated by the increasing demand for food produce, especially in developing countries.

Accordingly, there is a significant need to find alternative solutions to current chemical treatments for pre- and post- harvest treatments of fruits and vegetables that will provide the following benefits:

•	Reduce spoilage and losses of produce;
•	Extend shelf-life and improve quality of fruits, vegetables and grains;
•	Are non-residue and leave no harmful chemical by-products;
•	Are cost effective; and
•	Are approved for organically produced crops.

With millions of tons of stored fruits and vegetables annually world-wide, management believes there is an immediate, addressable market for Pimi’s products. Through our extensive communications with retailers, we understand a shortage of fresh goods is a primary concern for these groups – thus the ability to improve storability is critical and valuable.

To fund our current working capital needs, we must access the public or private equity or debt markets.  Also, additional capital is necessary for future research and development of, additional working capital or other liquidity needs. We cannot guarantee that such financing will be available on acceptable terms or at all.

We anticipate generating losses in the near term, and therefore, may be unable to continue operations in the future.  To secure additional capital, we will have to issue debt or equity or enter into a strategic arrangement with a third party.  There can be no assurance that additional capital will be available to us.  We currently have no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

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BUSINESS

Name and Incorporation

Pimi was formed on April 1, 2009 under the laws of the State of Delaware. Pimi’s Israeli subsidiary, “Pimi Marion Holdings Ltd,” was formed on January 2004 under the laws of Israel. In October 2008, the Israeli subsidiary changed its name to "Pimi Agro Cleantech Ltd" (Pimi Israel). The Company, through Pimi Israel, owns a patented technology for the treatment of pre- and post-harvest fruits and vegetables utilizing environmentally friendly products.

On April 27, 2009 Pimi purchased all the issued shares of Pimi Israel from Pimi Israel’s shareholders in consideration of 6,313,589 shares of the common stock of Pimi that were given to Pimi Israel’s shareholders. As a result, Pimi Israel became a wholly owned subsidiary of Pimi.

Our principal executive offices are located in Kibbutz Alonim, Israel. Our telephone number at our primary offices is 972-72-211-6144, and our local U.S. number is (310) 203-8278.

Overview of the Company

Pimi focuses on developing environmentally friendly solutions for extending storability and shelf life of fruits and vegetables. Currently, Pimi is engaged in developing, testing and marketing four lines of products: (i) products that treat citrus fruits, such as CitruWash™ or in its other commercial name, Super Clean™, CitrusGuard™ or in its other commercial name, FreshProtect™; (ii) a product that treats sweet potatoes, SweetGuard™; (iii) a product that treats stored table potatoes, SpuDefender™; and (iv) products that provide storage control of fruits and vegetables, including StorGuard™ for treatment of vegetables such as broccoli and cabbage and OnionGuard™ for the treatment of onions. We have started the commercialization of four of these products namely: the sanitizers CitrusGuard™ (or FreshProtect™) and SpuDefender™, and the cleansers SweetGuard™ and SuperClean™ (or CitruWash™).

Based on recent statistics, citrus fruits are the most consumed fruits worldwide. In fact, the international fresh citrus market is estimated at over 50 million tons per annum. Sweet potatoes are the seventh largest crop in the world. According to the Food and Agriculture Organization of the United Nations, the total crop of the 20 major producers of sweet potatoes during 2011 was approximately 99-100 million metric tons. According to the National Agricultural Statistics Service, USDA, the United States produced approximately 1.2 million metric tons of sweet potatoes during 2012, with a production value of $500 million.

Pimi intends to provide its customers with environmentally friendly solutions for extending storability and shelf life of fruits and vegetables, commencing with their harvest and ending in their delivery to distributers. Accordingly, as of the date of this prospectus, Pimi is developing cleansers and sanitizers for treatment of fruits and vegetables on packing line, as well as sprout and disease control products for use when storing fruits and vegetables. Pimi is also currently developing a device for preventing decay during shipment of fruits and vegetables.

Our Products and Technology

Treated Produce	Citrus Fruits	Sweet Potatoes	Potatoes	Onions
Sanitizers	CitrusGuard™ (Israel) FreshProtect™ (US)	—	SpuDefender™	OnionGuard™
Cleansers	SuperClean™ (Israel) CitruWash™ (US)	SweetGuard™	—	—

Citrus Treatment Products

The Citrus Industry- The Need to Replace Imazalil and TBZ

To date, many countries, including the United States and Israel, control green mold on citruses by applying the fungicides Ortho-phenyl Phenate (OPP or SOPP), Imazalil, and Thiabendazole (TBZ). Retailers’ demand to reduce the Maximum Residue Levels (MRL) of pesticides in their fresh fruits has led producers to seek environmentally friendly solutions, such as ours, to reduce levels of pesticide residues and extend shelf life. It was proven that green mold had already developed resistance to the abovementioned fungicides especially for Imazalil. Therefore, packers can no longer count only on them to effectively control decay pathogens.

The combination of these two factors created an urgent need to identify an alternative method for controlling green mold. Accordingly, Pimi’s solution may reduce the Imazalil level from today’s MRL of 5 ppm (part per million) to 1 ppm, without adding any fungicide material and while improving yield losses.

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Citrus Sanitizers - CitrusGuard™ or FreshProtect™

We have developed a sanitizer called CitrusGuard™ (in Israel) or FreshProtect™ (in the US) which is formulated to sanitize citrus fruits during packaging. The sanitizer was developed in order to replace the current residue treatments of fungicides, such as Imazalil. FreshProtect™ is mainly targeted to the U.S. market, while CitrusGuard™ is mainly targeted to the Israeli and other international markets; however, the products are identical and named differently for commercial reasons.

On December 14, 2012, we received an unconditional Notice of Registration from the United States Environmental Protection Agency (the “EPA”) for FreshProtect™, which was issued on November 30, 2012 (the “EPA Approval”). On May 29, 2013 we received a certificate of registration for FreshProtect™ from the Department of Pesticides of the State of California (“CA EPA”), which enable us to market and sell this product in California. CA EPA has recently renewed this registration until December 31, 2014.

FreshProtect™ has been in development since 2009. In January 2011, Pimi successfully concluded a commercial trial on easy peel citruses in cooperation with Sun Pacific Inc. (“Sun Pacific”), a leading citrus packaging facility in California. In October 2013 we commenced commercial implementation of FreshProtect™ and CitruWash™ for the post-harvest treatment of clementines with Sun Pacific in Maricopa CA. Sun Pacific is one of the biggest suppliers of fruits and vegetables in the United States, leading in citrus and other products. Currently, our products are utilized on 2 packing lines, however our management understands that Sun Pacific intends to extend the use of our products to 4 additional washing lines at the same facility.

In October 2011, Pimi concluded another commercial trial on navel oranges with Paramount Inc. (“Paramount”), another leading packaging facility in California. Both trials were successful as they proved significant advantages of utilizing FreshProtect™ on citruses in comparison to other current treatments and materials. Specifically, these trials showed that FreshProtect™ reduces the residue level of pesticides on citruses to the level of less than 1.5 ppm, without adversely affecting the shelf life, quality, and quantity of the fruits. Such a significantly low residue level complies with the stringent standards of leading European food chains.

In March and April 2010, Pimi successfully completed several small-scale trials, as well as commercial trials, applying CitrusGuard™ to mandarins - one of the most sensitive and problematic citruses, as well as to grapefruits. These trials were conducted in cooperation with Mehadrin Ltd (“Mehadrin”), the largest packaging house in Israel, which exports citruses to the United States and Europe. In these trials, CitrusGuard™ demonstrated superiority in extending shelf life compared to the currently used treatment, which requires almost double the amount of pesticides to reach the required shelf life.

As a result of these successful commercial trials, Mehadrin commercially implemented CitrusGuard™ in its packing lines. Those lines mainly pack mandarins, grapefruits and small volumes of oranges and lemons. Utilizing Pimi’s comprehensive treatment model, Mehadrin is also implementing Pimi’s Super Clean™ cleanser (see below) in different phases of the cleaning process. The total quantity of citruses that were treated by Mehadrin with CitrusGuard™ and SuperClean™ during the citrus season of 2011-2012 is over 60,000 tons and during the 2012-2013 citrus season were 80,000 tons.

The recent results of additional trials that had been performed independently by Mehadrin, indicated that our products had prevented decay more effectively in comparison to other current treatment materials utilized by Mehadrin. Accordingly, Mehadrin has recently resolved to replace their current treatment materials with Pimi’s products and have already placed additional orders with us. They have also sent letters of recommendation to their outsourcing packers, who process not only Mehadrin’s produce, but also the produce of their own. Following this recommendation, several additional packing houses in Israel have already commenced utilizing our products and several others entered into negotiations with us.

Citrus Cleansers - SuperClean™ and CitruWash™

The cleanser SuperClean™ (in Israel) or CitruWash™ (in the US) is formulated to clean citrus fruits during packaging. The cleanser was developed to replace soap and Chlorine which are currently used as cleansers. A good cleaning practice reduces surface dirt and soil, which consequently reduces micro flora load prior to spreading the fruits with fungicides that prevents mold contamination.

CitruWash™ is mainly targeted to the US market, while and SuperClean™ is mainly targeted to the Israeli and other international markets; however, the products are identical and named differently for commercial reasons.

The regulatory agency that is responsible for regulating our products that make cleaning claims on raw agricultural commodities, such as CitruWash™, is the Food and Drug Administration (“FDA”).

Unlike the EPA, the FDA does not approve cleanser products. Instead, all of the ingredients comprising cleansing products must have the appropriate clearance, under the Federal Food, Drug and Cosmetic Act (“FFDCA”), for use on the target food commodities. All of the ingredients in CitruWash™ are compliant with the FFDCA. We have been advised by our regulatory counsel that CitruWash™ is classified as a cleanser under applicable U.S. laws and regulations.

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In January and February 2013 Pimi performed a large-scale commercial trial with Sun Pacific, utilizing both CitruWash™ (as a cleanser) and FreshProtect™ (as a sanitizer) in the treatment process on one packaging line The trial involved a large, post-harvest services company, which is considered by Pimi’s management to be a potential distributor of Pimi’s products. The preliminary results of this trial were successful, indicating that our products prevent decay more efficiently than other current treatments and materials. As of the date of this prospectus, we are negotiating with Sun Pacific and the post-harvest services company the terms of the sale and purchase agreement of FreshProtect™ and CitruWash™ for the coming citrus fruits season (September 2013- April 2014).

Sweet Potatoes Treatment Products

SweetGuard™

SweetGuard™ is designed to clean the surface of sweet potatoes and improve the appearance of treated sweet potatoes. Cleaning the surface of sweet potatoes reduces decay, which may occur during storage, shipment and shelf life.

SweetGuard™ is used as a cleaning agent on post-harvest sweet potatoes. As such, SweetGuard™ is regulated under both the Toxic Substances Control Act (“TSCA”) and FFDCA. Under both of these statutes, products are not approved or cleared but the individual components or substances comprising a product must be compliant with the provisions of each statute and their implementing regulations.

In addition, under Sections 201(s) and 409 of the FFDCA, any substance that is intentionally added to food is a food additive, that is subject to premarket review and approval by the FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excluded from the definition of a food additive. The FDA established a notification procedure whereby any person may notify the FDA of a determination by that person that a particular use of a substance is “GRAS" (Generally Recognized As Safe). It should be noted that according to applicable law we may market a substance that we determine to be GRAS for a particular use without informing the FDA or, if the FDA is so informed, while the FDA is reviewing that information.

We evaluated each component of SweetGuard™ and based on this evaluation our management concluded that every component is compliant with the provisions of TSCA and FFDCA and the corresponding implementing regulations.

In January 2010, Pimi completed its first commercial trial utilizing SweetGuard™ for the treatment of sweet potatoes. The trial took place in two cooperative farms in Israel having two separate packaging houses that export sweet potatoes to Europe. It demonstrated SweetGuard’s™ efficacy in various areas of post-harvest treatment of crop coming from different growing soils. Pimi was advised that consumers that were presented with treated and untreated sweet potatoes had preferred those potatoes that were cleaned with SweetGuard™.

Based on these results, the two participating cooperative farms have decided to include SweetGuard™ in their regular packaging. Accordingly, the total quantity of sweet potatoes that were treated with SweetGuard™ in 2012 was approximately 12,000 tons.

To date, Pimi has successfully finalized several on-line commercial tests with several leading sweet potato packers located in the United States, and has received its second order for SweetGuard™ from a customer in the United States.

Potato Treatment Products

The Potato Industry - the Need to Replace CIPC and Prolong Shelf Life

Potatoes are the fourth largest crop in the world. According to the Food and Agriculture Organization of the United Nations, the total crop of the 20 major producers of potatoes during 2011 was approximately 294 million metric tons. Pimi estimates that table potatoes constitute approximately 30%-40% of the total internationally produced potatoes. In developed countries, around one third of the crop is used directly by households (table potatoes) and the rest are processed (and turned into chips/crisps, French fries). In non-developed countries, 80% of the crop is used as table potatoes and the rest as processed potatoes. Accordingly, Pimi estimates that the annual crop of potatoes is divided between 35% of table potatoes and 65% of processed potatoes.

Stored potatoes begin sprouting, in most circumstances, after two to three months. Effective sprout control is a major component in managing stored potatoes’ quality. Indeed, if proper sprout control is not maintained, tuber quality significantly decreases and the ability to store potatoes for extended periods of time is diminished. Sprouting causes high yield loss and low quality production both for consumers and for processing. Sprouting is also associated with the conversion of starch to sugars, which is undesirable in the processing industry due to the darkening effect of fried products. In the table potatoes industry, visible sprouts on potatoes are unacceptable to consumers.

The primary method to control sprouting in storage is through post-harvest application of isopropyl N-(3-chlorphenyl) carbamate ("Chlorpropham" or "CIPC") - a synthetic hormone that is used worldwide. For the toxic effects of CIPC see: http://pmep.cce.cornell.edu/profiles/extoxnet/carbaryl-dicrotophos/chlorpropham-ext.html.

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Regulators such as the European Commission ("The EC") and United States EPA are pushing for a substantial reduction in the maximum residues level of CIPC permitted in crops, livestock and water. In 2008, the EU has issued a directive (196/2008 of January 29, 2008) which sets the MRL of CIPC on 10mg per ton. The UK has recently determined that potatoes treated with more than 36g of CIPC per ton should only be used for commercial processing. The British Potato Council along with the UK industry have set a maximum level of 63.75mg per ton for commercial processing.

In August 1996, US EPA issued a federal Registration Eligibility Decision (RED) regarding the continued use of CIPC as sprout inhibitor in harvested, stored potatoes. In 2002, EPA reduced the allowable level of CIPC on fresh potatoes from 50ppm to 30ppm per kg. EPA permitted residues as high as 40 ppm on wet peel potatoes, which go to life feed stock. Similar consequences of CIPC reassessment occurred in other potato-growing regions in the world, such as Canada and Australia. In Sweden, CIPC has been banned for use since 2005. The aforementioned limitations emphasize the industry’s urgent need of products that will provide proper sprout control without leaving the toxic residues of CIPC. Our products are designed to provide same and meet the limitations introduced by the regulators worldwide.

SpuDefender ™

Pimi is developing the SpuDefender™ to substitute CIPC as a sprout inhibitor, while increasing shelf life and protecting quality. SpuDefender™ is a formulated STHP designed to inhibit sprouting in stored potatoes. SpuDefender™ is a patent protected in several countries. It is applied to potatoes stored in storehouses, or on packaging lines, by using Pimi’s proprietary storage application protocol, which is based on a unique system of ultrasonic atomizers to provide maximum results.

SpuDefender™ is an environmentally friendly external treatment, and therefore, after washing, it leaves no residue. At the end of the application process, the active ingredient of SpuDefender™ decomposes into water and oxygen, unlike existing chemical alternatives, such as Isopropyl N-(3-chlorophenyl) Carbamate ("Chlorpropham" or "CIPC") (see “The Potato Industry - the Need to Replace CIPC and prolong shelf life” elsewhere in this prospectus). To date, SpuDefender™ has proven to be effective in controlling decay in stored potatoes, while reducing the residue level of pesticides on treated potatoes. Its sprout control ability (required to effectively substitute CIPC) is under further development and testing, and therefore SpuDefender™ is not marketed yet as sprout inhibitor.

Other Fruits and Vegetables Storage Control Line of Products

StorGuard™

StorGuard™ was developed for extending the shelf life of stored fruits and vegetables by reducing air pathogens in storage rooms. To improve storage conditions, StorGuard™ enriches storage rooms with Oxygen and humidity, which constitute key factors for good storability. The active ingredient of StorGuard™ is STHP, which has abilities to oxidize air spores [see EPA Hydrogen Peroxide (000595) Federal Register Notices at: http://www.epa.gov/pesticides/biopesticides/ingredients/fr notices/frnotices 000595.htm].

OnionGuard™

As of the date of this prospectus, there is no effective treatment known to reduce Botrytis Neck Rot and Aspergillus Black Mold, which are the two main onion diseases. These two diseases can damage up to 40% of an onion harvest. In October 2009, Pimi initiated a trial with Idaho State University and McCain Foods Limited (“McCain”) to extend storability of onions by using OnionGuard™ - a formula comprised of Pimi’s StorGuard™. Pimi ran a trial to compare OnionGuard™ to current storage methods. The trial was performed in cooperation with McCain, which stores onions for its onion rings production line and encountered storability problems. The results received in June 2010 demonstrated a 40% improvement in room temperature storability, as well as in cold temperature storability. Moreover, after six months of storage, defects were reduced from 35% to 15%. The trial’s results were presented to one of the leading retailers in the US who subsequently ordered a commercial test of 20,000 pounds of onions. Such a test started on October 2010, under the supervision of the Washington State University. Nevertheless, while initial results from January 2011 presented high performance of OnionGuard™, the test was never completed due to the release of the onions to the market prior to the receipt of final results.

Pimi anticipates starting EPA registration of OnionGuard™ once sufficient working capital is available to initiate the process.

Products planned for Research and Development

Pimi plans to expand its line of products in the coming years by investing substantial amounts of R&D in other fields, where it had identified a market need for environmentally friendly solutions.

SeedGuard ™

Potatoes are susceptible to a variety of diseases that reduce yields and decrease tuber, potentially causing significant losses in the quantity and quality of the crops. Pathogens accumulate in successive cloning of tubers and in the soil used to grow them. Hence, sustainable potatoes production depends on a constantly renewed supply of disease-free planting material. According to numerous international regulations, seeds of all types must be disinfected to prevent the transfer of diseases between countries, between seeds, between seeds and soil, and between seeds and crop.

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Tuber disinfection treatments are used to reduce seeds’ borne diseases. Nevertheless, the use of organic mercury for this purpose was banned and alternative treatments are ineffective against many of the pathogens. Moreover, an increasing number of pathogens were found to be unaffected by any of these treatments (see Lea Tsror and al. "Survey of Bacterial and Fungal Seed borne diseases in Imported and Domestic Seed Tubers" (1999) at http://www.pimiagro.com/upload_pdf/1241461817_4.pdf).

Pimi has embarked on an R&D plan for potato seeds applications, hoping to develop an innovative, holistic and ecological solution to treat potato seeds throughout their lifecycle. This plan was approved for receiving grants from the Israeli Chief Scientist Office (see "Governmental Support" elsewhere in this prospectus). SeedGuard™’s long lasting disinfectant effect is designed to benefit seed producers and potato growers and replace existing aggressive chemical treatments, which are not environmentally friendly.

Pimi’s management estimates that additional and substantial R&D is required to tailor SeedGuard™ to specific seeds, which requires several years of work. Therefore, Pimi’s management has decided to postpone the development of this product until its other products are fully commercialized. Accordingly, as of the date of this prospectus, SeedGuard™’s development is delayed until sufficient funds are raised.

Performic Acid

Pimi has begun researching the field of performic acid based, eco-friendly solutions (see “Intellectual Property” elsewhere in this prospectus). Additionally, Pimi has consulted a leading global chemical producer for the purpose of exploring and evaluating the possibility of commercial development in this field.

Device for Treatment of Fruits and Vegetables in Transit

We are in process of developing a disposable adjustable substance diffuser device, designed to utilize our products on fruits and vegetables transported in containers. We intend to file in the near future a patent application covering this device in the United States. This unique solution shall prolong shelf life, reduce product deterioration losses and keep freshness of transported agriculture goods. Our management anticipates that, once developed, this product will be primarily demanded by those distributors that use long term and long distance maritime transportation methods.

Financings

See section entitled “Liquidity” above for information on our financing activities.

Employees

As of the date of this prospectus, Pimi employs 4 full time and 2 part time employees. Subject to receipt of appropriate funds, Pimi intends to employ additional employees or retain services of external service providers, mainly in field of R&D and marketing.

Competition

Competition with SuperClean™ and CitruWash™

As of the date of this prospectus, we are not aware of any non-residue product, which provides similar levels of cleaning efficacy as our SuperClean™ and CitruWash™, without leaving harmful chemical by-products. Chlorine-based cleansers and their manufacturers and distributors are our major competitors in this field. Nevertheless, we believe that retailers’ demand to reduce the Maximum Residue Levels (MRL) of pesticides in their fresh fruits will eventually lead producers to prefer our environmentally friendly solutions.

Competition with CitrusGuard™ and FreshProtect™

As of the date of this prospectus, we are not aware of any non-residue product, which provides similar levels of sanitizing efficacy as our CitrusGuard™ and FreshProtect™, without leaving harmful chemical by-products. Manufacturers and distributors of Imazalil, such as Makhteshim Agan Industries and Janssen Pharmaceutica N.V, are our major competitors in this field.

Competition with SweetGuard™

SweetGuard™ is intended to increase the cleaning ability of sweet potatoes and improve their appearance. As of the date of this prospectus, we are not aware of any products competing with SweetGuard™.

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Competition with SpuDefender™

CIPC manufacturers and distributors are large chemical companies, such as Cerits Europe B.V, Loxan B.V, Aceto Agriculture Chemical Corporation, United Phosphorous limited, Mirfield Sales Services Limited, Standon Chemicals limited, Atlas Crop Protection Limited and Whyte Agrochemical LTD. These manufacturers have promoted UK’s "CIPC Stewardship Action Plan 2008," which was created to monitor the application of CIPC and insure it does not exceed the current EU MRL of 10mg/kg to enable the continued use of CIPC in the UK. Pimi expects significant competition from these manufacturers and distributors of CIPC.

The following products, which purport to substitute CIPC , are in potential competition with our SpuDefenderTM:

•	Greenvale, UK, launched the Ethylene gas solution that may control sprouts at low dosage. It has been used in some storage rooms in Europe. Pimi believes that Ethylene has some disadvantages: First, it requires relatively expensive equipment for its distribution and second, after releasing the potatoes from their storage room, it accelerates sprouting.

•	Certis, Belgium, launched the Caraway oil extract. Nevertheless, Pimi argues that this substitute cannot replace CIPC because it is not palatable and it affects the fry colors.

•	Certis also manufactures clove oil. According to Pimi, clove oil has several disadvantages: First, it affects taste and aroma, and second, to the best of Pimi’s knowledge, its use was banned due to bad fry colors.

•	Other potentially competing products are: 1.4-Dimethylnaphthalene (1.4-DMN) and 2,6-Disopropylnaphthalene, which are synthetic hormones that replicate natural hormones in potatoes that induce and prolong their dormancy. To the best of Pimi’s knowledge, combining these hormones with CIPC can effectively control sprouting. Nonetheless, such a combination has no disinfection capability. Thus, while these products exist in the US market for several years, they have no significant presence.

•	There are several other hydrogen peroxide products that allege to possess substantial bacteriologic control abilities that are similar to those of Pimi’s products. To the best of Pimi’s knowledge, all of these products are based on HP and Acetic & Peracetic acide. These compounds have been used in the food industry for more the 60 years. While limited in scope, they were proved very effective as disinfectants. Nevertheless, applying them to fruits and vegetables is disadvantageous since they possess no long-term effect as disinfectants.

Competition with our StorGuard™

StorGuard™ is used mainly to increase shelf life and storability of crops, such as cabbage, broccoli and onions. As of the date of this prospectus and to Pimi’s best knowledge, the following methods are alternative methods for increasing storability:

•	Ozone – using Ozone is popular to prevent air pathogens in storage rooms. However, Pimi believes it may pose health risks because it exposes people to carcinogenic residues.

•	Chlorine-Dioxide – a strong chlorination detergent that aerosols the room with Chlorine. The industry dislikes Chlorine since it may attach to the product’s surface and create a carcinogenic compound. Furthermore, it has significant odor that may remain on the product during its shelf life. Moreover, Chlorine is aggressive for workers because its residues stay in the air. Recently, however, a vendor providing food treatment solutions has promoted the use of Chlorine and turned it into more common.

Competition with our OnionGuard™

OnionGuard™ is intended to increase storability of onions. As of the date of this prospectus, we are unaware of any competing products.

Price Competition

Pimi believes that both farmers and packaging houses will prefer Pimi’s solutions, which are residue free, or low residue, environmentally friendly solutions. Indeed, Pimi’s solutions comply with the current trend to use environmentally friendly products instead of subsisting chemicals having high residue. These solutions also meet the demand of regulators to reduce the usage of high residue chemicals (such as CIPC). Since Pimi’s solutions have costs that are similar to those of current solution, the price of Pimi’s products will resemble the price of the alternative solutions.

Regulatory Approval of Pimi's Products

The following description will relate to the countries in which the Company intends to sell its products:

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Regulatory Process in the United States

Our products are regulated by both the EPA and the FDA.  Indeed, the regulatory agency that governs any particular product depends on the claims that are made for that product.  Accordingly, the EPA governs any of our products that claim microbial control on raw agricultural commodities, such as FreshProtect™.  Similarly, the FDA governs any of our products that make cleaning claims on raw agricultural commodities, such as CitruWash™.

The EPA registration process is governed by the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”).  Under Section 3 of FIFRA, the EPA registers or licenses pesticide products. The registration process requires registrants to submit a comprehensive prospectus including chemistry and safety data to enable the EPA to make a safety determination. On November 30, 2012, the EPA registered FreshProtect™ in accordance with the provisions of Section 3 of FIFRA. In addition to the requirement of federal registration of pesticides, all states in the U.S. require product registration pursuant to the applicable state laws.  Accordingly, on May 29, 2013 we received certificate of registration for our FreshProtect™ from the Department of Pesticide Regulation (CDPR) of the State of California, which enable us to market and sell this product in California. Finally, the EPA along with Section 409 of the Federal Food, Drug and Cosmetic Act or (“FFDCA”) and the tolerance or tolerance exemption process set residue levels for pesticides that are applied to raw agricultural commodities.  All of the ingredients contained in FreshProtect™ have the appropriate tolerance or tolerance exemption for residues that may result from the use of FreshProtect™.

All of the ingredients contained in cleansers products must be approved by the FFDCA for use on food commodities.  In accordance with the legal opinion we have received, CitruWash™ is classified as a cleanser under the applicable US laws and regulations. Moreover, all of the ingredients contained in CitruWash™ comply with the requirements of the FFDCA. .

Under Sections 201(s) and 409 of the FFDCA, any substance that is intentionally added to food constitutes a food additive. Food additives are subject to pre-market review and approval by the FDA, unless they are generally recognized as safe under the conditions of their intended use among qualified experts, or unless their use is otherwise excluded from the definition of a food additive. The FDA established a notification procedure whereby any person may notify the FDA that a particular use of a substance is “GRAS" (Generally Recognized As Safe). After submitting such a notification and while the FDA is reviewing the notification, the substance identified as GRAS may be marketed even without informing the FDA.

To date, we have received the EPA’s approval for SpuDefender™. We also received the approval of the state of Wisconsin for the registration of this product. Thus, we may sell SpuDefender™ for commercial use in Wisconsin.

SweetGuard™ is used as a cleanser on post-harvest sweet potatoes. Therefore, SweetGuard™ is regulated under both the Toxic Substances Control Act (“TSCA”) and FFDCA. Under both of these statutes, the individual components or substances comprising a product must comply with the statutes’ provisions and implementing regulations.

Pimi Agro has evaluated the components of SweetGuard and concluded that they comply with the provisions of TSCA and FFDCA and their corresponding implementing regulations.

Regulatory Process in Israel

SpuDefender™ has been approved by the Israeli Plant Protection Authority for use on potatoes and sweet potatoes in Israel. To the best of Pimi’s knowledge, CitrusGuard™, SuperClean™ and SweetGuard™ do not require approval by the Israeli Plant Protection Authority under the applicable Israeli laws and regulations.

Regulatory Process in Europe

The European Commission in the European authority that regulates the approval of our products. To approve a product, the European Commission requires in its Plant Protection Products Directive 91/414 (the "EU Directive 91/414") a showing that the product is not toxic, that it has physical and chemical safety properties and that it is effective (i.e. it achieves the statement under its label). To submit our application ("Dossier"), we have engaged Redebel S.A from Brussels, Belgium ("Redebel"), who specializes in such processes.

We have been advised by Redebel that in order to register our products (mainly FreshProtect™ and SpuDefender™) in Europe, the European Commission must approve the complete Dossier for inclusion of Hydrogen Peroxide according to "Annex I" of the EU Directive 91/414 ("Annex I Listing"). This Dossier must include documentation and information concerning the active ingredient (in our case - Hydrogen Peroxide). The important elements of such documentation include the toxicological and eco-toxicological profile of the molecule, as well as the eventual dangers and hazards that involve human exposition. Furthermore, an example of use of this substance in a “formulated” product must also be presented. Finally, the most important element of this part is a demonstration of efficacy – that is proof that the product complies with what is declared on its label.

The normal procedure for efficacy testing lasts approximately two years. In light of this long regulatory process, we have decided to focus on sales in the US and other territories outside the EU, before filing for approval in the EU. Therefore, the regulatory process of approving our products in the EU is currently postponed.

We are currently examining whether SuperClean™ and/or CitruWash™ (which are cleansers) require registration in EU.

As of the date hereof, there are no additional pending regulatory processes the Company is involved in.

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Business Strategy

Pimi’s solutions comply with market trends related to increasing freshness while reducing residue pesticides in consumed goods. Accordingly, Pimi has adopted the following strategy to introduce its solutions:

After presenting its solutions to market leaders, they later usually introduce Pimi to their suppliers and allow Pimi to present them with its solutions. Subsequently, Pimi usually runs Beta site trials and commercial trials with these suppliers. Concurrently, Pimi applies to the authorized regulator in order to approve the product. After such approval is obtained, Pimi begins selling its product to these suppliers.

Based on this strategy, we have established our Joint Venture with VegiSafe LLC, whose parent company - Earthbound LLC - is engaged in consulting to mass market retail companies and major supermarket chains in North America. Our Joint Venture contacted major citrus’ packagers in U.S. See “Customers and Partners.”

We plan to sell Pimi’s products to farmers and growers with large storage houses, as well as to storage providers and packaging companies. Initially, we intend to sell our products through local distributors or post-harvest service providers who serve this market. Once we establish a foothold in the market, we will attempt to establish strategic relations with several large distributors (e.g. large post-harvest services providers) who already have a regional distribution network. This will enable us to rapidly increase our global market share and coverage, without investing in building a global distribution network. At this stage, based on this model, we will furnish the know-how of our technology to these strategic partners, who will be responsible for ordering the product from our OEM manufacturers. This will enable us to focus on developing additional products. The distributors will also be in charge of marketing our products. Furthermore, they will be obligated to minimum sales. We intend to support our distributors with professional advice, technical support, research and tests results, and provide them with professional publications related to our products. We will also provide market education to our distributors and educate them regarding the regulation of our products.

Pimi’s distributors will purchase the products from Pimi, and Pimi will deliver it to the customers through its OEM producers. The distributors will be trained by Pimi’s technical team and will be responsible for recommending, training, and perhaps also for designing and installing the required systems that distribute the products in storehouses and packaging lines. For customers who do not have the required systems, Pimi and its distributors will either sell the system for a cost to be determined or alternatively, include it in a minimum order of goods.

PROPERTIES

Executive Offices

The Company and its subsidiary currently lease office space at Kibbutz Alonim. The Company currently pays monthly rent of $1,000 (3,700 NIS) plus VAT per month pursuant to a 12 month lease started Jan 1, 2013 until December 31, 2013. We do not currently own investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future. We have not determined at this time to have any executive officer in the United States. We may leave sales office space in the United States.

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LEGAL PROCEEDINGS

From time to time, we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, management does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Pimi Israel has recently opposed an application for a patent, filed by a third party with the Israeli Patent Authority which might interfere with the use of our products used in certain temperatures. In its opposition Pimi Israel argues that the patent application lacks novelty and is devoid of inventive step, as well as inequitable conduct from the third party’s side while hindering prior art from the IPA examiners. Recently, the third party has requested to amend its applications, and the parties are in discussions regarding the procedures and proceedings applicable thereto. .To the Company’s best knowledge (i) the same US application for a patent, has been declined twice by the US Patent Office and (ii) patent offices in France and Turkey have granted patents to the third party, prior to submission of the opposition in Israel.

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MANAGEMENT, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholder Agreement

Our shareholders, Alon Carmel ("Carmel"), Omdan Consulting and Instructing Ltd. (a company under the control of Advocate Eitan Shmueli and his wife Mrs. Vivy Shmueli) ("Omdan"), Nir Ecology Ltd. (a company controlled by Mr. Nimrod Ben Yehuda, our CTO), Ashdor Asset Management and Trust Ltd. (that held the shares in trust for Nir)) ("Nir") (collectively the "Shareholders"), entered into an agreement on February 24, 2009 (the "Shareholders Agreement"). Under the Shareholders Agreement, the shareholders have agreed to vote their shares in the annual general meeting of the shareholders. Omdan and Nir will vote for 2 directors that will be proposed by Carmel. Carmel and Nir will vote for one director who will be proposed by Omdan. Carmel and Omdan will vote for one director who will be proposed by Nir. The parties agreed that in the case that Carmel holds less than 15% but more than 7.5% of Pimi's outstanding share capital, Omdan and Nir shall vote for only one director who will be proposed by Carmel. In case that the holdings of any party are less than 7.5% of Pimi's outstanding share capital, other two parties will not be obligated to vote for the director proposed by such party. In case that the number of directors appointed by the parties is more than four directors, the parties will appoint an even number of directors. In case that six directors are to be appointed, Carmel will propose the fifth director and Omdan and Nir will vote for him, Nir will propose the sixth director and Carmel and Omdan will vote for him. In case that eight directors are to be appointed, Carmel will propose the seventh director and Omdan and Nir will vote for him. Omdan will propose the eighth director and Carmel and Nir will vote for him. In case there is no unanimous consent between the shareholders in regard to the identity of an external director, the shareholders will vote against the appointment of such external director at any general meeting such a director is presented for approval. In an addendum to the Shareholders Agreement dated April 23, 2009, Nir and Omdan agreed that in case of liquidation of the Company or a sale of the majority of its shares to an investor (collectively, the “Sale”) under which Carmel will receive consideration of less than $965,000, they will pay Carmel the balance up to $965,000, out of the sum they have received under the Sale

Relationship with Shareholders

On July 12, 2004 Nir and Machteshim Chemical Works Ltd. ("Machteshim") entered into an agreement (the "Assignment Agreement"), under which Machteshim transferred to Pimi Israel all of its rights in the know-how and/or information relating to the product known as MC-10, which is the previous name of the Pimi Israel's product SpuDefender™ (the "Product"). In addition, Machteshim assigned to Pimi Israel all the rights in the patents and/or patent applications and/or licenses and/or documents related to the Product. Under the Assignment Agreement, Machteshim undertook to register, at its own expense, all of the rights in the patent and/or patent application relating to the Product in the countries indicated in an appendix to the Assignment Agreement. If Machteshim does not register the patents, it will transfer all the required documents to Nir, or to any party on its behalf, and Nir, or any party on its behalf, shall carry out the registration. Under an agreement dated November 11, 2005 between Nir and Pimi Israel, Nir declared and confirmed that the know-how and patents and patent applications and/or licenses relating to the Product, which were assigned to Pimi Israel by Machteshim under the Assignment Agreement (collectively, the "Intellectual Property"), belong exclusively to Pimi Israel, except for the right of use of the Intellectual Property for water treatment applications, which was granted irrevocably and exclusively on a world-wide basis to Nir or to its controlling shareholders (or any company in which Nir is controlling shareholder or have an interest). Nir undertook to sign all necessary documents for the completion of the assignment of the Intellectual Property to Pimi Israel.

Nir managed Pimi Israel's patents during the years 2006-2009 and incurred expenses in connection to his services. In 2008, Pimi Israel agreed to pay to Nir for these services and in reimbursement of the expenses incurred by it a sum of NIS 100,000 (US$ 26,490).

Nir is the Israeli agent of a supplier of one of the raw materials utilized by Pimi Israel in the formulation of its products. During the development stage of its formulation, Pimi Israel imported to Israel the raw materials in order to formulate its products. Under an agreement dated November 11, 2005, Pimi Israel purchased from Nir such raw materials at cost price plus a 10% handling commission. Under this agreement, Pimi Israel paid to Nir as a consideration for importing the materials and as handling commission, an amount of 150,343 NIS ($41,971) and 31,167 NIS (US$ 8,095) for the years 2011 and 2012 respectively.

On December 30, 2010 the Company issued to Nir 34,013 shares of Common Stock, for the sum of $20,408 ($0.6 per share of Common Stock), which was paid by Nir.

On August 2010, Pimi entered into an agreement with Carmel, the Chairman of its Board and one of Pimi’s major shareholders, pursuant to which Carmel (or a company under his control) will receive $3,000 per month in consideration for services rendered in his capacity as the Chairman of the Board. On December 30, 2010, Pimi issued to Carmel 25,000 shares of Common Stock, for the sum of $15,000 ($0.6 per share of Common Stock), which was paid by Carmel.

Mr. Eitan Shmueli (the controlling shareholder of Omdan) and Mr. Nimrod Ben Yehuda have personally guaranteed to Bank Hapoalim a line of credit of 60,000NIS ($15,703) that were granted to Pimi Israel.

Our Board of Directors has determined that each of our agreements and relationships with our shareholders described herein is fair to all of our shareholders.

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Legal Services

Eitan, Mehulal & Sadot Advocates and Patent Attorneys Law offices (“EMS”), in which Mr. Eitan Shmueli (a controlling shareholder of Omdan, one of our shareholders) is a partner, has a retainer and other consulting agreements with Pimi. As of November 2011, we agreed on reduction of fifty percent (50%) of EMS monthly fee for a period of two (2) upcoming months. Pimi paid to EMS total legal fees of 198,260 NIS ($51,496) and 155,599 NIS ($43,438) in the years 2012 and 2011, respectively. For the nine month ending September 30, 2013 Pimi obligated to pay EMS total legal fees of 107,120 NIS ($29,439) and have actually paid 8,875 NIS ($2,439) thereof.

On December 30, 2010, the Company issued 70,000 shares of its Common Stock to Ashdor Assets Managements and Trusts Ltd. (a trust company under the control of Mr. Eitan Shmueli who is one of the major shareholders of our company through Omdan Consulting and Instructing Ltd.), which holds the shares in trust for four EMS attorneys, including Mr. Shmueli (who purchased 50,771 shares), in total sum of $42,000 ($0.6 per share of the Company’s Common Stock).

Legal Proceedings, Cease Trade Orders and Bankruptcy

As of the date of this prospectus, no director or executive officer and no shareholder holding more than 5% of any class of our voting securities, or any associate of any such director, officer or shareholder is a party adverse to us or to any of our subsidiaries or has an interest adverse to us or to any of our subsidiaries.

No director or executive officer of our company is, as of the date of this prospectus, or was within 10 years before the date of this prospectus, a director, chief executive officer or chief financial officer of any company (including us), that:

(a)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No director or executive officer of our company, and no shareholder holding a sufficient number of securities of our company to be able to materially affect the control of our company:

(a)	is, as of the date of this prospectus, or has been within the 10 years before the date of this prospectus, a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(b)	has, within 10 years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder;

(c)	has, within 10 years before the date of this prospectus, been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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(d)	has, within 10 years before the date of this prospectus, been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No director or executive officer of our company, and no shareholder holding a sufficient number of our securities to be able to materially affect the control of our company has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

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EXECUTIVE COMPENSATION

Employment Agreements

Ami Sivan – CEO

On May 23, 2012 (the “Effective Date”) the Company entered into an Employment Agreement (the “Agreement”) with Mr. Ami Sivan, dated May 15, 2012, pursuant to which Mr. Sivan shall serve as CEO of the Company. Pursuant to the Agreement, Mr. Sivan shall designate eighty percent of his time towards the business and affairs of the Company and its subsidiary. For each of the six months following the Effective Date (the “Initial Period”) Mr. Sivan shall be paid a monthly gross salary of twenty five thousand (25,000) NIS. Thereafter, Mr. Sivan shall be paid a monthly gross salary of 27,500 NIS. In addition, Mr. Sivan shall be reimbursed for certain ongoing professional expenses. Furthermore, the Company shall contribute the following monthly amounts: (i) 5% of Mr. Sivan salary on account of pension payments; (ii) 8 1/3% of Mr. Sivan’s salary on account of severance compensation; and (iii) up to 2.5% of Mr. Sivan’s salary towards disability insurance. The Company shall also pay a monthly amount equal to 7.5% of Mr. Sivan salary toward a further education fund.

In September 2012 we agreed with Mr. Sivan on reduction of $2,500 of his monthly salary. In 2012 Pimi has paid Mr. Sivan the total sum of 245,194 NIS ($63,687), pursuant to his employment agreement.

In addition under the 2009 Share Incentive Plan Mr. Sivan is entitled to 280,000 options for 280,000 shares of the Company’s common stock, to be vested to him in three years, on each anniversary of commencement of his employment with the Company; 93,333 options annually. The exercise price per each common stock share is $0.80.

The foregoing description of the Mr. Sivan’s employment agreement is qualified in its entirety by reference to copy thereof included as Exhibits 10.1 and 10.2 to our Form 8-K filed with the SEC on May 30, 2012.

Nimrod Ben Yehuda - CTO

According to an agreement dated November 13, 2005, as amended on November 16, 2006, and of April 28, 2009, Mr. Ben Yehuda has been appointed as Pimi's CTO. Mr. Ben Yehuda is entitled to a monthly gross salary of 25,000 NIS ($6,543), plus benefits such as executive insurance, education fund at the rate of 10% (7.5% contribution by us), and disability insurance. Furthermore, Mr. Ben Yehuda is entitled to a credit card for approved expenses, including traveling expenses, a fully paid rental car (including taxes assessed for private use) and a mobile phone which will be fully covered by the Company. Mr. Ben Yehuda devotes approximately 180 hours a month in connection with his full-time employment with the Company, and devotes 100% of his working time to the business and affairs of the Company. On August 2010 we agreed with Mr. Ben Yehuda that his gross salary will be reduced to 15,000 NIS ($3,927) per month until additional funds will be raised. On February 2011, we agreed with Mr. Ben Yehuda that his salary will be set again to 25,000 NIS ($6,543) per month. In November 2011 we agreed on reduction of fifty percent (50%) percent of Mr. Ben Yehuda's salary for a period of two (2) upcoming months. Between January 1st and August 31st, 2012 Mr. Ben Yehuda's monthly gross salary was 25,000 NIS. In September 2012 we agreed with Mr. Ben Yehuda on reduction of 10,000 NIS of his monthly salary. Pimi has paid Mr. Ben Yehuda the total sum of 415,358 NIS ($107,885) and 458,228 NIS ($127,922) in 2012 and 2011, respectively.

The foregoing descriptions of Mr. Ben Yehuda’s employment agreement and amending agreements are qualified in their entirety by reference to the copies of such documents which are included as Exhibits 10.3, 10.4 and 10.5 incorporated by reference to our Form S-1/A filed with the SEC on July 2, 2009.

Avi Lifshitz - CFO

Pimi has entered into a Personal Service Agreement in November 2008 with accountant Mr. Avi Lifshitz and Ad wise Ltd., a company under the control of Mr. Lifshitz ("Ad wise"), under which Ad Wise and Mr. Lifshitz are entitled together to a total consideration of 10,000 NIS ($2,617) plus VAT per month as from October 2008, and to additional 1,667 NIS ($436) per month, commencing July 1, 2009. Unless Pimi raises capital from an external investors in a sum exceeding $1,000,000, Pimi shall pay Mr. Lifshitz and Ad wise, on behalf of the consideration, a monthly sum of 5,000 NIS ($1,309) plus VAT, and the balance of the consideration shall accrue for the benefit of Mr. Lifshitz and Ad wise and shall be paid to them following the aforesaid raising of capital. The consideration to Mr. Lifshitz is paid as salary and the consideration to Ad wise is paid against VAT receipt. In November 2011 we agreed on reduction of fifty percent (50%) of Mr. Lifshitz's monthly compensation for a period of two (2) upcoming months. The consideration covers taxes, national insurance, pension fund and/or any other social insurance and/or benefits, car maintenance and cellular phone expense. In September 2012 we agreed with Mr. Lifshitz and Ad wise on reduction of 10,000 NIS of their monthly consideration. Pimi expenses under this Personal Service Agreement amounted to the total sum of 118,788 NIS ($30,854) and 116,341 ($32,478) in 2012 and 2011, respectively. Mr. Lifshitz's works approximately 36 hours a month in connection with the business and affairs of the Company and his position is considered to be part-time. Mr. Lifshitz devotes approximately 20% of his working time to the business of the Company.

In addition under the 2009 Share Incentive Plan Mr. Lifshitz was entitled to 62,355 options for 62,355 shares of the Company’s common stock which were vested to him in 16 quarters commencing as of October 1, 2008; 3,897 options each quarter. The exercise price per each Ordinary share is U.S $0.72 per share.

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The foregoing descriptions of Mr. Lifshitz’ employment agreement and amending agreements are qualified in their entirety by reference to the copies of such documents which are included as Exhibits 10.8 and 10.9 incorporated by reference to our Form S-1/A filed with the SEC on July 2, 2009.

The following table sets forth the cash compensation paid to our executive officers for services rendered until December 31, 2012.

For the nine month ending September 30, 2013 we obligated to pay our executive officers total compensation of 826,721 NIS ($227,201) for the services rendered by them and have actually paid 285,115 NIS ($78,356) thereof, (not including options in the amount of 133,112 NIS ($ 36,582).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(5)	Non-equity deferred compensation earnings ($)	All other Compensation ($)	Total ($)
Youval Saly (1)(6) Former Chief Executive Officer	2010 2011 2012	112,121 153,541 100,866	Nil Nil Nil	Nil Nil Nil	7,062 2,147 Nil	Nil Nil Nil	Nil Nil Nil	119,183 155,688 100,866

Ami Sivan (2) Chief Executive Officer	2012	63,687	Nil	Nil	35,235	Nil	Nil	98,922

Avi Lifshitz (3)(7) Chief Financial Officer	2010 2011 2012	35,464 32,478 30,854	Nil Nil Nil	Nil Nil Nil	4,961 2,341 559	Nil Nil Nil	Nil Nil Nil	40,425 34,819 31,413

Nimrod Ben Yehuda (4) Chief Technology Officer, Director	2010 2011 2012	89,913 112,587 103,487	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	13,158 15,535 4,438	103,071 127,922 107,885

Alon Carmel Chairman of the Board of Directors	2010 2011 2012	13,934 27,254 41,199	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	13,934 27,254 41,199

Doron Shorrer (8) Director	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Mr. Saly has ceased his role as CEO of the Company on May 23, 2012 and has ceased to be employed by us on August 23, 2012.

(2) Mr. Sivan commenced his employment with us on May 23, 2012.

(3) Mr. Lifshitz was employed by us in November 2008.

(4) Mr. Ben Yehuda began his employment with us in 2005.

(5) For the assumptions made in the valuation of the options see note 10B to the financial statements.

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(6) Mr. Saly was granted 311,773 options for 311,773 Common Stock shares that were vested in 16 quarters starting as of December 2007, each quarter 19,486 shares.

(7) Mr. Lifshitz was granted 62,355 options for 62,355 Common Stock shares that were vested in 16 quarters starting as of October, 2008 each quarter 3,897 shares.

(8) On March 12, 2013 Mr. Shorrer was granted 48,000 options for 48,000 shares of Common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is $1.00.

The information below is as of December 31, 2012.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options(#)	Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
Avi Lifshitz Chief Financial Officer	62,355	-	-	0.72	October 1, 2018	-	-	-	-
Ami Sivan(1) Chief Executive Officer	-	280,000	-	0.8	May 23, 2022	-	-	-	-

(1)	Under the 2009 Share Incentive Plan Mr. Sivan is entitled to 280,000 options for 280,000 shares of the Company’s common stock, to be vested to him in three years (commencing on May 23, 2012), on each anniversary of commencement of his employment with the Company; 93,333 options annually. The exercise price per each common stock share is $0.8.

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Compensation of Directors

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business.  From time to time we may engage certain members of the board of directors to perform services on our behalf.  In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

The chart below lists director’s compensation for the fiscal year ended December 31, 2012.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation earnings ($)	Nonqualified deferred compensation earnings ($)	All other Compensation ($)	Total ($)
Alon Carmel Chairman of the Board of Directors	41,199	Nil	Nil	Nil	Nil	Nil	41,199
Doron Shorrer (1) Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Nimrod Ben Yehuda	103,447	Nil	Nil	Nil	Nil	4,438	107,885

(1)	On March 12, 2013 Mr. Shorrer was granted 48,000 options for 48,000 shares of Common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is $1.00.

Compensation Committee

We do not have a Compensation Committee. Our Board as a whole makes decisions related to compensation.

Compensation Committee Report

We do not have a Compensation Committee. Each member of our Board has reviewed the Compensation and Discussion and Analysis and recommended it be included in this prospectus.

35

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plan

In January 2008, Pimi Israel’s Board of Directors ("Pimi Israel's Board") approved a stock option plan for the grant, without consideration ("Pimi Israel's plan"), of up to 623,547 options ("Pimi Israel's Options" or "Plan"), exercisable into 623,547 ordinary shares of NIS 0.01 par value of Pimi Israel to employees officers and directors of Pimi Israel. The exercise price and vesting period for each grantee of Options will be determined by Pimi Israel's Board and specified in such grantee's option agreement. The options will vest over a period of 1-16 quarters based on each grantee's option agreement. Any option not exercised within 10 years after the date of grant thereof expires.

On April 27, 2009, following the acquisition of Pimi Israel, the Company adopted the 2009 Share Incentive Plan (the "2009 Share Incentive Plan"), pursuant to which the Company's Board of Directors is authorized to grant up to 3,000,000 options, exercisable into 3,000,000 shares of the Company. The purpose of the 2009 Share Incentive Plan is to offer an incentive to employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable to the Company, as well as to replace the Pimi Israel Plan.

Upon the adoption of the 2009 Share Incentive Plan, all options granted under the Pimi Israel Plan were replaced by options with similar terms, subject to the 2009 Share Incentive Plan on a 1 for 1 basis (561,191 options were replaced of which 124,709 options relate to non-employees).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	180,777	$0.81	2,127,633
Total	180,777	$0.81	2,127,633

Under the 2009 Share Incentive Plan Mr. Sivan is entitled to 280,000 options for 280,000 shares of the Company’s common stock, to be vested to him in three years, commencing on May 15, 2012 on each anniversary of commencement of his employment with the Company; 93,333 options annually. The exercise price per each common stock share is $0.8.

Under the 2009 Share Incentive Plan Mr. Shorrer is entitled to 48,000 options for 48,000 shares of the Company’s common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is US$ 1.00.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership

The table below sets forth the number and percentage of shares of our common stock owned as of November 15, 2013 by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our Directors, and (iii) our officers and Directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Prior to Offering (1)	Percentage of Class Prior to the Offering (2)	Amount and Nature of Beneficial Ownership After the Offering	Percentage of Class After the Offering (10)

Directors and Named Officers as a group

Common Stock	Alon Carmel (3) c/o Pimi Agro CleanTech, Inc. Kibbutz Alonim, PO Box 117, Hutzot Alonim 30049 Israel	2,522,895	27.02%	2,522,895	18.9

Common Stock	Doron Shorrer c/o Pimi Agro CleanTech, Inc. Kibbutz Alonim, PO Box 117, Hutzot Alonim 30049 Israel	91,725(4) (5)	0.98%	91,725	0.68

Common Stock	Nimrod Ben-Yehuda (3)(6) c/o Pimi Agro CleanTech, Inc. Kibbutz Alonim, PO Box 117, Hutzot Alonim 30049 Israel	1,443,075	15.45%	1,443,075	10.8

Common Stock	Avi Lifshitz c/o Pimi Agro CleanTech, Inc. Kibbutz Alonim, PO Box 117, Hutzot Alonim 30049 Israel	62,355(8)	0.66%	62,355	0.46

Total for all Directors and Named Officers		4,102,050	44.07%	4,102,050	30.7

Common Stock	M.Y.A.SH. Entrepreneurship & Projects Ltd.	895,000	9.5%	895,000	6.7

Common Stock	Omdan Consulting and Instructing Ltd (3) (7) 44 Nachal Amud St. Ramat- Hasharon, Israel, 47204	940,533	10.07%	940,533	7.05

(1)	This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2)	Applicable percentage ownership is based on 9,336,487 shares of Common Stock outstanding as of November 15, 2013, together with securities exercisable or convertible into shares of Common Stock within 60 days of November 15, 2013, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of November 15, 2013, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

37

(3)	For the terms of Voting Agreement between Alon Carmel, Nir Ecology and Omdan Consulting and Instruction Ltd see Certain Relationship and Related Transactions.
(4)	This number is comprised of 52,548 shares owned by Shorrer International Ltd., a company which is to the best of the Company’s knowledge under the control of Mr. Shorrer, and 31,177 options which became vested under Mr. Shorrer’s option agreement.
(5)	On March 12, 2013 Mr. Shorrer was granted 48,000 options for 48,000 shares of Common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is $1.00.
(6)	The shares are owned by Nir Ecology Ltd, a company under the control of Mr. Ben Yehuda and are held in trust for Nir Ecology by a trustee.
(7)	A company owned by Mr. Eitan Shmueli and his wife Mrs. Vivy Shmueli. Mr. Shmueli was the Co-Founder of Pimi Israel and serves as Pimi’s legal Advisor in Israel. This number is comprised of 854, 762 shares, 5,000 shares that may be issued under applicable convertible note and 30,000 warrants, owned by Omdan, and 50,771 shares owned by Mr. Eitan Shmueli, which were purchased on December 30, 2010. The shares owned by Omdan and Mr. Shmueli are held by trustees.
(8)	This number represents the amount of options which became vested under Mr. Lifshitz’ option agreement.
(9)	This number is comprised of 437,500 shares of our common stock owned by M.Y.A.SH. Entrepreneurship & Projects Ltd. and warrants to purchase 437,500 shares of our common stock, exercisable until December 31, 2014, exercise price of $0.8 per each common stock share.
(10)	Applicable percentage ownership is based on 9,336,487 shares of Common Stock outstanding as of November 15, 2013, together with 4,000,000 shares of Common Stock, the maximum which may be allocated under this offering.

38

Changes in Control

There are no existing arrangements that may result in a change in control of our company.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that Doron Shorrer is an “independent director” as that term is defined in the listing standards of the NYSE MKT.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.01 per share and 600,000 shares of series A preferred stock, par value $0.01 per share. No other class or series of capital stock is currently authorized under the Corporation’s articles of incorporation.

Common Stock

We had 9,336,487 shares of common stock outstanding as of November 15, 2013.

Holders of common stock are entitled to one vote per share on all matters subject to stockholder vote.  The common stock has no preemptive or other subscription rights.  All of the presently outstanding shares of common stock are fully paid and non assessable.  If the corporation is liquidated or dissolved, holders of shares of common stock will be entitled to share ratably in assets remaining after satisfaction of liabilities and subject to the rights, if any, of the holders of our preferred stock.

The holders of the common stock are entitled to receive dividends when and as declared by the board of directors, out of funds legally available therefore.  The corporation has not paid cash dividends with respect to its common stock in the past.  No share of common stock of the corporation which is fully paid is liable to calls or assessment by the corporation.

Preferred A Stock

We do not have any shares of Series A Preferred Stock currently outstanding.

On March 9, 2012 Pimi closed a private placement in the aggregate amount of $626,000 (the “Private Offering”). The Company issued 62,600 shares of Series A Preferred Stock, par value $0.01 at a purchase price of $10.00 per share to 19 accredited investors and 19 non-accredited investors. Financial West Group served as placement agent in connection with the Private Offering. The holders of shares of Series A Preferred Stock were entitled to receive dividend cash payments of 9% per annum, and subject to certain conversion features. Initially, the Series A Preferred Stock should have been automatically converted into Common Stock and canceled on November 30, 2012; however, the Company agreed with the holders of the Series A Preferred Stock to postpone the automatic conversion date until March 9, 2013. Accordingly, on March 9, 2013, all shares of our Series A Preferred Stock were automatically converted into the Common Stock and canceled; thereby, 782,500 shares of our Common Stock was allocated and issued to former holders of Series A Preferred Stock.

Warrants

We currently have outstanding warrants to purchase an aggregate of (i) 1,006,250 shares of common stock at an exercise price of $0.8, which expire on December 31, 2014; (ii) 115,000 shares of our common stock at an exercise price of $0.01, which expire on April 29, 2015 and (iii) 93,900 shares of our common stock at an exercise price of $1.00, which expire on November 12, 2015.

The material terms and provisions of the Class A Warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part.

Each unit issued in this offering includes 1 common stock Class A warrant(s).  The warrants issued in this offering will be governed by the terms of a physical warrant certificate. Each whole warrant entitles its purchaser to purchase one share of our common stock at a price equal to [●] per share at any time for up to [●] after the closing of this offering. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised.

Subject to certain limitations as described below the warrants are immediately exercisable and expire on the [●] anniversary of the date of issuance..

39

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. After the close of business on the expiration date, unexercised warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants. In addition, as further described in the form of warrant filed as an exhibit to this registration statement, in the event of any fundamental transaction completed for cash, as a transaction under Rule 13e-3 of the Exchange Act, or involving a person not trading on a national securities exchange, the holders of the warrants will have the right to require us to purchase the warrants for an amount in cash that is determined in accordance with a formula set forth in the warrants.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three business days following our receipt of notice of exercise and payment of the exercise price.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

Warrant holders may exercise warrants only if the issuance of the common shares upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides.  We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the warrants are exercised.

If an effective registration statement is not available at the time of exercise, a holder may exercise the warrants as follows:

•	A holder that is not a US person (as defined in Regulation S of the Securities Act) may exercise the warrant if all of the following conditions are met: (i) the holder is not in the United States; (ii) is not exercising the warrants for, or on behalf or benefit of, a US Person or person in the United States; (iii) does not execute or deliver the warrant exercise form in the United States; (iv) agrees not to engage in hedging transactions with regard to the common stock prior to the expiration of a one-year distribution compliance period; (v) acknowledges that the shares of common stock issuable upon exercise of the warrants are “restricted securities” as defined in Rule 144 of the Securities Act; and (vi) acknowledges that we shall refuse to register any transfer of the common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

•	Other holders may exercise the warrants only on a cashless or net exercise basis.

40

PLAN OF DISTRIBUTION

Sandlapper Securities LLC, which we refer to herein as the Placement Agent, has agreed to act as exclusive placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated as of the date of this Prospectus. The Placement Agent is not purchasing or selling any units offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercial reasonable best efforts to arrange for the sale of all of the units offered hereby. Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus.  This is a “best efforts – all or none ” offering as to the Minimum Amount ($2,000,000 of gross proceeds) and there can be no assurance that we will sell either the Minimum Amount or the entire Maximum Amount of units pursuant to this prospectus. All proceeds shall be held in a non interest bearing escrow account at US Bank pending acceptance of subscriptions for the minimum amount. Unless and until the minimum amount is subscribed and accepted on or before [30 days from the date of this Prospectus](the “Initial Offering Period’), all subscriptions will be returned to investors without interest of deduction. Assuming the minimum amount is subscribed and accepted on or before the expiration of the Initial Termination Period, then the offering will continue until the earlier of completion of the sale of the Maximum Amount or a date which is 90 days from the date of this Prospectus. [

We have agreed to (i) pay the Placement Agent a placement agent's fee equal to seven percent (7%) of the aggregate gross proceeds of this offering and (ii) such number of warrants to purchase shares of Common Stock equal to ten percent (10%) of the aggregate number of shares sold in the offering as contained in the Units. Such warrants shall be exercisable for a five (5) year period [commencing 180 days after the effective date of the registration statement of which this Prospectus form a part] following the closing date of the offering, in whole or in part, at a price per share equal to one hundred and twenty-five percent (125%) of the purchase price for shares of common stock of the company in the offering.

In compliance with the lock-up restrictions set forth in FINRA Rule 5110(g)(1), neither the Placement Agent’s warrants nor the underlying securities may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of the offering, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. The holder of these warrants will have, in that capacity, no voting, dividend or other stockholder rights.  Any profit realized on the sale of the units issuable upon exercise of these warrants may be deemed to be additional underwriting compensation.  The securities underlying these warrants are being registered pursuant to the registration statement of which this prospectus is a part.  During the term of these warrants, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock.  We may find it more difficult to raise additional equity capital while these warrants are outstanding.  At any time at which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

Subject to compliance with FINRA Rule 5110(f)(2)(D), we have also agreed to reimburse the Placement Agent’s expenses in an amount equal to three percent (3%) of the aggregate gross proceeds of the offering. The following table shows the per unit and total placement agent's fees that we will pay to the Placement Agent in connection with the sale of the shares and warrants offered pursuant to this prospectus assuming the purchase of all of the units offered hereby.

Per unit placement agent's fees	$	[●]

Maximum offering total	$	[●]

We must sell a minimum of 1,600,000 units in order to complete the offering. Thereafter, we may sell up to an additional 3,400,000 of units.

Our obligations to issue and sell units to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser's obligation to purchase units is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us, excluding the placement agent's fees, will be approximately $[●] which include legal, accounting and printing costs, various other fees and reimbursement of the placement agent's expenses. The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and the securities purchase agreement. A copy of the placement agent agreement and the form of securities purchase agreement with investors are included as exhibits to the Registration Statement of which this prospectus forms a part.

41

We have engaged the Placement Agent, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class A warrants. To the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority and the rules and regulations of the Securities and Exchange Commission, we have agreed to pay Placement Agent for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the effective date of the registration statement of which this prospectus is part if the exercise was solicited by the Placement Agent. No compensation will be paid to the Placement Agent upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the Placement Agent solicited his, her or its exercise;

•	the warrants are held in a discretionary account, unless prior specific written approval for the exercise is received from the holder;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Lock-Up Agreements

Our officers and directors have agreed that for a period of 18 months from the date of this Prospectus that they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, other than through existing Rule 10b5-1 trading plans, intra-family transfers or transfers to trusts for estate planning purposes, without the consent of the Placement Agent, which consent will not be unreasonably withheld. The Placement Agent may consent to an early release from the lock-up period if, in its opinion, the market for the common stock would not be adversely affected by sales and in cases of an officer’s or director’s financial emergency. We are unaware of any officer or director who intends to ask for consent to dispose of any of our equity securities during the lock-up period.

Stabilization

The rules of the SEC generally prohibit the Placement Agent from trading in our securities on the open market during this offering. However, the Placement Agent is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•	Stabilizing transactions consist of bids or purchases made by the managing Placement Agent for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing Placement Agent on behalf of the Placement Agents in order to reduce a short position incurred by the Placement Agent.
•	Penalty bids permit the managing Placement Agent to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

If the Placement Agent commences these activities, it may discontinue them at any time without notice. The Placement Agent may carry out these transactions on the OTC Bulletin Board or otherwise.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Exchange Act including without limitation, Rule 10b- 5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

Pursuant to the Placement Agency Agreement, we have agreed to indemnify Sandlapper Securities, LLC against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement, or to contribute to payments which Sandlapper Securities LLC or other indemnified parties may be required to make in respect of any such liabilities.

42

Determination of Offering Price

In determining the offering price for the shares of common stock and warrants, and the exercise price of the warrants, the Company will consider a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over a period of time, the illiquidity and volatility of our common stock prevailing market conditions, our historical performance, our future prospects and the future prospects of our industry in general, our capital structure, estimates of our business potential and earnings prospects, the present state of our development and an assessment of our management and the consideration of the above factors in relation to market valuation of companies engaged in businesses and activities similar to ours. Once the offering price has been determined, the common stock offering price and warrant offering price will remain fixed for the duration of the offering. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were our financial information, our historical performance, our future prospects and the future prospects of our industry in general, our capital structure, estimates of our business potential and earnings prospects, the present state of our development and an assessment of our management and the consideration of the above factors in relation to market valuation of companies engaged in businesses and activities similar to ours.

It is also possible that after the offering, the shares of common stock will not trade in the public market at or above the offering price.

43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Foley Shechter LLP in the United States.  Sandlapper Securities, LLC was represented by Becker & Poliakoff, LLP in the United States.

EXPERTS

Our consolidated financial statements as of December 31, 2012, and December 31, 2011, included in this registration statement have been audited by Fahn Kanne & Co., independent registered public accounting firms, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports that we file with the Securities and Exchange Commission, or SEC, are available at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding reporting companies.

44

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

Consolidated Financial Statements

as of December 31, 2012

45

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

Consolidated Financial Statements

as of December 31, 2012

F-1

Report of Independent Registered Public Accounting Firm To the Stockholders of PIMI AGRO CLEANTECH, INC. (A Development Stage Company)	Fahn Kanne & Co. Head Office Levinstein Tower 23 Menachem Begin Road Tel-Aviv 66184, ISRAEL P.O.B. 36172, 61361 T +972 3 7106666 F +972 3 7106660 www.gtfk.co.il

We have audited the accompanying consolidated balance sheets of Pimi Agro Cleantech, Inc. (a development stage company) and subsidiary (hereinafter: the "Company") as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2012 and for the cumulative period from January 14, 2004 (date of inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Board of Directors and management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pimi Agro Cleantech, Inc. and subsidiary as of December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 and for the cumulative period from January 14, 2004 (date of inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company is in the development stage as defined in FASB Accounting Standards Codification (ASC) Topic 915, "Development Stage Entities". It has not yet generated sufficient revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2012, the Company has incurred accumulated losses of US$ 5,007,417, stockholders' deficit of US$ 886,202 and cumulative negative operating cash flow of US$ 4,291,122. These factors among others, as discussed in Note 1 to the consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Certified Public Accountants (Isr.)

Tel-Aviv, Israel

March 25, 2013

F-2

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	US dollars (except share data)
	December 31,
	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	33,484	22,446
Accounts receivable	138,040	186,842
Other current assets (Note 3)	29,409	22,487
Total current assets	200,933	231,775

Property and Equipment, Net (Note 4)	25,633	27,559

Funds in Respect of Employee Rights Upon Retirement	86,270	68,015
Total assets	312,836	327,349
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable:
Trade (Note 5A)	141,078	145,189
Other (Note 5B)	212,854	167,357
Convertible Bonds (Note 7)	187,177	174,356
Total current liabilities	541,109	486,902

Series A Convertible preferred stock (Note 8)	571,225	-

Liability for employee rights upon retirement	86,704	73,454
Total liabilities	1,199,038	560,356
Commitments (Note 9)
Stockholders’ Deficit (Note 10)
Common stocks of US$ 0.01 par value ("Common stocks"):
30,000,000 shares authorized as of December 31, 2012 and 2011; issued and outstanding 8,553,587 shares and 8,541,087 shares as of December 31, 2012 and 2011, respectively	85,535	85,410
Additional paid in capital	4,100,695	4,055,026
Accumulated other comprehensive loss	(65,015)	(61,768)
Deficit accumulated during the development stage	(5,007,417)	(4,311,675)
Total stockholders' deficit	(886,202)	(233,007)
Total liabilities and stockholders’ deficit	312,836	327,349

The accompanying notes are an integral part of the consolidated financial statements.

F-3

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	US dollars (except share data)
	Year ended December 31,			Cumulative period from January 14, 2004 (date of inception) through December 31,
	2012	2011	2010	2012(*)

Revenues from sales of products	351,399	460,089	274,001	1,355,281
Research and development expenses (Note 11)	(689,070)	(698,300)	(567,115)	(4,239,886)
General and administrative expenses (Note 12)	(295,055)	(298,980)	(280,499)	(1,825,857)
Operating loss	(632,726)	(537,191)	(573,613)	(4,710,462)
Financing expenses, net	(63,016)	(69,675)	(55,425)	(216,621)
Loss from continuing operation	(695,742)	(606,866)	(629,038)	(4,927,083)
Loss from discontinued operation, net	-	-	-	(80,334)
Loss for the year	(695,742)	(606,866)	(629,038)	(5,007,417)
Other comprehensive income (loss):
Foreign currency translation adjustments	(3,247)	8,114	(28,216)	(65,015)
Comprehensive loss for the period	(698,989)	(598,752)	(657,254)	(5,072,432)

Loss per share (basic and diluted) (Note 14)	(0.08)	(0.07)	(0.09)	0

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-4

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
January 14, 2004 (date of inception)	-	-	-	-	-	-	-
120,000 common stock issued for cash of US$ 0.002 per share	120,000	1,200	(932)	-	-	-	268
Balance as of December 31, 2004	120,000	1,200	(932)	-	-	-	268

Loss for the year	-	-	-	-	-	(223,285)	(223,285)
Other comprehensive (loss) income	-	-	-	5,989	-	-	5,989
Receipts on account of shares	-	-	-	-	100,000	-	100,000
Balance as of December 31, 2005	120,000	1,200	(932)	5,989	100,000	(223,285)	(117,028)
Loss for the year	-	-	-	-	-	(831,415)	(831,415)
Other comprehensive (loss) income	-	-	-	(12,748)	-	-	(12,748)
Issuance of 25,200 common stock for cash of US$ 7.50 per share on January 2, 2006	25,200	252	188,748	-	(100,000)	-	89,000
Issuance of 24,000 common stock for cash of US$ 7.56 per share on July 19, 2006	24,000	240	181,293	-	-	-	181,533
Issuance of 72,000 common stock for cash of US$ 7.53 per share on December 28, 2006	72,000	720	541,600	-	-	-	542,320
Issuance of 1,688 common stock for cash of US$ 8.33 per share on December 28, 2006	1,688	17	14,043	-	-	-	14,060
Receipts on account of shares	-	-	-	-	33,644	-	33,644
Balance as of December 31, 2006	242,888	2,429	924,752	(6,759)	33,644	(1,054,700)	(100,634)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-5

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(341,453)	(341,453)
Other comprehensive (loss) income	-	-	-	(23,206)	-	-	(23,206)
Issuance of 8,708 common stock for cash of US$ 2.37 per share, 30,006 common stock for cash of US$ 3.28 per share, 7,754 common stock for cash of US$ 0.0025 per share and 591 common stock for cash of US$ 3.45 per share in April 2007	47,059	471	119,375	-	(33,644)	-	86,202
Issuance of 6,937 common stock for cash of US$ 4.10 per share in June 2007	6,937	69	28,339	-	-	-	28,408
Issuance of 747,390 common stock for cash of US$ 0.078 per share in July 2007	747,390	7,474	51,061	-	-	-	58,535
Issuance of 996,520 common stock for cash of US$ 0.024 per share in August 2007	996,520	9,965	14,007	-	-	-	23,972
Issuance of 996,520 common stock for cash of US$ 0.024 per share in November 2007	996,520	9,965	15,212	-	-	-	25,177
Issuance of 996,520 common stock for cash of US$ 0.0026 per share in December 2007	996,520	9,965	(7,405)	-	-	-	2,560
Receipts on account of shares	-	-	-	-	100,000	-	100,000
Balance as of December 31, 2007	4,033,834	40,338	1,145,341	(29,965)	100,000	(1,396,153)	(140,439)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(602,994)	(602,994)
Other comprehensive (loss) income	-	-	-	109	-	-	109
Issuance of 716,589 common stock for cash of US$ 0.041 per share in February 2008	716,589	7,166	22,370	-	-	-	29,536
Issuance of 235,334 common stock for cash of US$ 0.72 per share in February 2008	235,334	2,353	166,600	-	(100,000)	-	68,953
Issuance of 291,515 common stock for cash of US$ 0.69 per share in June 2008	291,515	2,915	197,085	-	-	-	200,000
Issuance of 310,382 common stock for cash of US$ 0.71 per share in September 2008	310,382	3,104	216,161	-	-	-	219,265
Issuance of 444,004 common stock for cash of US$ 0.74 per share in November 2008	444,004	4,440	323,548	-	-	-	327,988
Stock based compensation	-	-	43,767	-	-	-	43,767
Balance as of December 31, 2008	6,031,658	60,316	2,114,872	(29,856)	-	(1,999,147)	146,185

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-7

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
Loss for the year	-	-	-	-	-	(1,076,624)	(1,076,624)
Other comprehensive (loss) income	-	-	-	(11,810)	-	-	(11,810)
Issuance of 26,399 common stock for cash of US$ 1.33 per share in January 2009	26,399	264	34,721	-	-	-	34,985
Issuance of 3,373 common stock for cash of US$ 1.33 per share in March 2009	3,373	34	24,966	-	-	-	25,000
Issuance of 201,972 common stock for cash of US$ 0.73 per share in March 2009	201,972	2,020	122,980	-	-	-	125,000
Issuance of 45,328 common stock for cash of US$ 1.32 per share in March 2009	45,328	453	59,547	-	-	-	60,000
Issuance of 4,459 common stock for cash of US$ 1.32 per share in April 2009	4,459	45	5,516	-	-	-	5,561
Issuance of 45,328 common stock for cash of US$ 1.32 per share in June 2009	45,328	453	59,547	-	-	-	60,000
Issuance of 40,000 common stock for cash of US$ 1.35 per share in June 2009	40,000	400	53,600	-	-	-	54,000
Issuance of 20,000 common stock for cash of US$ 1.35 per share in August 2009	20,000	200	26,800	-	-	-	27,000
Issuance of 20,000 common stock for cash of US$ 1.35 per share in September 2009	20,000	200	26,800	-	-	-	27,000
Issuance of 35,000 common stock for cash of US$ 1.35 per share in October 2009	35,000	350	46,900	-	-	-	47,250
Issuance of 45,330 common stock for cash of US$ 1.32 per share in October 2009	45,330	453	59,547	-	-	-	60,000
Issuance of 54,263 common stock for cash of US$ 1.35 per share in November 2009	54,263	542	68,193	-	-	-	68,735
Stock based compensation	-	-	91,077	-	-	-	91,077
Balance as of December 31, 2009	6,573,110	65,730	2,795,066	(41,666)	-	(3,075,771)	(256,641)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-8

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
Loss for the year	-	-	-	-	-	(629,038)	(629,038)
Other comprehensive (loss) income	-	-	-	(28,216)	-	-	(28,216)
Issuance of 3,225 common stock for cash of US$ 1.55 per share in February 2010	3,225	32	4,968	-	-	-	5,000
Issuance of 35,000 common stock for cash of US$ 1.35 per share in February 2010	35,000	350	46,900	-	-	-	47,250
Issuance of common stock and warrants, net of issuance costs in August 2010 (**)	385,108	3,851	197,215	-	-	-	201,066
Issuance of 134,121 common stock for cash of US$ 0.6 per share in December 2010	134,121	1,341	76,118	-	-	-	77,459
Amounts attributed to detachable warrants issued in connection with convertible bonds (***)	-	-	41,208	-	-	-	41,208
Beneficial conversion feature on convertible bonds (***)	-	-	41,207	-	-	-	41,207
Stock based compensation (****)	30,000	300	82,046	-	-	-	82,346
Balance as of December 31, 2010	7,160,564	71,604	3,284,728	(69,882)	-	(3,704,809)	(418,359)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

(**)	See Note 10G.

(***)	See Note 7.

(****)	Including US$ 24,850 with respect to the issuance of 30,000 common stock to a service provider.

The accompanying notes are an integral part of the consolidated financial statements.

F-9

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
Loss for the year	-	-	-	-	-	(606,866)	(606,866)
Other comprehensive (loss) income	-	-	-	8,114	-	-	8,114
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in January 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in February 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 250,000 common stock and warrants for cash of US$ 0.8 per share in March 2011	250,000	2,500	197,500	-	-	-	200,000
Issuance of 368,750 common stock and warrants for cash of US$ 0.8 per share in April 2011	368,750	3,688	291,312	-	-	-	295,000
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in May 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 12,500 common stock and warrants for cash of US$ 0.8 per share in September 2011	12,500	125	9,875	-	-	-	10,000
Issuance of 62,500 common stock and warrants, and payment of US$ 50,000 in cash as equity issuance costs (see Note 10O)	62,500	625	(50,625)	-	-	-	(50,000)
Exercise of options	311,773	3,118	-	-	-	-	3,118
Stock based compensation	-	-	25,986				25,986
Balance as of December 31, 2011	8,541,087	85,410	4,055,026	(61,768)	-	(4,311,675)	(233,007)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-10

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
Loss for the year	-	-	-	-	-	(695,742)	(695,742)
Other comprehensive loss	-	-	-	(3,247)	-	-	(3,247)
Issuance of 12,500 common stock and warrants for cash of US$ 0.8 per share in March 2012	12,500	125	9,875	-	-	-	10,000
Stock based compensation	-	-	35,794	-	-	-	35,794
Balance as of December 31, 2012	8,553,587	85,535	4,100,695	(65,015)	-	(5,007,417)	(886,202)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the financial statements.

F-11

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	US dollars
	Year ended December 31,			Cumulative period from January 14, 2004 (date of inception) through December 31,
	2012	2011	2010	2012(*)
Cash flows from operating activities:
Loss for the period	(695,742)	(606,866)	(629,038)	(5,007,417)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Depreciation	7,368	8,693	7,433	47,053
Increase in liability for employee rights upon retirement	11,169	18,802	8,485	84,195
Stock based compensation	35,794	25,986	82,346	278,970
Interest on convertible bonds	12,821	48,086	42,340	103,247
Interest on stockholders loans	-	-	-	(2,409)
Issuance costs of convertible preferred stock	62,600	-	-	62,600
Change in fair value of convertible preferred stock	(54,775)	-	-	(54,775)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	51,588	(71,796)	(91,634)	(140,825)
Decrease (increase) in other current assets	(6,198)	29,706	(18,700)	(123,705)
Increase (decrease) in accounts payable – trade	(7,304)	(8,335)	103,167	136,143
Increase (decrease) in accounts payable – other	41,685	(104,451)	64,714	245,467
Net cash used in operating activities generated from continuing operations	(540,994)	(660,175)	(430,887)	(4,371,456)
Net cash provided in operating activities generated from discontinued operations	-	-	-	80,334
Net cash used in operating activities	(540,994)	(660,175)	(430,887)	(4,291,122)
Cash flows from investment activities:
Increase in funds in respect of employee rights upon retirement	(16,146)	(11,156)	(15,899)	(82,810)
Purchase of property and equipment	(4,870)	(1,709)	(17,262)	(69,230)
Net cash used in investment activities	(21,016)	(12,865)	(33,161)	(152,040)
Cash flows from financing activities:
Credit from banking institution	-	(62,632)	50,924	(2,615)
Issuance of convertible preferred stock, net	563,400	-	-	563,400
Proceeds from issuance of common stock and warrants	10,000	758,118	253,316	3,319,267
Payment on account of shares	-	-	-	233,644
Proceeds from issuance of convertible bonds and warrants, net	-	-	159,808	159,808
Proceeds from loans from stockholders	-	-	-	194,083
Net cash provided by financing activities	573,400	695,486	464,048	4,467,587
Effect of exchange rate changes on cash and cash equivalents	(352)	-	-	9,059
Increase (decrease) in cash and cash equivalents	11,038	22,446	-	33,484
Cash and cash equivalents at beginning of the period	22,446	-	-	-
Cash and cash equivalents at end of the period	33,484	22,446	-	33,484

Supplementary information on financing activities not involving cash flows:

During December 2010, the Company issued 134,121 shares of common stock to its stockholders in respect of accounts payable in an amount of US$ 77,459.

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the consolidated financial statements.

F-12

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

A.	Pimi Agro Cleantech, Inc. (the "Company") was incorporated on April 1, 2009, under the laws of the State of Delaware. On April 27, 2009, the Company acquired from its stockholders all of the issued and outstanding shares of Pimi Agro Cleantech Ltd. (hereinafter: "Pimi Israel"), including preferred and ordinary shares. As a consideration for the transaction, the Company issued its stockholders an equal number of its common stock (6,313,589 shares). As a result of the acquisition, Pimi Israel became a wholly-owned subsidiary of the Company. The transaction involved companies under common control, and accordingly, the acquisition has been accounted for at historical cost in a manner similar to a pooling of interests. On this basis, the stockholders’ equity has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for the acquisition of Pimi Israel as if such shares were issued at the dates they were issued by Pimi Israel to its stockholders on the basis of 1 common stock for each 1 preferred share or 1 ordinary share of Pimi Israel. The historical financial statements prior to April 27, 2009 were retroactively restated to reflect the activities of Pimi Israel.

Pimi Israel was incorporated in 2004 and commenced its operations in 2005. Pimi Israel develops, produces and markets products for improving the quality and extending the shelf-life of fruits and vegetables. Since its inception, Pimi Israel has devoted substantially all of its efforts to business planning, research and development and raising capital, and has not yet generated significant revenues. Accordingly, Pimi Israel and the Company (collectively, the "Group") are considered to be in the development stage as defined in FASB Accounting Standards Codification (ASC) Topic 915, "Development Stage Entities".

In February 2010, the Company's common stock began quotation on the OTC Bulletin Board under the symbol "PIMZ.OB".

B.	Going concern uncertainty

Since its incorporation (April 1, 2009), the Company has not had any operations other than those carried out by Pimi Israel. The development and commercialization of Pimi Israel's products will require substantial expenditures. Pimi Israel and the Company have not yet generated sufficient revenues from their operations to fund the Group activities, and are therefore dependent upon external sources for financing their operations. There can be no assurance that Pimi Israel and the Company will succeed in obtaining the necessary financing to continue their operations. Since inception, the Company (and Pimi Israel) has incurred accumulated losses of US$ 5,007,417, stockholders' deficit of US$ 886,202 and cumulative negative operating cash flow of US$ 4,291,122.

During 2012, the Group raised funds via issuance of convertible preferred stock in a total amount of US$ 563,400 (net of related expenses).

The Company will need to secure additional capital in the future in order to meet its anticipated liquidity needs. The Company would expect to secure additional capital primarily through the sale of additional Common Stock or other equity securities and/or debt financing. Funds from these sources may not be available to the Company on acceptable terms, if at all, and the Company cannot give assurance that it will be successful in securing such additional capital.

The Company focuses its solutions towards vegetables and fruits which are considered the largest in terms of worldwide consumption. Among other things, the Company tries to cooperate with major fruit packing houses in Israel and abroad.

These factors raise substantial doubt about Pimi Israel and the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-13

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 1 - GENERAL (cont.)

C.	Risk factors

The Company and Pimi Israel (collectively, the "Group") face a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Group's products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Group's future results.

In addition, the Group expects to continue incurring significant operating costs and losses in connection with the development of its products and increased marketing efforts.

As mentioned above, the Group has not yet generated significant revenues from its operations to fund its activities, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

A.	Functional currency and translation to the reporting currency

The functional currency of the Company is the US dollar (“US$”), which is the currency of the primary economic environment in which the operations of the Company are conducted. The functional currency of its foreign subsidiary is the New Israeli Shekel ("NIS").

The financial statements of the subsidiary were translated into US dollars in accordance with the relevant standards of the Financial Accounting Standards Board ("FASB"). Accordingly, assets and liabilities were translated from NIS to US dollars using year-end exchange rates, and income and expense items were translated at average exchange rates during the year.

Gains or losses resulting from translation adjustments are reflected in stockholders' deficit, under “accumulated other comprehensive income (loss)”.

Balances denominated in, or linked to foreign currency are stated on the basis of the exchange rates prevailing at the balance sheet date. For foreign currency transactions included in the statements of operations, the exchange rates applicable on the relevant transaction dates are used. Transaction gains or losses arising from changes in the exchange rates used in the translation of such balances are carried to financing income or expenses.

	Year ended December 31,
	2012	2011	2010
Official exchange rate of NIS 1 to US dollar	0.268	0.262	0.282

B.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

As described in Note 1A above, the acquisition of Pimi Israel has been accounted for in a manner similar to a pooling of interests at historical cost.

F-14

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

As applicable to these consolidated financial statements, the most significant estimates and assumptions relate to the fair value estimate of the Series A Convertible preferred stock and to the going concern assumption.

D.	Cash and cash equivalents

The Group considers all short-term investments, which are highly liquid investments with original maturities of three months or less at the date of purchase, to be cash equivalents.

E.	Property and equipment

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When asset are retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the statements of operations.

2.	Rates of depreciation:

%
Computers	33
Furniture and office equipment	7-15

F.	Impairment of long-lived assets

The Group's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Group has not recorded any impairment losses in the reported periods.

G.	Deferred income taxes

Deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the tax rates expected to be in effect at the time when these differences reverse. Valuation allowances in respect of the deferred tax assets are provided for if, based upon the weight of available evidence, it is more likely than not that all or a portion of the deferred income tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes. However, the Company did not recognize such items in its financial statements for any of the reported periods and did not recognize any liability with respect to unrecognized tax positions in its balance sheets.

F-15

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Liability for employee rights upon retirement

Pimi Israel's liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. Pimi Israel makes monthly deposits to insurance policies and severance pay funds. The liability of the Company is fully provided for.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits/losses.

Severance expenses for the years ended December 31, 2012, 2011 and 2010, amounted to US$ 11,169, US$ 18,802 and US$ 8,485, respectively.

I.	Revenue recognition

Revenues are recognized when delivery has occurred and there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivables is reasonably assured and no further obligations exist.

Revenues from sales of products are recognized when title and risk and rewards for the products are transferred to the customer.

J.	Research and development costs

Research and development expenses are charged to operations as incurred. Grants received from the Government of Israel for development of approved projects are recognized as a reduction of expenses when the related costs are incurred (see also K. below).

K.	Royalty-bearing grants

Royalty-bearing grants from the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel (the "OCS") for funding approved research and development projects are recognized at the time Pimi Israel is entitled to such grants, on the basis of the costs incurred and included as a reduction of research and development costs. The cumulative research and development grants recognized since inception amount to US$ 121,753.

As of December 31, 2012, the Company has not accrued any royalties, since no revenues were recognized in respect of the funded projects.

L.	Loss per share

Basic loss per share is computed by dividing loss by the weighted average number of common shares outstanding during the year.

In computing diluted loss per share, basic losses per share are adjusted to reflect the potential dilution that could occur upon the exercise of options issued or granted using the treasury stock method and upon the conversion of convertible bonds and Series A Convertible preferred stock using the if-converted method. The effect of such exercise or conversion is considered dilutive in all the reported periods.

F-16

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

M.	Stock-based compensation

Stock based compensation to employees is recognized in the statement of operations as an operating expense, based on the fair value of the award on the date of grant. The fair value of stock-based compensation is estimated using the Black Scholes option-pricing model. The Group has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period.

Stock based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, "Equity-Based Payments to Non-Employees".

N.	Fair value of financial instruments

ASC Topic 825-10, "Financial Instruments" defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and other current liabilities balances, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

As described in Note 2R below, the Series A Convertible preferred stock represent a derivative liability and therefore are measured at fair value.

O.	Beneficial conversion feature on convertible bonds

The Company has considered the provisions of ASC Topic 815 - 40, "Derivatives and Hedging - Contracts in Entity's Own Equity", and determined that the embedded conversion feature should not be separated from the host instrument because it qualified for equity classification. Furthermore, the Company applied ASC Topic 470 - 20, "Debt - Debt with Conversion and Other Options" which clarifies the accounting for instruments with beneficial conversion features or contingency adjustable conversion ratios.

The beneficial conversion feature has been calculated by allocating the proceeds received in financing transactions to the convertible instrument and to any detachable warrants included in the transaction and by measuring the intrinsic value of the convertible instrument based on the effective conversion price as a result of the allocated proceeds.

The amount of the beneficial conversion feature with respect to convertible bonds was recorded as a discount on the convertible bonds with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount on the convertible bonds was amortized as interest expenses over the term of the bonds.

P.	Other comprehensive income (loss)

Other comprehensive income (loss), presented in stockholders' equity (deficit), includes, in addition to loss, gains and losses from the translation of the results of foreign subsidiary to the reporting currency.

Q.	Fair value measurements

The Company applies ASC Topic 820-10 (formerly SFAS 157, “Fair Value Measurements”) which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and requires disclosures for fair value measurements.

Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

As of December 31, 2012, the balance of Series A Convertible preferred stock was measured at fair value. The fair value measurement of such financial liability is classified as level 3.

F-17

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

R.	Convertible preferred stock

The Company has considered the provisions of ASC Topic 815, "Derivatives and Hedging", and ASC Topic 470, "Debt" and determined that due to the conversion terms of the convertible preferred stock, they cannot be classified as equity instrument. Accordingly, the convertible preferred stock were classified as a derivative liability and measured at fair value through earnings. Costs incurred to issue the convertible proffered stock were expensed as incurred. See also Note 8.

S.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are deposited with major banks in Israel and the United States of America. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments.

The Company has no significant off-balance-sheet concentration of credit risk.

T.	Recently issued accounting pronouncements

1.	ASC Topic 220, "Comprehensive Income"

Effective January 1, 2012, the Company adopted retrospectively the provisions of Accounting Standard Update No. 2011-05, “Comprehensive Income (Topic 220) - Presentation of Comprehensive Income” (“ASU 2011-05”). ASU 2011-05 eliminated the option to present the components of other comprehensive income as part of the statement of equity and requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

The adoption of ASU 2011-05 did not have a material impact on the consolidated financial statements.

2.	ASC Topic 210, “Balance Sheet”

In December 2011, the FASB issued Accounting Standard Update (ASU) 2011-11, “Balance Sheet (Topic 210) - Disclosures about Offsetting Assets and Liabilities” (ASU 2011-11). ASU 2011-11 enhances disclosures about financial instruments and derivative instruments that are either offset in accordance with the Accounting Standards Codification or are subject to an enforceable master netting arrangement or similar agreement.

The amended guidance will be effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods (fiscal year 2013 for the Company) and should be applied retrospectively to all comparative periods presented.

The Company is currently evaluating the impact that the adoption of ASU 2011-11 would have on its consolidated financial statements, if any.

F-18

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

T.	Recently issued accounting pronouncements (cont.)

3.	ASU 2013-2

In February 2013, the FASB issued Accounting Standard Update No. 2013-02 “Comprehensive Income (Topic 220) “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” (ASU 2013-02). ASU 2013-02 requires an entity to provide information about amounts reclassified out of accumulated other comprehensive income.

According to ASU 2013-02, significant items that are required under U.S. GAAP to be reclassified to net income in their entirety shall be presented by the respective line items of net income either on the face of the financial statements or in the footnotes. Items that are not required under U.S. GAAP to be reclassified to net income in their entirety, will be required to be cross-referenced to other disclosures required under U.S. GAAP that provide additional detail about those amounts.

ASU 2013-02 is effective for public entities prospectively for annual and interim reporting periods beginning after December 15, 2012 (fiscal year 2013 for the Company).

The adoption of ASU 2013-02 is not expected to have a material impact on the financial position or results of operations of the Company, but might result in disclosure of additional information about amounts reclassified out of accumulated other comprehensive income.

NOTE 3 - OTHER CURRENT ASSETS

	US dollars
	December 31,
	2012	2011

Prepaid expenses	15,950	11,610
Government Institutions	3,048	2,977
Others (*)	10,411	7,900
	29,409	22,487

(*) Related parties	6,458	3,585

NOTE 4 - PROPERTY AND EQUIPMENT, NET

	US dollars
	December 31,
	2012	2011

Computers	24,732	24,163
Furniture and office equipment	49,071	43,033
	73,803	67,196
Less – accumulated depreciation	(48,170)	(39,637)
	25,633	27,559

In the years ended December 31, 2012, 2011 and 2010, depreciation was US$ 7,368, US$ 8,693 and US$ 7,433, respectively, and additional equipment was purchased in an amount of US$ 4,870, US$ 1,709 and US$ 17,262, respectively.

F-19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 5 - ACCOUNTS PAYABLE

A.	Trade

	US dollars
	December 31,
	2012	2011

Open accounts	107,236	111,107
Checks payable	33,842	34,082
	141,078	145,189

B.	Other

	US dollars
	December 31,
	2012	2011

Employees and related institutions	48,136	38,842
Government Institutions	9,147	8,524
Accrued expenses	155,571	119,991
	212,854	167,357	(*)
(*) Related parties	96,004	65,729

NOTE 6 - LINE OF CREDIT

As of December 31, 2012, the Company has an unutilized credit line of approximately NIS 60.000 (US$ 16,073) with an Israeli Bank.

NOTE 7 - CONVERTIBLE BONDS

During 2010, the Company issued convertible bonds in the aggregated amount of US$ 159,808 to certain stockholder's which could be converted to common shares of the Company, at the price of US$ 1.35 per share.

The bonds bear interest of 8% per annum and their original maturity period was between April 29 to May 15 of fiscal year 2011.

In addition, the Company issued to their investor, detachable warrants to purchase 118,376 shares of common stock at an exercise price of US$ 1.35 per share. Such warrants were not exercised and expired during October-November 2011.

As a result of the above issuances, the Company recorded in 2010 a total amount of US$ 41,208 in respect of the detachable warrants and a total amount of US$ 41,207 as beneficial conversion feature in respect of the convertible bonds, as a credit to stockholders' equity (additional paid in capital). The fair value of the Warrants was determined using the Black-Scholes pricing model, assuming a risk free rate of 3%, a volatility factor of 50.00%, dividend yields of 0% and an expected life of 1.5 years.

On June 29, 2011, the holder of convertible bonds notified the Company that he decided not to exercise the conversion rights and asked for repayment of the bonds in cash. As of the date hereof, the Company is negotiating with the bonds holder, the terms of repayment of the bonds, which are represented as current liabilities in the balances as of December 31, 2012.

The Company continued to recognize interest expenses based on the terms described above, from the original maturity date until December 31, 2012.

F-20

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 8 - SERIES A CONVERTIBLE PREFERRED STOCK

On December 15, 2011, the Company filed a Certificate of Designation with the Secretary of State of Delaware in connection with the Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall be entitled to receive dividend cash payments of 9% per annum, payable in quarterly installments, and subject to conversion.

On March 9, 2012, the Company completed a closing (the “Closing”) of its private placement (the “Private Offering”) in the aggregate amount of $626,000 (the “Financing”). The Company issued 62,600 shares of convertible preferred stock (“Series A Preferred Stock”) par value $0.01 at a purchase price of $10.00 per share to 19 accredited investors and 19 non-accredited investors (the “Subscribers”). The issuance costs were US$ 62,600 and were paid in cash.

Upon the closing of the Company's next round of financing, provided such closing occurs within twelve (12) months following the execution of the Closing in which Subscribers receive the Series A Preferred Stock, and further subject to minimum proceeds of $2,000,000 being raised in such investment (the "Next Round of Financing"), the Series A Preferred Stock shall automatically be converted into fully paid, nonasseable shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”). The number of such Conversion Shares shall be determined by dividing the investment amount of the holder of the Series A Preferred Stock (the "Investment") by either (a) 80% of the closing price per share of the Company's common stock in Next Round of Financing or (b) dividing each holder’s Investment amount by $0.80, whichever is lower. In the event that the closing of the Next Round of Financing has not occurred by November 30, 2012 (see below), each share of Series A Preferred Stock shall automatically be converted into fully paid, nonassesable shares of Common Stock. Notwithstanding, the holders of Series A Preferred Stock shall be entitled to convert each share of the Series A Preferred Stock into fully paid, nonassesable share of Common Stock, at a price of $0.80 per share at any date before the automatic conversion mentioned above.

Initially all and any shares of Series A Preferred Stock had to be automatically converted to the Common Stock and canceled on November 30, 2012 (see below), and, if converted to the Common Stock on an earlier date, the shares so converted had to be canceled on the date of their respective conversion.

The Company resolved to extend the term of automatic conversion until March 9, 2013. On March 9, 2013 all and any shares of Series A Preferred Stock have been automatically converted into the Common Stock and cancelled, thereby, 782,500 shares of the Company’s Common Stock have been allocated and issued to former holders of Series A Preferred Stock.

As of December 31, 2012 and 2011, 600,000 Series A Preferred Stock were authorized for issuance and 62,600 and 0 were issued and outstanding, respectively.

At December 31, 2012, the Series A Preferred Stock were presented as a non-current liability and measured at fair value based on management's estimate.

See also Note 10A.

NOTE 9 - COMMITMENTS

A.	Pimi Israel is committed to pay royalties to the OCS on the proceeds from sales of products resulting from research and development projects in which the OCS participates by way of grants. In the first 3 years of sales the Company shall pay 3% out of the sales of the product which was developed under the research and development projects. In the fourth, fifth and sixth years of sales, the Company shall pay 4% of such sales and from the seventh year onwards the Company shall pay 5% up to 100% of the amount of grants received plus interest at LIBOR. Pimi Israel was entitled to the grants only upon incurring research and development expenditures. There were no future performance obligations related to the grants received from the OCS. As of December 31, 2012, the contingent liabilities with respect to grants received from the OCS, subject to repayment under these royalty agreements on future sales is NIS 484,429 (US$ 121,753), not including interest.

F-21

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENTS (cont.)

B.	The Company and its subsidiary currently lease office space at Kibbutz Alonim under a short-term operating lease. During the years 2012, 2011 and 2010, the Company paid an annual rent of NIS 10,798, NIS 10,624 and NIS 9,435, respectively. The operating lease is renewed each year and has been extended until December 31, 2013 and the Company pays monthly rent of US$ 1,000.

C.	Joint venture Agreement with Vegiesafe LLC

In January 2009, Pimi Israel entered in a Joint Venture Agreement ("JV") with Vegiesafe LLC ("Vegiesafe") a Limited Liability Company registered in the USA, and part of a group of companies engaged in consulting to mass-market retailers and major supermarket chains in North America.

The JV will market, sell and distribute Pimi Israel's products and technology throughout the USA on an exclusive basis, and throughout Canada and Mexico on a non-exclusive basis. Vegiesafe shall seek retailers and/or major distributors in the USA, who will recommend to its producer and/or suppliers to produce and supply the Isopropyl (N-3 – Chlorophenyl) carbamate (CIPC) free potatoes or CIPC free potato products. The exclusivity of the JV will be subject to fulfillment of certain trigger event and milestones of annual sales. Pimi Israel shall have 70% of the rights in the JV and will nominate two of its directors, and Vegiesafe will have 30% of the rights and will nominate one director. In May 2009 Pimi Israel and Vegiesafe mutually agreed that a trigger event as defined in the agreement, has occurred, thereby obligating, the continuation of the Joint Venture. Accordingly, Vegiesafe’s exclusivity was subject to the following milestones: Entering a CIPC free branding program with two retailers or distributors prior to September 2010; the treatment of 150,000 tons of potatoes in the season of 2011 (September 2011); the treatment of 350,000 tons of potatoes in the season of 2012 (September 2012). As of the date of these financial statements VegiSafe has not complied with the above milestones and the Company has not taken any actions against VegiSafe with this regard.

Vegiesafe was required to invest in the JV an aggregate amount of US$250,000 which was intended to be used to cover expenses reflected in a budget prepared for the JV and approved by Vegiesafe and Pimi Israel. Any additional investment in excess of the US$250,000 shall be contributed by the parties to the JV upon the mutual consent of the parties taking into account the JV's business and needs and will be transferred to the Joint Venture as follows: 70% by Pimi Israel and 30% by Vegiesafe.

On August 9, 2010 Pimi Israel signed with Vegiesafe an Addendum to the Agreement dated January 20, 2009, under which Pimi Israel agreed to expand the activities of the JV in the USA to Sweet Potatoes, Yams, Onions, Cabbages and Mushrooms. In addition, Pimi Israel has agreed to expand the activities of JV in the USA to citrus fruits, provided Vegiesafe will bear all the costs and expenses related to this activity.

Commencing the inception of the JV and until December 31, 2012, the activities of the JV have not been material.

F-22

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL

A.	Description of the rights attached to the Shares in the Company

Common stock:

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of the Company's common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of the directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Series A Convertible Preferred stock:

Holders of preferred stock are entitled to receive dividend cash of 9% per annum, not compounded and, subject to conversion of such preferred stock, as set forth herein, payable in quarterly installments. Upon the closing (the "Closing") of Company's upcoming round of financing, by private equity investors or venture capitalists or Secondary IPO, provided the Closing occurs within 12 months following the Subscription Agreement execution date and minimum proceeds of $2 million are raised (the "Next Round of Financing"), the Convertible Preferred Shares shall automatically, without any further action, be converted into fully paid Common Stock shares of the Company, par value $0.01 per share (the "Conversion Shares"). The number of such Conversion Shares shall be determined by dividing investment amount (the "Investment") by either (a) 80% of the Closing price per share of the Company's common stock in Next Round of Financing or (b) dividing the investment amount by $0.80, whichever is lower. Subject to automatic conversion provisions, as set forth hereinabove, holders of preferred stock are entitled to convert it into common stock at any time at their option at a price of $0.80 per share. The conversion price shall be adjusted for stock dividends, splits, combinations and similar events. In the event of Company's liquidation, dissolution or winding-up, which will occur until conversion, preferred stock holders shall be entitled to the following rights and proceeds: to be paid the original purchase price on each share of the preferred stock plus any dividend cash accrued and unpaid before any amount shall be paid to the holders of the common stock. Thereafter, the preferred stock holders shall participate in proceeds distribution with the common stock holders on an as-converted basis.

Unless otherwise determined by the preferred stock holders, they shall be entitled to the liquidation preference as set forth hereinabove also in event of (i) sale of all or substantially all of the assets of the Company, (ii) merger, reorganization or other transaction in which 50% of the outstanding voting power of the Company is transferred and (iii) exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party. Notwithstanding the foregoing, holders of preferred stock are entitled to receive ratably such dividends, if any, as may be declared by Company's board of directors out of funds legally available. Preferred stock holders have no preemptive rights or other subscription rights, redemption or sinking fund provisions. Upon liquidation, dissolution or winding up of the Company, the holders of the Company's preferred stock will be entitled to share ratably in the net assets legally available for distribution to all shareholders (i.e. all the preferred and common stockholders) after the payment of all of the Company's debts and other liabilities.

F-23

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

B.	Stock-option plans

In January 2008, Pimi Israel’s Board of Directors ("Pimi Israel's Board") approved a stock option plan for the grant, without consideration ("Pimi Israel's plan"), of up to 623,547 options ("Pimi Israel's Options" or "Plan"), exercisable into 623,547 ordinary shares of NIS 0.01 par value of Pimi Israel to employees officers and directors of Pimi Israel. The exercise price and vesting period for each grantee of Options will be determined by Pimi Israel's Board and specified in such grantee's option agreement. The options will vest over a period of 1-16 quarters based on each grantee's option agreement. Any option not exercised within 10 years after the date of grant thereof expires.

On April 27, 2009, following the acquisition of Pimi Israel, the Company adopted the 2009 Share Incentive Plan (the "2009 Share Incentive Plan"), pursuant to which the Company's Board of Directors is authorized to grant up to 3,000,000 options, exercisable into 3,000,000 shares of the Company. The purpose of the 2009 Share Incentive Plan is to offer an incentive to employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable to the Company, as well as to replace the Pimi Israel Plan.

Upon the adoption of the 2009 Share Incentive Plan, all options granted under the Pimi Israel Plan were replaced by options with similar terms, subject to the 2009 Share Incentive Plan on a 1 for 1 basis (561,191 options were replaced of which 124,709 options relate to non-employees).

The fair value of options granted under the plan was estimated at the date of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

Dividend yield (%)	0
Expected volatility (%) (*)	50
Risk free interest rate (%) (**)	3
Expected term of options (years) (***)	5-7
Exercise price (US dollars)	0.01/0.72/1.37
Share price (US dollars)	0.2/0.72/1.37
Fair value (US dollars)	0.19-0.7

(*)	Due to the very limited volume of trade of the Company's shares, the expected volatility was based on the historic volatility of public companies which operate in the same industry sector (agricultural chemical industry).

(**)	The risk free interest rate represents the risk free rate of US$ zero – coupon US Government Bonds.

(***)	Due to the fact that the Company did not have sufficient historical exercise data, the expected term was determined based on the "simplified method" in accordance with Staff Accounting Bulletin No. 110.

Under the 2009 Share Incentive Plan Mr. Sivan is entitled to 280,000 options for 280,000 shares of the Company’s common stock, to be vested to him in three years, on each anniversary of commencement of his employment with the Company; 93,333 options annually. The exercise price per each common stock share is $0.8. The total non-compensation of this grant was US$ 98,841. See also Note 15.

F-24

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

B.	Stock-option plans (cont.)

The fair value of options granted during 2012 under the plan was estimated at the date of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

Dividend yield (%)	0
Expected volatility (%) (*)	50
Risk free interest rate (%) (**)	3
Expected term of options (years) (***)	6
Exercise price (US dollars)	0.8
Share price (US dollars)	0.73
Fair value (US dollars)	0.35

(*)	Due to the very limited volume of trade of the Company's shares, the expected volatility was based on the historic volatility of public companies which operate in the same industry sector (agricultural chemical industry).

(**)	The risk free interest rate represents the risk free rate of US$ zero – coupon US Government Bonds.

(***)	Due to the fact that the Company did not have sufficient historical exercise data, the expected term was determined based on the "simplified method" in accordance with Staff Accounting Bulletin No. 110.

The non-cash compensation relating to options granted to employees and directors was US$ 35,794, US$ 5,554 and US$ 24,194 during the years ended December 31, 2012, 2011 and 2010, respectively (of which US$ 26,426, US$ 2,676 and US$ 17,467 was charged to research and development expenses, respectively and US$ 9,368, US$ 2,878 and US$ 6,727 was charged to general and administrative expenses, respectively).

As of December 31, 2012, there are 2,127,633 shares available for future grants under the 2009 Share Incentive Plan.

The following table presents a summary of the status of the grants to employees and directors as of December 31, 2012, 2011 and 2010:

	Number	Weighted average exercise price
Year ended December 31,	2 0 1 2

Balance outstanding at beginning of year	144,195	0.81
Granted	280,000	0.80
Exercised	-	-
Forfeited	-	-
Balance outstanding at end of the year	424,195	0.80
Balance exercisable at the end of the year	144,195	0.81

F-25

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

B.	Stock-option plans (cont.)

	Number	Weighted average exercise price
Year ended December 31,	2 0 1 1

Balance outstanding at beginning of year	455,968	0.26
Granted	-	-
Exercised	(311,773)	0.01
Forfeited	-	-
Balance outstanding at end of the year	144,195	0.81
Balance exercisable at the end of the year	132,503	0.82

	Number	Weighted average exercise price
Year ended December 31,	2 0 1 0

Balance outstanding at beginning of year	467,658	0.29
Granted	-	-
Exercised	-	-
Forfeited	(11,690)	1.37
Balance outstanding at end of the year	455,968	0.26
Balance exercisable at the end of the year	346,846	0.28

The aggregate intrinsic value of the awards exercisable as of December 31, 2012 and 2011 is US$ 1,247 and US$ 9,047, respectively. The aggregate intrinsic value of the awards outstanding as of December 31, 2012 and 2011 is US$ 1,247 and US$ 9,977, respectively. These amounts represent the total intrinsic value, based on the Company's stock price of US$ 0.73 and US$ 0.8 as of December 31, 2012 and 2011, respectively, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

Range of exercise prices	Outstanding at December 31,	Weighted average remaining contractual life	Weighted average exercise price	Exercisable at December 31,	Weighted average exercise price
US$	2012	years		2012
0.72	124,709	5.86	0.72	124,709	0.72
1.37	19,486	6.5	1.37	19,486	1.37
0.80	280,000		0.80	-	0.80
	424,195			144,195

Range of exercise prices	Outstanding at December 31,	Weighted average remaining contractual life	Weighted average exercise price	Exercisable at December 31,	Weighted average exercise price
US$	2011	years		2011
0.72	124,709	6.86	0.72	113,017	0.72
1.37	19,486	7.5	1.37	19,486	1.37
	144,195			132,503

F-26

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

C.	Investor's Options of Pimi Israel

1.	Exercise of Existing Option in Pimi Israel

During 2008, Pimi Israel issued 239,193 options with an exercise price of US$ 0.695 per option to several investors, exercisable until June 2009 and issued 769,526 options with an average exercise price of US$ 0.695 per option to several other investors, exercisable until the end of February 2009.

During the months of January and February 2009, 201,972 options exercisable until February 2009 were exercised into 201,972 Pimi Israel common shares for a total amount of US$ 145,000 at an average price of US$0.721 per share (the original exercise price was denominated in NIS). All such shares were replaced during the acquisition of Pimi Israel by the Company with shares of the Company and the remaining 567,554 options exercisable until February 2009 expired. The 239,193 options exercisable until June 2009 were replaced with 239,193 options exercisable into shares of the Company at the same exercise price and contractual life. Until June 30, 2009, the options were not exercised and therefore expired.

2.	On January 20, 2009 an investment agreement was entered into between Pimi Israel and Earthbound LLC a Limited Liability Company registered in Delaware ("EB"). It was agreed that EB will invest the total sum of US$300,000. The investment was paid to Pimi Israel in tranches as follows: first tranche of US$60,000 was paid on March 15, 2009. The second tranche of US$60,000 was paid on June 15, 2009. The balance of US$180,000 was to be paid in two installments as follows: US$90,000 on September 15, 2009 and US$90,000 on January 15, 2010. On October 19, 2009, EB paid only US$60,000 of the first installment and are not expected to transfer the remaining US$120,000 (US$30,000 of the first installment and the entire second installment of US$90,000). Accordingly they received the proportionate amount of allocated shares pro rata from the first installment. EB has received the allocated shares pro rata to the investments based on the amount actually paid. On August 24, 2010, EB invested an additional US$30,000 under the Private Placement mentioned in Note 9G and received 50,000 shares of common stock.

As of December 31, 2010, EB has invested a total sum of US$210,000 and received 185,986 shares of common stock of the Company. EB is not expected to pay any amounts under the agreement described above.

In addition, on May 3, 2009, the Company issued to EB a warrant for the purchase of 145,985 shares of common stock at the price of US$1.37 per share to be exercised until June 15, 2009. On June 7, 2009, this date was extended to July 31, 2009 and was again extended to August 30, 2009. The warrants were not exercised and therefore expired.

3.	See Note 7 with respect to convertible bonds and warrants issued to stockholders during 2010.

D.	In December 2008, a member of the Advisory Board received options under the Plan as part of the compensation for his consulting services. Pimi Israel has granted the consultant a total sum of 31,176 options to be vested over a period of 8 quarters, each quarter 3,897 shares, provided the advisor will provide Pimi Israel consulting services for a period of 2 years. The exercise price of each option shall be US$0.72 per share.

The non-cash compensation relating to options granted to the consultant was US$ 12,870 during the year ended December 31, 2010.

F-27

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

E.	In December 2008, a member of the Advisory Board received options under the Plan as part of the compensation for his consulting services. Pimi Israel has granted the consultant a total sum of 93,532 options to be vested over a period of 16 quarters, each quarter 5,846 options for shares, provided the advisor will provide Pimi Israel consulting services for a period of 4 years. The exercise price of each option shall be US$0.72 per share.

The non-cash compensation relating to options granted to consultants was US$ 20,432 during the years ended December 31, 2011 and 2010, for each year. The consulting services were terminated during 2011 and all options nonvested till that date forfeited.

F.	On March 31, 2010, the Company issued 30,000 shares of its common stock to Lampost Capital LLC (the "advisor") in consideration for the financial advisory services that will be rendered to the Company commencing March 1, 2010 and until December 31, 2010.

G.	On August 24, 2010, the Company closed a private placement of 335,108 shares of common stock and warrants to purchase 335,108 shares of common stock to 11 investors, all of whom are existing stockholders of the Company, for aggregate proceeds of US$201,066 pursuant to a Securities Purchase Agreement and Warrant Agreement. Each unit of the Offering was offered at a purchase price of US$0.60 per Unit, and consisted of one share of common stock and one warrant, exercisable at US$0.90 for a period of two years. In addition, the Company issued 50,000 shares to the service providers who dealt with these transactions.

H.	During 2010, the Company issued an aggregate number of 129,013 shares of common stock for certain of its stockholders as a payment for services rendered to the Company in the past, in a total amount of 77,408 (US$ 0.6 per one share of common stock).

I.	On December 28, 2010, the Company entered into an Agreement with a California private company (the "Investor"). Pursuant to the Agreement, the Investor invested a total aggregate sum of US$150,000, at a purchase price of US$0.80 per share, and the Company issued 187,500 shares of its common stock to the Investor (62,500 shares were issued in January 2011 for US$50,000, 62,500 shares were issued in February 2011 for US$50,000 and 62,500 were issued in March 2011 for US$50,000) . For each share of Common Stock purchased, the Investor received a warrant, having an exercise price of US$0.80, exercisable for a period of three years from the date of issuance.

J.	On January 24, 2011, the Company entered into an Agreement with an individual residing in Israel and Israeli private investment company (the “Investors”). Pursuant to the Agreement, the Investors invested a total aggregate sum of US$500,000, at a purchase price of US$0.80 per share, and the Company issued 625,000 shares of its common stock to the Investors (62,500 shares were issued in January 2011 for US$50,000, 62,500 shares were issued in February 2011 for US$50,000, 62,500 were issued in March 2011 for US$50,000, 312,500 were issued in April 2011 for US$250,000 and 125,000 were issued in May 2011 for US$100,000). For each share of common stock purchased, the Investors received a warrant with an exercise price of US$0.80, exercisable until December 31, 2012. The Company extended this warrant until December 31, 2013. In the event the investor invests and/or causes to investment of additional $50,000, the Company shall extend this warrant until December 31, 2014.

K.	On March 2, 2011, the Company entered into subscription agreements with 4 individuals residing in Israel for the total sum of US$100,000 at a purchase price of US$0.80 per share. For each share of common stock purchased, the investor received a warrant with an exercise price of US$0.80, exercisable until March 2, 2013.

F-28

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHARE CAPITAL (cont.)

L.	On April 12, 2011 the Company entered into subscription agreements with an individual and two companies all of which are Israeli residents, under which the company issued 56,250 common stock shares for the total sum of $45,000 (a purchase price of $0.80 per share). For each share of Common Stock purchased, the Company issued a warrant with an exercise price of $0.80, exercisable until April 12, 2013.

M.	On June 6, 2011, the Company paid to a service provider (an Israeli citizen), $50,000 in cash and 62,500 of its common stock shares (representing a fair value of $50,000) as a finder's fee for services rendered by such service provider in connection with several equity investments accrued during 2011, described in L, above.

N.	On June 6, 2011, as a result of options exercised, the Company issued, under the 2009 Share Incentive Plan, to a Trust Company, which holds the shares in trust for the CEO, Mr. Youval Saly, 311,773 common stock shares for the total sum of $3,118 (an exercise price of $0.01 per share).

O.	On September 1, 2011, the Company entered into subscription agreements with an individual residing in Israel, under which the Company issued 12,500 common stock shares for the total sum of US$ 10,000 (a purchase price of US$ 0.80 per share). For each share of Common Stock purchased, the Company issued a warrant with an exercise price of US$ 0.80, exercisable until September 1, 2014.

P.	On March 8, 2012 the Company entered into subscription agreement with one individual residing in Israel for the total sum of US$10,000 at a purchase price of $0.80 per share. For each share of Common Stock purchased, the investor or a third party on his behalf received a warrant with an exercise price of $0.80, exercisable until March 2, 2014.

Q.	On December 23, 2012, , the Company issued to a third party a warrant to purchase 56,250 shares of their common stock with an exercise price of $0.80, exercisable until April 11, 2014, as a fee for such party’s investments’ finding services

R.	See Note 8.

F-29

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 11 - RESEARCH AND DEVELOPMENT EXPENSES

	US dollars
	Year ended December 31,			Cumulative period from January 14, 2004 (date of inception) until December 31,
	2012	2011	2010	2012

Salaries and related expenses	357,042	347,198	252,170	2,021,110
Professional fees	40,816	10,075	69,208	561,763
Materials	137,902	207,367	158,990	784,771
Depreciation	6,445	6,710	5,646	40,242
Travel expenses	27,643	10,374	7,165	236,433
Vehicle maintenance	86,494	73,476	43,368	464,290
Office maintenance and other	32,728	43,100	30,568	253,030
	689,070	698,300	567,115	4,361,639
Less: Grants from the OCS (*)	-	-	-	(121,753)
	689,070	698,300	567,115	4,239,886

(*)	See Note 9A.

NOTE 12 - GENERAL AND ADMINISTRATIVE EXPENSES

	US dollars
	Year ended December 31,			Cumulative period from January 14, 2004 (date of inception) until December 31,
	2012	2011	2010	2012

Salaries and related expenses	50,505	41,263	33,921	501,636
Professional fees	237,966	253,563	236,218	1,007,536
Depreciation	923	1,983	1,787	6,811
Office maintenance and other	5,661	2,171	8,573	309,874
	295,055	298,980	280,499	1,825,857

F-30

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 13 - INCOME TAX

A.	Measurement of results for tax purposes under the Israeli Income Tax (Inflationary Adjustments) Law, 1985 (the “Inflationary Adjustment Law”)

Commencing January 1, 2008, results of operations of Pimi Israel for tax purposes are measured on a nominal basis.

B.	Reduction in Israeli corporate tax rates

On July 25, 2005, the Israeli Parliament passed an amendment to the Income Tax Ordinance (No. 147) – 2005, gradually reducing the tax rate applicable to the Company as follows: 2010 and thereafter – 25%.

On July 23, 2009, as part of the Economic Efficiency Law (Legislative Amendments for the Implementation of the Economic Plan for the years 2009 and 2010) – 2009 (the “Arrangements Law”), article 126 of the Income Tax Ordinance (New Version) – 1961 was amended, whereby the corporate tax rate would be gradually reduced commencing in the 2011 tax year and thereafter, as follows: 2011 – 24%, 2012 – 23%, 2013 – 22%, 2014 – 21%, 2015 – 20% and 2016 and thereafter – 18%.

On December 6, 2011, the Law for the Change in the Tax Burden (Legislative Amendments) – 2011 was publicized.  As part of the law, among other, the Economic Efficiency Law (Legislative Amendments for the Implementation of the Economic Plan for 2009 and 2010) – 2009 and the Income Tax Ordinance (New Version) – 1961 were amended whereby, commencing in 2012, the blueprint for the reduction in the corporate tax rates will be cancelled and the corporate tax rate will be 25%.  Publication of the Law did not have a material impact on the financial statements of the Company.

C.	Tax assessments

The Company and Pimi Israel have not received final tax assessments since their inception.

D.	Carryforward tax losses

As at December 31, 2012, the company and Pimi Israel has loss carry forward balances for income tax purposes of nearly US$ 0.5 million and US$ 4.8 million, respectively, that are available to offset future taxable income, if any.

E.	The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	US dollars
	Year ended December 31,
	2012	2011	2010
Pretax loss	(695,742)	(606,866)	(629,038)
Federal tax rate	35%	35%	35%
Income tax computed at the ordinary tax rate	243,510	212,403	220,163
Non-deductible expenses	(1,104)	(1,139)	(1,139)
Stock-based compensation	(8,949)	(7,570)	(14,374)
Tax in respect of differences in corporate tax rates	(69,574)	(55,144)	(62,904)
Losses and timing differences in respect of which no deferred taxes were generated	(163,883)	(148,550)	(141,746)
	-	-	-

F-31

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 13 - INCOME TAX (cont.)

F.	Deferred taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Group's future tax assets are as follows:

	US dollars
	Year ended December 31,
	2012	2011	2010
Composition of deferred tax assets:
Provision for employee related obligation	29,116	20,153	30,022
Non-capital loss carry forwards	1,222,836	1,030,433	1,005,347
Valuation allowance	(1,251,952)	(1,050,586)	(1,035,369)
	-	-	-

NOTE 14 - LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the year.

The net loss and the weighted average number of shares used in computing basic and diluted loss per share for the years ended December 31, 2012, 2011 and 2010, are as follows:

	US dollars
	Year ended December 31,
	2012	2011	2010
Net loss used for the computation of loss per share	(695,742)	(606,866)	(629,038)

	Number of shares
	Year ended December 31,
	2012	2011	2010
Weighted average number of shares used in the computation of basic and diluted earnings per share	8,550,983	8,290,381	6,764,020
Total weighted average number of ordinary shares related to outstanding options, warrants and shares to be issued upon conversion of the convertible preferred stock excluded from the calculations of diluted loss per share (*)	1,056,214	144,195	455,968

(*)	The effect of the inclusion of option, warrants, convertible bonds and convertible preferred stock in 2012, 2011 and 2010 is anti-dilutive.

F-32

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 15 - RELATED PARTIES

A.	On July 12, 2004, Nir Ecology Ltd. ("Nir", a shareholder of the Company), and Machteshim Chemical Works Ltd. ("Machteshim") entered into an agreement (the "Assignment Agreement"), under which Machteshim transferred to Pimi Israel, all of its rights in the know-how and/or information relating to the product known as MC-10, which is the previous name of the Pimi Israel's product SpuDefender (the "Product"). In addition, Machteshim transferred to Pimi Israel all the rights in the patents and/or patent requests and/or licenses and/or documents related to the Product. Under the Assignment Agreement, Machteshim undertook to register, at its own expense, all the rights in the patent and/or patent request, relating to the Product, in the countries set out in an appendix to Assignment Agreement. If Machteshim does not register the patents, it was agreed that Machteshim will transfer all the required documents to Nir, or any party on its behalf, and Nir, or any party on its behalf, shall carry out the registration. Under an agreement dated, November 11, 2005 between Nir and Pimi Israel, Nir declared and confirmed that the know-how and patents and patent application and/or licenses relating to the Product which were transferred to Pimi Israel from Machteshim under the Assignment Agreement (the "Intellectual Property") belong exclusively to Pimi Israel except for the right of use of the Intellectual Property for water treatment applications which was granted irrevocably and exclusively on a world-wide basis to Nir or to its controlling stockholders (or any company in which Nir’s controlling stockholders have an interest). Nir undertook to sign all necessary documents for the completion of the assignment of the Intellectual Property to Pimi Israel.

B.	Nir is the agent with respect to the region of the State of Israel for raw materials utilized by Pimi Israel in the formulation of its products. During the development stage of its formulation, Pimi Israel imported to Israel the raw materials in order to formulate its products. During the years 2012, 2011 and 2010 Nir has rendered Pimi Israel for materials and services related to importation of Hazard Materials in a total sum of NIS 31,167 (US$ 8,095), NIS 150,343 (US$41,971) and NIS 73,000 (US$20,408), respectively.

C.	Mr. Nimrod Ben Yehuda and Mr. Eitan Shmueli (the controlling shareholder of Omdan Consulting and Instructions Ltd. ("Omdan"), one of the stockholders of the Company), have guaranteed to Bank Hapoalim the line of credit to Pimi Israel.

D.	Pimi Israel entered into an Employment Agreement on November 27, 2006 with Mr. Yuval Saly regarding his employment as the CEO of Pimi Israel. On October 29, 2008, Pimi Israel entered into an Addendum to the Employment Agreement under which Mr. Saly is entitled to total compensation of NIS 50,000 (US$13,086) plus VAT per month from the month of October 2008. This consideration is paid against VAT receipts and covers all social benefits, car maintenance and cellular phone expenses of Mr. Saly. Mr. Saly has taken upon himself the payment for the social security, the pension fund and any other social insurance and benefits.

In August 2010, Pimi Israel agreed with Mr. Saly to reduce his employment and therefore decrease the compensation to be paid to him, to NIS 30,000 (US$7,851) per month, until at such time the Company was able to raise additional funds.

In February 2011, Pimi Israel agreed to increase Mr. Saly's compensation to NIS 40,000 (US$10,468) per month and in March 2011 Pimi Israel agreed with Mr. Saly that he returns to a full time job (180 hours per month) and that his compensation is NIS 50,000 (US$13,086) per month.

Furthermore, as of November 2011, Pimi Israel and Mr. Saly agreed on a reduction of fifty percent (50%) of Mr. Saly's compensation, for a period of two (2) upcoming months. Within the period commencing January 2012 through August 2012 (three months following the effective date of cessation of employment), Mr. Saly's compensation is NIS 50,000 (US$ 13,086), per month.

Pimi Israel paid Mr. Saly the total sum of NIS 388,333 (US$ 100,866), NIS 550,000 (US$153,541) and NIS 418,212 (US$112,121) in 2012, 2011 and 2010, respectively, as consideration under his employment agreement.

F-33

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 15 - RELATED PARTIES (cont.)

D.	(cont.)

In addition, Mr. Saly was entitled to options under the Plan in the total sum of 311,773 options for 311,773 ordinary shares to be vested over 16 quarters starting in December 2007 with 19,486 shares vesting each quarter. The exercise price per ordinary share is US$0.01.

On June 15, 2011 Mr. Saly exercised the option and, accordingly, he received 311,773 shares of Company's common stock which were deposited in the hands of a trust company.

E.	According to an agreement dated November 13, 2005, as amended on November 16, 2006, and of April 28, 2009, Mr. Ben Yehuda has been appointed as Pimi Israel's CTO. Mr. Ben Yehuda is entitled to a monthly gross salary of NIS 25,000 (US$6,543), plus benefits such as executive insurance, education fund at the rate of 10% (7.5% contribution by the Company), and disability insurance. Furthermore, Mr. Ben Yehuda is entitled to a credit card for approved expenses, including traveling expenses, a fully paid rental car (including taxes assessed for private use) and a mobile phone which will be fully covered by the Company.

In August 2010, Pimi Israel agreed with Mr. Ben Yehuda that his gross salary will be reduced to NIS 15,000 (US$3,927) per month until additional funds can be raised.

In February 2011, Pimi Israel agreed with Mr. Ben Yehuda that his salary will be set again to NIS 25,000 (US$6,543) per month.

Furthermore, as of November 2011 Pimi Israel and Mr. Ben Yehuda agreed on a reduction of fifty percent (50%) percent of Mr. Ben Yehuda's salary for a period of two (2) upcoming months.

As of January 2012 Mr. Ben Yehuda's salary is NIS 25,000 (US$6,543), per month.

Pimi Israel paid Mr. Ben Yehuda the total sum of NIS 398,270 (US$ 103,447), NIS 403,298 (US$ 112,587) and NIS 335,337 (US$89,913) in 2012, 2011 and 2010, respectively.

F.	Pimi Israel has entered into a Personal Service Agreement in November 2008 with accountant Avi Lifshitz. Mr. Lifshitz and Ad Wise Ltd., a company under the control of Mr. Lifshitz ("Ad Wise"), under which Ad Wise and Mr. Lifshitz will provide the Company CFO services and shall be entitled together to a total consideration for such services of NIS 10,000 (US$2,617) plus VAT per month as from October 2008 and starting July 1, 2009 additional NIS 1,667 (US$436) per month. Until the date of which Pimi Israel raises capital from an external investor for a sum exceeding US$1,000,000, Pimi Israel shall pay Mr. Lifshitz and Ad Wise, on behalf of the consideration, a sum of NIS 5,000 (US$1,309) plus VAT per month, and the balance of the consideration shall accrue to the credit of Mr. Lifshitz and Ad Wise and shall be paid to them after the raising of capital as aforesaid. The unpaid balance of this amount is US$31,577 as of December 31, 2011.

Furthermore, as of November 2011, Pimi Israel and Mr. Lifshitz agreed on a reduction of fifty percent (50%) of Mr. Lifshitz’s compensation, for a period of two (2) upcoming months. As of January 2012 Mr. Lifshitz’s compensation is NIS 10,000 (US$ 2,617), per month.

Pimi Israel expenses with regard to Mr. Lifshitz engagement amounted to the total sum of NIS 118,788 (US$ 30,854), NIS 116,341 (US$ 32,478) and NIS 132,281 (US$ 35,464) in 2012, 2011 and 2010, respectively.

In addition, the CFO was granted 62,355 options for 62,355 Company shares to be vested over 16 quarters commencing October 1, 2008, with 3,897 shares vesting each quarter. The exercise price per ordinary share is US$0.72.

F-34

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 15 - RELATED PARTIES (cont.)

G.	In August 2010, the Company entered into an oral agreement with Mr. Alon Carmel, who serves as the Company's Chairman of the Board and is one of its major stockholders, pursuant to which Mr. Carmel (or a company under his control) will receive US$3,000 per month in consideration for services rendered as Chairman of the Board.

Furthermore, as of November 2011, Pimi Israel and Mr. Carmel agreed on a reduction of fifty percent (50%) of Mr. Carmel compensation, for a period of two (2) upcoming months. As of January 2012 Mr. Carmel's compensation is NIS 11,463 (US$ 3,000), per month.

The Company paid Mr. Carmel the total sum of NIS 158,615 (US$ 41,199) and NIS 97,628 (US$ 27,254) in 2012 and 2011 respectively. See also Note 9J.

H.	On May 23, 2012 (the “Effective Date”) the Company entered into an Employment Agreement (the “Agreement”) with Mr. Ami Sivan, dated May 15, 2012, pursuant to which Mr. Sivan shall serve as CEO of the Company. Pursuant to the Agreement, Mr. Sivan shall designate eighty percent of his time towards the business and affairs of the Company and its subsidiary. For each of the six months following the Effective Date (the “Initial Period”) Mr. Sivan shall be paid a monthly gross salary of NIS 25,000 (US$ 6,697). Thereafter, Mr. Sivan shall be paid a monthly gross salary of NIS 27,500 (US$ 7,367). In addition, Mr. Sivan shall be reimbursed for certain ongoing professional expenses. In September 2012 we agreed with Mr. Sivan on reduction of NIS 10,000 of his monthly salary. In 2012 Pimi has paid Mr. Sivan the total sum of NIS 245,194 (US$ 63,687), as consideration under his employment agreement.

In addition under the 2009 Share Incentive Plan Mr. Sivan is entitled to 280,000 options for 280,000 shares of the Company’s common stock, to be vested to him in three years, on each anniversary of commencement of his employment with the Company; 93,333 options annually. The exercise price per each common stock share is $ 0.8.

I.	Legal Services

Sadot & Co. Law offices (“Sadot”) in which Mr. Eitan Shmueli (a controlling shareholder of Omdan Consulting and Instructing Ltd. ("Omdan"), one of the Company stockholders), is a partner, has a retainer in monthly consideration of NIS 9,000 (US$ 2,513) and other consulting agreements with Pimi Israel.

Furthermore, as of November 2011, Pimi Israel and Sadot agreed on a reduction of fifty percent (50%) of Sadot's retainer compensation, for a period of two (2) upcoming months. As of January 2012 Sadot's compensation on retainer increased to NIS 11,463 (US$3,000), per month.

Sadot & Co. Law offices has received fees from Pimi Israel (as legal fees), NIS 198,260 (US$ 51,496), NIS 155,599 (US$ 43,438) and NIS 95,062 (US$25,486), in 2012, 2011 and 2010, respectively.

See also Note 9H.

NOTE 16 - SUBSEQUENT EVENTS

A.	See Note 8.

B.	On March 13, 2013, An individual was granted 48,000 options for 48,000 shares of Common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is US$ 1.00.

=============================

===============

F-35

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

Condensed Consolidated Interim Financial Statements

as of September 30, 2013 (Unaudited)

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

Condensed Consolidated Financial Statements

as of September 30, 2013 (Unaudited)

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	US dollars (except share data)
	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	3,461	33,484
Accounts receivable	73,042	138,040
Other current assets	32,781	29,409
Total current assets	109,284	200,933

Property and Equipment, Net	36,279	25,633

Funds in Respect of Employee Rights Upon Retirement	100,169	86,270

Total assets	245,732	312,836

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Credit from banking institutions	42,498	-
Accounts payable:
Trade	71,122	141,078
Other	429,820	212,854
Convertible Bonds	272,220	187,177
Total current liabilities	815,660	541,109

Series A Convertible Preferred Stock	-	571,225

Liability for Employee Rights Upon Retirement	100,627	86,704

Total liabilities	916,287	1,199,038

Stockholders’ Deficit

Common stocks of US$ 0.01 par value ("Common stocks"):
30,000,000 shares authorized as of September 30, 2013 and December 31, 2012; issued and outstanding 9,336,087 shares and 8,553,587 shares as of September 30, 2013 and December 31, 2012, respectively	93,360	85,535

Preferred stocks of US$ 0.01 par value ("Preferred stocks"):
600,000 shares authorized as of September 30, 2013 and December 31, 2012; issued and outstanding 0 shares as of September 30, 2013 and December 31, 2012	-	-
Additional paid in capital	4,716,195	4,100,695
Accumulated other comprehensive loss	(82,140)	(65,015)
Deficit accumulated during the development stage	(5,397,970)	(5,007,417)
Total stockholders' deficit	(670,555)	(886,202)
Total liabilities and stockholders’ deficit	245,732	312,836

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED STAT EMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	US dollars (except share data)
	Nine month period ended September 30,		Three month period ended September 30,		Cumulative period from January 14, 2004 (date of inception) through September 30,
	2013	2012	2013	2012	2013(*)
	(unaudited)		(unaudited)		(unaudited)
Revenues from sales of products	246,605	172,949	64,541	44,654	1,601,886
Research and development expenses	(482,585)	(474,309)	(170,127)	(143,676)	(4,722,471)
General and administrative expenses, net	(131,218)	(214,756)	(57,277)	(45,822)	(1,957,075)
Operating loss	(367,198)	(516,116)	(162,863)	(144,844)	(5,077,660)
Financing expenses, net	(23,355)	(45,041)	(3,421)	(13,436)	(239,976)
Loss from continuing operations	(390,553)	(561,157)	(166,284)	(158,280)	(5,317,636)
Loss from discontinued operation, net	-	-	-	-	(80,334)
Loss for the period	(390,553)	(561,157)	(166,284)	(158,280)	(5,397,970)
Other comprehensive loss:
Foreign currency translation adjustments	(17,125)	(757)	(10,694)	(599)	(84,140)
Comprehensive loss for the period	(407,678)	(561,914)	(176,978)	(158,879)	(5,482,110)

Loss per share (basic and diluted) (Note 4)	(0.04)	(0.07)	(0.04)	(0.02)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)
January 14, 2004 (date of inception)	-	-	-	-	-	-	-
120,000 common stock issued for cash of US$ 0.002 per share	120,000	1,200	(932)	-	-	-	268
Balance as of December 31, 2004	120,000	1,200	(932)	-	-	-	268

Loss for the year	-	-	-	-	-	(223,285)	(223,285)
Other comprehensive (loss) income	-	-	-	5,989	-	-	5,989
Receipts on account of shares	-	-	-	-	100,000	-	100,000
Balance as of December 31, 2005	120,000	1,200	(932)	5,989	100,000	(223,285)	(117,028)

Loss for the year	-	-	-	-	-	(831,415)	(831,415)
Other comprehensive (loss) income	-	-	-	(12,748)	-	-	(12,748)
Issuance of 25,200 common stock for cash of US$ 7.50 per share on January 2, 2006	25,200	252	188,748	-	(100,000)	-	89,000
Issuance of 24,000 common stock for cash of US$ 7.56 per share on July 19, 2006	24,000	240	181,293	-	-	-	181,533
Issuance of 72,000 common stock for cash of US$ 7.53 per share on December 28, 2006	72,000	720	541,600	-	-	-	542,320
Issuance of 1,688 common stock for cash of US$ 8.33 per share on December 28, 2006	1,688	17	14,043	-	-	-	14,060
Receipts on account of shares	-	-	-	-	33,644	-	33,644
Balance as of December 31, 2006	242,888	2,429	924,752	(6,759)	33,644	(1,054,700)	(100,634)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(341,453)	(341,453)
Other comprehensive (loss) income	-	-	-	(23,206)	-	-	(23,206)
Issuance of 8,708 common stock for cash of US$ 2.37 per share, 30,006 common stock for cash of US$ 3.28 per share, 7,754 common stock for cash of US$ 0.0025 per share and 591 common stock for cash of US$ 3.45 per share in April 2007	47,059	471	119,375	-	(33,644)	-	86,202
Issuance of 6,937 common stock for cash of US$ 4.10 per share in June 2007	6,937	69	28,339	-	-	-	28,408
Issuance of 747,390 common stock for cash of US$ 0.078 per share in July 2007	747,390	7,474	51,061	-	-	-	58,535
Issuance of 996,520 common stock for cash of US$ 0.024 per share in August 2007	996,520	9,965	14,007	-	-	-	23,972
Issuance of 996,520 common stock for cash of US$ 0.024 per share in November 2007	996,520	9,965	15,212	-	-	-	25,177
Issuance of 996,520 common stock for cash of US$ 0.0026 per share in December 2007	996,520	9,965	(7,405)	-	-	-	2,560
Receipts on account of shares	-	-	-	-	100,000	-	100,000
Balance as of December 31, 2007	4,033,834	40,338	1,145,341	(29,965)	100,000	(1,396,153)	(140,439)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(602,994)	(602,994)
Other comprehensive (loss) income	-	-	-	109	-	-	109
Issuance of 716,589 common stock for cash of US$ 0.041 per share in February 2008	716,589	7,166	22,370	-	-	-	29,536
Issuance of 235,334 common stock for cash of US$ 0.72 per share in February 2008	235,334	2,353	166,600	-	(100,000)	-	68,953
Issuance of 291,515 common stock for cash of US$ 0.69 per share in June 2008	291,515	2,915	197,085	-	-	-	200,000
Issuance of 310,382 common stock for cash of US$ 0.71 per share in September 2008	310,382	3,104	216,161	-	-	-	219,265
Issuance of 444,004 common stock for cash of US$ 0.74 per share in November 2008	444,004	4,440	323,548	-	-	-	327,988
Stock based compensation	-	-	43,767	-	-	-	43,767
Balance as of December 31, 2008	6,031,658	60,316	2,114,872	(29,856)	-	(1,999,147)	146,185

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(1,076,624)	(1,076,624)
Other comprehensive (loss) income	-	-	-	(11,810)	-	-	(11,810)
Issuance of 26,399 common stock for cash of US$ 1.33 per share in January 2009	26,399	264	34,721	-	-	-	34,985
Issuance of 3,373 common stock for cash of US$ 1.33 per share in March 2009	3,373	34	24,966	-	-	-	25,000
Issuance of 201,972 common stock for cash of US$ 0.73 per share in March 2009	201,972	2,020	122,980	-	-	-	125,000
Issuance of 45,328 common stock for cash of US$ 1.32 per share in March 2009	45,328	453	59,547	-	-	-	60,000
Issuance of 4,459 common stock for cash of US$ 1.32 per share in April 2009	4,459	45	5,516	-	-	-	5,561
Issuance of 45,328 common stock for cash of US$ 1.32 per share in June 2009	45,328	453	59,547	-	-	-	60,000
Issuance of 40,000 common stock for cash of US$ 1.35 per share in June 2009	40,000	400	53,600	-	-	-	54,000
Issuance of 20,000 common stock for cash of US$ 1.35 per share in August 2009	20,000	200	26,800	-	-	-	27,000
Issuance of 20,000 common stock for cash of US$ 1.35 per share in September 2009	20,000	200	26,800	-	-	-	27,000
Issuance of 35,000 common stock for cash of US$ 1.35 per share in October 2009	35,000	350	46,900	-	-	-	47,250
Issuance of 45,330 common stock for cash of US$ 1.32 per share in October 2009	45,330	453	59,547	-	-	-	60,000
Issuance of 54,263 common stock for cash of US$ 1.35 per share in November 2009	54,263	542	68,193	-	-	-	68,735
Stock based compensation	-	-	91,077	-	-	-	91,077
Balance as of December 31, 2009	6,573,110	65,730	2,795,066	(41,666)	-	(3,075,771)	(256,641)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(629,038)	(629,038)
Other comprehensive (loss) income	-	-	-	(28,216)	-	-	(28,216)
Issuance of 3,225 common stock for cash of US$ 1.55 per share in February 2010	3,225	32	4,968	-	-	-	5,000
Issuance of 35,000 common stock for cash of US$ 1.35 per share in February 2010	35,000	350	46,900	-	-	-	47,250
Issuance of common stock and warrants, net of issuance costs in August 2010	385,108	3,851	197,215	-	-	-	201,066
Issuance of 134,121 common stock for cash of US$ 0.6 per share in December 2010	134,121	1,341	76,118	-	-	-	77,459
Amounts attributed to detachable warrants issued in connection with convertible bonds	-	-	41,208	-	-	-	41,208
Beneficial conversion feature on convertible bonds	-	-	41,207	-	-	-	41,207
Stock based compensation	30,000	300	82,046	-	-	-	82,346
Balance as of December 31, 2010	7,160,564	71,604	3,284,728	(69,882)	-	(3,704,809)	(418,359)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Loss for the year	-	-	-	-	-	(606,866)	(606,866)
Other comprehensive (loss) income	-	-	-	8,114	-	-	8,114
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in January 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in February 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 250,000 common stock and warrants for cash of US$ 0.8 per share in March 2011	250,000	2,500	197,500	-	-	-	200,000
Issuance of 368,750 common stock and warrants for cash of US$ 0.8 per share in April 2011	368,750	3,688	291,312	-	-	-	295,000
Issuance of 125,000 common stock and warrants for cash of US$ 0.8 per share in May 2011	125,000	1,250	98,750	-	-	-	100,000
Issuance of 12,500 common stock and warrants for cash of US$ 0.8 per share in September 2011	12,500	125	9,875	-	-	-	10,000
Issuance of 62,500 common stock and warrants, and payment of US$ 50,000 in cash as equity issuance costs (see Note 10O)	62,500	625	(50,625)	-	-	-	(50,000)
Exercise of options	311,773	3,118	-	-	-	-	3,118
Stock based compensation	-	-	25,986				25,986
Balance as of December 31, 2011	8,541,087	85,410	4,055,026	(61,768)	-	(4,311,675)	(233,007)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (*) (cont.)

	US Dollars (except share data)
	Common stock					Deficit
	Number of shares	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Receipts on account of shares	accumulated during the development stage	Total stockholders equity (deficit)

Balance as of January 1, 2012	8,541,087	85,410	4,055,026	(61,768)	-	(4,311,675)	(233,007)
Loss for the year	-	-	-	-	-	(695,742)	(695,742)
Other comprehensive loss	-	-	-	(3,247)	-	-	(3,247)
Issuance of 12,500 common stock and warrants for cash of US$ 0.8 per share in March 2012	12,500	125	9,875	-	-	-	10,000
Stock based compensation	-	-	35,794	-	-	-	35,794
Balance as of December 31, 2012	8,553,587	85,535	4,100,695	(65,015)	-	(5,007,417)	(886,202)

Loss for the period	-	-	-	-		(390,553)	(390,553)
Other comprehensive loss	-	-	-	(17,125)	-	-	(17,125)
Conversion of Series A convertible preferred stock into common shares (**)	782,500	7,825	563,400	-	-	-	571,225
Amounts attributed to detachable warrants issued in connection with convertible bonds	-	-	15,518	-	-	-	15,518
Stock based compensation	-	-	36,582	-	-	-	36,582
Balance as of September 30, 2013 (unaudited)	9,336,087	93,360	4,716,195	(82,140)	-	(5,397,970)	(670,555)

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

(**)	See Note 3A.

The accompanying capital notes are an integral part of the consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	US dollars
	Nine month period ended September 30,		Cumulative period from January 14, 2004 (date of inception) through September 30,
	2013	2012	2013(*)
	(unaudited)		(unaudited)
Cash flows from operating activities:
Loss for the period	(390,553)	(561,157)	(5,397,970)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Depreciation	6,072	5,537	53,125
Increase in liability for employee rights upon retirement	8,863	8,348	93,058
Stock based compensation	36,582	559	315,552
Interest on convertible bonds	4,800	9,601	108,047
Interest on stockholders loans	-	-	(2,409)
Issuance costs of convertible preferred stock	-	62,600	62,600
Change in fair value of convertible preferred stock	-	(54,775)	(54,775)

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	70,617	133,660	(70,208)
Increase in other current assets	(1,693)	(40,028)	(125,398)
Decrease (increase) in accounts payable – trade	(75,453)	(30,937)	60,690
Decrease (increase) in accounts payable – other	199,434	(15,719)	444,901
Net cash used in operating activities generated from continuing operations	(141,331)	(482,311)	(4,512,787)
Net cash provided from operating activities generated from discontinued operations	-	-	80,334
Net cash used in operating activities	(141,331)	(482,311)	(4,432,453)

Cash flows from investment activities:
Increase in funds in respect of employee rights upon retirement	(8,863)	(9,537)	(91,673)
Purchase of property and equipment	(15,040)	(4,853)	(84,270)
Net cash used in investment activities	(23,903)	(14,390)	(175,943)

Cash flows from financing activities:
Credit from banking institution	41,310	-	38,695
Issuance of convertible preferred stock, net	-	563,400	563,400
Proceeds from issuance of common stock and warrants	-	10,000	3,319,267
Payment on account of shares	-	-	233,644
Proceeds from issuance of convertible bonds and warrants, net	93,900	-	253,708
Proceeds from loans from stockholders	-	-	194,083
Net cash provided by financing activities	135,210	573,400	4,602,797
Effect of exchange rate changes on cash and cash equivalents	1	(6,292)	9,060
Increase in cash and cash equivalents	(30,023)	70,407	3,461
Cash and cash equivalents at beginning of the period	33,484	22,446	-
Cash and cash equivalents at end of the period	3,461	92,853	3,461

Supplementary information on financing activities not involving cash flows:

On March 9, 2013, all issued and outstanding shares of Series A Preferred Stock in an amount of US$ 571,225, have been automatically converted into Common Stock.

(*)	As described in Note 1A, the financial statements were retroactively restated to reflect the historical financial statements of the subsidiary Pimi Agro Cleantech Ltd., which was acquired by the Company from its stockholders on April 27, 2009.

The accompanying capital notes are an integral part of the consolidated financial statements.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	- GENERAL

A.	Pimi Agro Cleantech, Inc. (the "Company") was incorporated on April 1, 2009, under the laws of the State of Delaware. On April 27, 2009, the Company acquired from its stockholders all of the issued and outstanding shares of Pimi Agro Cleantech Ltd. (hereinafter: "Pimi Israel"), including preferred and ordinary shares. As a consideration for the transaction, the Company issued its stockholders an equal number of its common stock (6,313,589 shares). As a result of the acquisition, Pimi Israel became a wholly-owned subsidiary of the Company. The transaction involved companies under common control, and accordingly, the acquisition has been accounted for at historical cost in a manner similar to a pooling of interests. On this basis, the stockholders’ equity has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for the acquisition of Pimi Israel as if such shares were issued at the dates they were issued by Pimi Israel to its stockholders on the basis of 1 common stock for each 1 preferred share or 1 ordinary share of Pimi Israel. The historical financial statements prior to April 27, 2009 were retroactively restated to reflect the activities of Pimi Israel.

Pimi Israel was incorporated in 2004 and commenced its operations in 2005. Pimi Israel develops, produces and markets products for improving the quality and extending the shelf-life of fruits and vegetables. Since its inception, Pimi Israel has devoted substantially all of its efforts to business planning, research and development and raising capital, and has not yet generated significant revenues. Accordingly, Pimi Israel and the Company (collectively, the "Group") are considered to be in the development stage as defined in FASB Accounting Standards Codification (ASC) Topic 915, "Development Stage Entities".

In February 2010, the Company's common stock began quotation on the OTC Bulletin Board under the symbol "PIMZ.OB".

B.	Going concern uncertainty

Since its incorporation (April 1, 2009), the Company has not had any operations other than those carried out by Pimi Israel. The development and commercialization of Pimi Israel's products will require substantial expenditures. Pimi Israel and the Company have not yet generated sufficient revenues from their operations to fund the Group activities, and are therefore dependent upon external sources for financing their operations. There can be no assurance that Pimi Israel and the Company will succeed in obtaining the necessary financing to continue their operations. Since inception, the Company (and Pimi Israel) has incurred accumulated losses of US$ 5,397,970 and cumulative negative operating cash flow of US$ 4,432,453 and as of September 30, 2013, the stockholders deficit is US$ 670,555.

The Company will need to secure additional capital in the future in order to meet its anticipated liquidity needs, primarily through the sale of additional Common Stock or other equity securities and/or debt financing. Funds from these sources may not be available to the Company on acceptable terms, if at all, and the Company cannot give assurance that it will be successful in securing such additional capital.

Furthermore, the Company focuses its solutions towards vegetables and fruits which are considered the largest in terms of worldwide consumption. Among other things, the Company tries to cooperate with major fruit packing houses in Israel and abroad.

These factors raise substantial doubt about Pimi Israel and the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 1	- GENERAL (cont.)

C.	Risk factors

The Company and Pimi Israel (collectively, the "Group") have a limited operating history and face a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Group's products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Group's future results.

In addition, the Group expects to continue incurring significant operating costs and losses in connection with the development of its products and increased marketing efforts.

As mentioned above, the Group has not yet generated significant revenues from its operations to fund its activities, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

D.	Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

As applicable to these consolidated financial statements, the most significant estimates and assumptions relate to the going concern assumption.

NOTE 2	- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments necessary (consisting of normal recurring adjustments) for a fair presentation of the Company’s financial position at September 30, 2013 and the results of its operations and cash flow for the nine and three month periods then ended.

The unaudited condensed interim financial statements were prepared on a basis consistent with the Company’s annual financial statements on Form 10-K for the year ended December 31, 2012. Results of operations for the nine and three month periods ended September 30, 2013 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2013.

The consolidated balance sheet as of December 31, 2012 was derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. For further information, including a discussion of the significant accounting policies and estimates, refer to the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 2	- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

B.	Fair value of financial instruments

ASC Topic 825-10, "Financial Instruments" defines financial instruments and requires disclosure of the fair value of financial instruments held or issued by the Company. The Company considers the carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and other current liabilities balances (including the convertible bonds), to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

C.	Recently issued accounting pronouncements

1.	ASC Topic 220, "Comprehensive Income"

Effective January 1, 2013, the Company adopted Accounting Standard Update No. 2013-02 “Comprehensive Income (Topic 220) “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” (ASU 2013-02). ASU 2013-02 requires an entity to provide information about amounts reclassified out of accumulated other comprehensive income.

According to ASU 2013-02, significant items that are required under U.S. GAAP to be reclassified to net income in their entirety shall be presented by the respective line items of net income either on the face of the financial statements or in the footnotes. Items that are not required under U.S. GAAP to be reclassified to net income in their entirety, will be required to be cross-referenced to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The standard became effective, prospectively, for interim and annual periods beginning after December 15, 2012.

The adoption of ASU 2013-02 did not have a material impact on the financial position or results of operations of the Company.

2.	ASC Topic 210, “Balance Sheet”

Effective January 1, 2013, the Company adopted Accounting Standard Update (ASU) 2011-11, “Balance Sheet (Topic 210) - Disclosures about Offsetting Assets and Liabilities” (ASU 2011-11). ASU 2011-11 enhances disclosures about financial instruments and derivative instruments that are either offset in accordance with the Accounting Standards Codification or are subject to an enforceable master netting arrangement or similar agreement.

The amended guidance became effective, in a retrospective manner to all comparative periods presented, for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

The adoption of ASU 2011-11 did not have a material impact on the financial position or results of operations of the Company.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 3	- EVENTS DURING THE REPORTING PERIOD

A.	On March 9, 2013, 62,600 issued and outstanding shares of Series A Preferred Stock have been automatically converted into the Common Stock and cancelled, thereby, 782,500 shares of the Company’s Common Stock have been issued to the former holders of Series A Preferred Stock.

B.	On March 13, 2013, Mr. Shorrer, one of the directors, was granted 48,000 options for 48,000 shares of Common stock to be vested over 12 quarters, 4,000 options each quarter, commencing on March 1, 2013. The exercise price per each common stock share is US$ 1.00.

The fair value of options granted in March 2013, was estimated at the dates of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

Dividend yield (%)	0
Expected volatility (%) (*)	50
Risk free interest rate (%) (**)	3
Expected term of options (years) (***)	6
Exercise price (US dollars)	1
Share price (US dollars)	0.73
Fair value (US dollars)	0.19

(*)	Due to the very limited volume of trade of the Company's shares, the expected volatility was based on the historic volatility of public companies which operate in the same industry sector (agricultural chemical industry).
(**)	The risk free interest rate represents the risk free rate of US$ zero – coupon US Government Bonds.

(***)	Due to the fact that the Company did not have sufficient historical exercise data, the expected term was determined based on the "simplified method" in accordance with Staff Accounting Bulletin No. 110.

The total fair value estimation of the non-cash compensation of this grant was approximately US$ 5,306.

C.	In May 2013, the Company issued convertible notes totaling approximately $94,000 to finance their short-term operations. The loans bear interest at 10% and were issued to seven (7) of Pimi's shareholders, including two controlling shareholders (Alon Carmel; and, Omdan Consulting and Instructing Ltd., a company owned by Mr. Eitan Shmueli and his wife Mrs. Vivy Shmueli). Each note is secured by Pimi Israel’s guarantee and a pledge on Pimi Israel’s patents in Israel and the U.S. The notes are repayable on the earlier to occur of: (i) a raise of $1 million financing or (ii) 6 months following the effective date. Each lender is entitled to convert the unpaid principal and the interest accrued into shares of the Company's common stock, at a conversion price of $1.00 per share. In addition, for each dollar, each lender received a two years warrant to purchase a share of the Company's common stock, at an exercise price of $1.00 per share. The total consideration received in the issuance was allocated to the convertible notes and detachable warrants based on their relative fair value.

The Company negotiates extension for additional 6 months of the convertible loans attained by it from its shareholders and due to be paid in November 2013, in total principal amount of approximately $94,000 and the interest accrued thereon. As of the date hereof, the Company has obtained consents of owners of approximately $69,000 of principal amount of loans.

PIMI AGRO CLEANTECH, INC.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE 4	- LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period.

The net loss and the weighted average number of shares used in computing basic and diluted loss per share for the nine and three month periods ended September 30, 2013 and 2012, respectively, are as follows:

	US dollars		US dollars
	Nine month period ended September 30,		Three month period ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss used for the computation of loss per share	390,553	561,157	166,284	158,280

	Number of shares		Number of shares
	Nine month period ended September 30,		Three month period ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Weighted average number of shares used in the computation of basic and diluted earnings per share	9.147,707	8,545,948	9,336,087	8,553,587

Total weighted average number of ordinary shares to be issued upon the exercise of outstanding options ,warrants and issued upon conversion of the convertible preferred stock were excluded from the calculations of diluted loss per share (*)	754,475	721,419	566,095	922,798

(*)	The effect of the inclusion of options, convertible bonds and convertible preferred stock for all reported periods was anti-dilutive.

Units

Common Stock

Warrants

PROSPECTUS

Sandlapper Securities LLC

     , 2014

Through and including [        ], 2014 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This obligation is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$644.00
FINRA filing fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Miscellaneous Expenses	*
Total	*

+ - Previously paid

* - To be provided by amendment

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), as the same may be amended and supplemented, indemnify any and all of our directors and officers. Section 145 of the GCL provides, inter alia, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act.

In May 2013, the Company issued convertible notes totaling approximately $94,000 to finance their short-term operations. The loans bear interest at 10% and were issued to seven (7) of Pimi's shareholders, including two controlling shareholders (Alon Carmel; and, Omdan Consulting and Instructing Ltd., the company owned by Mr. Eitan Shmueli and his wife Mrs. Vivy Shmueli). Each debenture is secured by Pimi Israel’s guarantee and a pledge on Pimi Israel’s patents in Israel and the U.S. The loans are repayable on the earlier to occur of: (i) a raise of $1 million financing or (ii) 6 months following the effective date. Each lender is entitled to convert the unpaid principal and the interest accrued into shares of the Company's common stock, at a conversion price of $1.00 per share. In addition, for each dollar lent, each lender received a two-year warrant to purchase a share of the Company's common stock, at an exercise price of $1.00 per share.

On March 9, 2013, all shares of our Series A Preferred Stock were automatically converted into the Common Stock and canceled; thereby, 782,500 shares of our Company’s Common Stock have been allocated and issued to former holders of Series A Preferred Stock.

On December 23, 2012, Pimi issued to Umidan Inc., an entity owned by Mr. Uri Sheinbaum, a warrant to purchase 56,250 shares of Pimi’s common stock with an exercise price of $0.80, exercisable until April 11, 2014, in consideration for its services rendered to Pimi.

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On March 9, 2012 Pimi closed a private placement in the aggregate amount of $626,000 (the “Private Offering”). The Company issued 62,600 shares of Series A Preferred Stock, par value $0.01 at a purchase price of $10.00 per share to 19 accredited investors and 19 non-accredited investors. Financial West Group, a FINRA registered broker dealer, served as placement agent in connection with the Private Offering. The holders of shares of Series A Preferred Stock shall be entitled to receive dividend cash payments of 9% per annum, payable in quarterly installments, and subject to conversion. Upon the closing of the Company's next round of financing, provided such closing occurs within twelve (12) months following the execution of the Closing in which Subscribers receive the Series A Preferred Stock, and further subject to minimum proceeds of $2,000,000 being raised in such investment (the "Next Round of Financing"), the Series A Preferred Stock shall automatically be converted into fully paid, non-assessable shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”). In the event that the closing of the Next Round of Financing has not occurred by November 30, 2012, each share of Series A Preferred Stock shall automatically be converted into fully paid, non-assessable shares of Common Stock, reflecting value of $0.80 per Common Stock share. Notwithstanding, the holders of Series A Preferred Stock shall be entitled to convert each share of the Series A Preferred Stock into fully paid, non-assessable share of Common Stock, at a price of $0.80 per share. Initially, all and any shares of Series A Preferred Stock should have been automatically converted into the Common Stock and canceled on November 30, 2012; further, we have agreed with the holders of the Series A Preferred Stock to postpone the automatic conversion date until March 9, 2013.

On March 8, 2012 the company entered into a subscription agreement with one individual residing in Israel for the total sum of $ 10,000 at a purchase price of $0.80 per share, and issued to this investor 12,500 shares of its Common Stock. For each share of Common Stock purchased, the investor or a third party on his behalf received a warrant with an exercise price of $0.80, exercisable until March 2, 2014.

On March 2, 2011 the Company entered into subscription agreements with 4 individuals residing in Israel for the total sum of $100,000 at a purchase price of $0.80 per share, and issued to the investors 125,000 shares of its Common Stock. For each share of Common Stock purchased, the investors received a warrant with an exercise price of $0.80, exercisable until March 2, 2013.

On January 24, 2011, the Company entered into an agreement with an individual residing in Israel and Israeli private investment company. Pursuant to this agreement, the investor invested a total aggregate sum of US $500,000, at a purchase price of $0.80 per share, and the Company issued to the investor 625,000 shares of its Common Stock. For each share of Common Stock purchased, the investor received a warrant with an exercise price of $0.80, exercisable until December 31, 2012. The Company extended this warrant until December 31, 2013. In the event the investor invests and/or causes to investment of additional $50,000, the Company shall extend this warrant until December 31, 2014.

On December 30, 2010 we issued 70,000 shares of our Common Stock to Ashdor Assets Managements and Trusts Ltd, who holds the shares in trust for four attorneys in Eitan, Mehulal & Sadot Advocates and Patent Attorneys offices, including Advocate Eitan Shmueli, who is one of the major shareholders of our company through Omdan Consulting and Instructing Ltd (who purchased 50,771 shares) for the total sum of $42,000 ($0.6 per one share of common stock). On December 30, 2010 we further issued 34,013 shares of our Common Stock to Nir Ecology Ltd., one of our major shareholders for the sum of $20,408 ($0.6 per one share of common stock) which was paid by Nir Ecology. On the same date, we also issued 25,000 shares of our Common Stock to Mr. Alon Carmel, one of the major shareholders of the Company, for the sum of $15,000 ($0.6 per one share of common stock), which was paid by Mr. Carmel.

On December 28, 2010, the Company entered into a subscription agreement with Umidan Inc., an entity owned by Mr. Uri Sheinbaum, for the aggregate sum of $150,000, at a purchase price of $0.80 per share and issued to Umidan 187,500 shares of its Common Stock. For each share of Common Stock purchased, the investor received a warrant with an exercise price of $0.80, exercisable for a period of two years from the date of issuance. The Company extended a part of Umidan’s warrants until December 31, 2013 and the rest of them until March 1, 2014.

On August 24, 2010, the Company closed a private placement of 335,108 shares of its Common Stock and warrants to purchase 335,108 shares of its Common Stock with 11 investors (the “Investors”), who were existing shareholders of the Company, for aggregate gross proceeds of $201,066 pursuant to a Securities Purchase Agreement and Warrant Agreement. Each unit of the offering was offered at a purchase price of $0.60 per Unit, and consisted of one share of common stock and one warrant, exercisable at $0.90 for a period of two years.

All proceeds received were utilized for working capital purposes.

No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, the majority of which were accredited investors, business associates of Pimi or executive officers of Pimi, and transfer was restricted by Pimi in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations regarding the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

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ITEM 16 – EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

(a) EXHIBITS

Exhibit Number	Description
1.1	Form of Placement Agent Agreement between Pimi Agro Cleantech, Inc. and Sandlapper Securities, Inc.

3.1	Articles of Incorporation of Pimi Agro Cleantech Ltd. (incorporated by reference to the Company’s registration on Form S-1 filed with the Securities and Exchange Commission on May 5, 2009)

3.2	Change of Name Certificate of Pimi Agro Cleantech Ltd. (incorporated by reference to the Company’s registration on Form S-1 filed with the Securities and Exchange Commission on May 5, 2009)

3.3	Certificate of Incorporation of Pimi Agro Cleantech, Inc. (incorporated by reference to the Company’s registration on Form S-1 filed with the Securities and Exchange Commission on May 5, 2009)

3.4	By-laws of Pimi Agro Cleantech Ltd. (incorporated by reference to the Company’s registration on Form S-1 filed with the Securities and Exchange Commission on May 5, 2009)

5.1	Opinion of Foley Shechter LLP (To be filed by amendment)

10.2	Addendum to the Employment Agreement with Mr. Youval Saly dated October 29, 2008. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.3	Employment Agreement with Mr. Nimrod Ben Yehuda dated November 13, 2005. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.4	Addendum to the Employment Agreement with Mr. Nimrod Ben Yehuda dated November 15, 2006 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.5	Addendum to the Employment agreement with Mr. Nimrod Ben Yehuda dated April 28, 2009 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.6	Employment Agreement by and between Mr. Ami Sivan and Pimi Agro Cleantech Ltd. dated May 15, 2012 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2012)

10.7	Reserved

10.8	Employment Agreement by and between Mr. Avi Lifshitz and Pimi Agro Cleantech Ltd. dated November 19, 2008 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.9	Pimi Agro Cleantech Ltd. 2008 Share Option Plan and option Agreements with: Mr. Youval Saly, Mr. Avi Lifshitz, Mr. Avi Levi, Mr. Doron Shorrer, Prof. Avi Nachmias, Prof. Ilan Chet. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.10	Agreement between Machteshim Chemical Works Ltd. and Nir Ecology Ltd. dated July 12, 2004. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.11	Agreement between Nir Ecology Ltd. and Pimi Agro Cleantech Ltd both dated November 11, 2005 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

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10.12	Agreement between Nir Ecology Ltd. and Pimi Agro Cleantech Ltd both dated November 11, 2005 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.13	Investment Agreement between Mr. Ben Yehuda, Omdan Consulting and Instruction Ltd., Mr. Carmel and JNS Capital LLC dated November 13, 2005. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on August 3, 2009)

10.14	Addendum to the Investment Agreement between Mr. Ben Yehuda, Omdan Consulting and Instruction Ltd., Mr. Carmel and JNS Capital LLC dated November 15, 2006 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.15	Overseas Market Development Consultancy Agreement by and between Pimi Agro Cleantech Ltd. and The Center for Potato Research in a Warm Climate dated January 9, 2008. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.16	MOU between Pimi Agro Cleantech LTD. and Omnivent Techniek BV dated May 19, 2008. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.17	Agreement for Services by and between Wagner Regulatory Associates, Inc. Pimi Agro Cleantech Ltd. dated September 21, 2008 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.18	Tenancy Agreement between Kibbutz Alonim and Pimi Agro Cleantech Ltd dated December 30, 2008. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.19	Agreement between Redebel S.A. and Pimi Cleantech Ltd. (Registration Assistance Agreement) dated December 23, 2008. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.20	Agreement by and between Omex Agriculture Ltd. and Pimi Agro Cleantech Ltd. dated January 11, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)*

10.21	Letter of Intent Agreement by and between VegiSafe LLC and Pimi Agro Cleantech Ltd. dated January 20, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on August 3, 2009)

10.22	Term Sheet with Earthbound LLC dated January 20, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.23	Voting Agreement between Alon Carmel, Omdan Consulting, and Instruction Ltd and Nir Ecology dated February 24, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.24	Addendum to the Voting Agreement of February 24, 2009 dated April 23, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.25	Share Exchange Agreement between Pimi Agro Cleantech Inc., Pimi Agro Cleantech Ltd. and the Shareholders of Pimi Agro Cleantech Ltd., dated April 27, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.26	Pimi Agro Cleantech, Inc. 2009 Stock Incentive Plan. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.27	Warrant issued by Pimi Agro Cleantech, Inc. to Earthbound LLC dated May 3, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.28	Amendment to Warrant issued by Pimi Agro Cleantech, Inc. to Earthbound LLC dated June 7, 2009. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.29	Amendment to Warrant issued by Pimi Agro Cleantech, Inc. to Earthbound LLC dated July 29, 2009 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on August 3, 2009).

50

10.30	Stock Purchase Agreement by and between Pimi Agro Cleantech, Inc. and Ehud Nahum dated June 4, 2009 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.31	Stock Purchase Agreement by and between Pimi Agro Cleantech, Inc. and Yuval Nahum dated June 4, 2009 (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

10.32	Financial Advisory Agreement by and between Pimi Agro Cleantech, Inc. and Lampost Capital L.C., dated March 24, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 29, 2010)

10.33	Subscription Agreement by and between Pimi Agro Cleantech, Inc. and the subscribers thereto, dated April 15, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 21, 2010)

10.34	Stock Purchase Agreement dated August 24, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 30, 2010).

10.35	Warrant dated August 24, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 30, 2010).

10.36	Agreement dated December 28, 2010 by and between Pimi Agro Cleantech, Inc. and Mr. Uri Sheinbaum (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 4, 2011).

10.37	Subscription Agreement dated December 28, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 4, 2011).

10.38	Warrant dated December 28, 2010 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 4, 2011).

10.39	Securities Purchase Agreement dated January 25, 2011 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2011).

10.40	Warrant dated January 25, 2011 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2011).

10.41	Addendum No 1 to Letter of Intent dated January 20, 2009, between Pimi Agro Cleantech Inc, and Vegisafe LLC. (incorporated by reference to the Company’s Form 10-K filed with the Securities and Exchange Commission on April 12, 2011)

10.42	Subscription Agreement by and between Pimi Agro Cleantech, Inc. and the subscribers thereto, dated March 9, 2012 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 12, 2012)

10.43	Addendum to Agreement dated December 28, 2010 by and between Pimi Agro Cleantech, Inc. and Mr. Uri Sheinbaum (item 10.36) (incorporated by reference to the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 8, 2013)

10.44	Form of Securities Purchase Agreement (To be filed by amendment)

10.45	Warrant Agreement between Pimi Agro Cleantech, Inc. and Action Stock Transfer & Trust Corporation (Filed herewith)

10.46	Form of Warrant (Filed herewith)

51

21.1	List of Subsidiaries (Filed herewith)

23.1	Consent of Fahn Kahne & Co. (Filed herewith)

23.2	Consent of Foley Shechter LLP (contained in the opinion filed as Exhibit 5.1)

99.2	Approval of Office of the Chief Scientist, Ministry of Industry, Trade and Labor, State of Israel, dated April 11, 2007. (incorporated by reference to the Company’s registration on Form S-1/A filed with the Securities and Exchange Commission on July 2, 2009)

99.2	Approval of Office of the Chief Scientist, Ministry of Industry, Trade and Labor, State of Israel, dated November 12, 2007. (incorporated by reference to the Company’s registration on Form S-1 filed with the Securities and Exchange Commission on May 5, 2009)

*Portions of exhibit 10.20 have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 3, 2014.

PIMI AGRO CLEANTECH, INC.

/s/ Ami Sivan	Chief Executive Officer	January 3, 2014
(Principal Executive Officer)

/s/ Avi Lifshitz	Chief Financial Officer	January 3, 2014
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints each of Ami Sivan and Avi Lifshitz his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ami Sivan	Chief Executive Officer	January 3, 2014
(Principal Executive Officer)

/s/ Avi Lifshitz	Chief Financial Officer	January 3, 2014
(Principal Financial and Accounting Officer)

/s/ Alon Carmel	Chairman of the Board of Directors	January 3, 2014

/s/ Nimrod Ben Yehuda	Director	January 3, 2014

/s/Doron Shorrer	Director	January 3, 2014

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